                                                      RULE NO. 424(b)(5)
                                                      REGISTRATION NO. 333-4554

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 17, 1997)
J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.

Depositor

$352,039,000

Mortgage Pass-Through Certificates, Series 1997-C4

The Series 1997-C4 Mortgage Pass-Through Certificates (the "Certificates") will include the following eight classes of Certificates, designated as the Class
A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class X Certificates (the "Offered Certificates"). In addition to the Offered Certificates, the Certificates will also include the Class F, Class G, Class
NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby.
                                              (Continued on the following page.)

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS SUPPLEMENT" HEREIN AND AFTER THE SECTION CAPTIONED "SUMMARY OF PROSPECTUS" IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATES.

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PRIMARY SERVICERS, J.P. MORGAN & CO. INCORPORATED, THE TRUSTEE, THE UNDERWRITER OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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          INITIAL
          CLASS BALANCE  PASS-THROUGH RATE (1)
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Class A1  $40,000,000    6.939%
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Class A2  $100,124,000   7.323%
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Class A3  $138,659,000   7.535%
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Class B   $24,419,000    Weighted Average Pass-Through Rate
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Class C   $22,384,000    Weighted Average Pass-Through Rate
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Class D   $20,349,000    Weighted Average Pass-Through Rate
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Class E   $6,104,000     Weighted Average Pass-Through Rate
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Class X   $0             Weighted Average Pass-Through Rate(2)(3)
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(1) In addition to distributions of interest and/or principal, holders of the Certificates will be entitled to receive a portion of any Prepayment Premiums as described herein.
(2) Based on the Notional Amount as described herein.
(3) The Pass-Through Rate for the Class X Certificates will be equal to the weighted average of the Remittance Rates (as defined herein) on the Mortgage Loans minus the weighted average of the Pass-Through Rates on all other classes of Certificates.

There is currently no secondary market for the Offered Certificates. J.P. Morgan Securities Inc. (the "Underwriter") currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Plan of Distribution" herein.

The Offered Certificates will be purchased by the Underwriter in the manner described under "Plan of Distribution," from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be 100% of the initial aggregate principal balance thereof as of February 1, 1997 (the "Cut-off Date") plus accrued interest from the Cut-off Date. The Underwriter will pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates.

The Offered Certificates are offered by the Underwriter when, as and if issued and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, Societe Anonyme and the Euroclear System on or about February 6, 1997, against payment therefor in immediately available funds.

J.P. MORGAN & CO.

January 24, 1997

(Continued from the preceding page.)

  The Certificates will represent in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") to be established by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of fixed rate mortgage loans and a 31.3423765% participation interest (the "Crown Participation") in the fixed rate Crown Hotel Notes (as defined herein) with original terms to maturity of not more than 300 months (such mortgage loans and the Crown Participation are referred to collectively herein as the "Mortgage Loans") secured by first liens on fee simple or leasehold interests in multifamily, retail, hotel, nursing home, office and other commercial properties. The Mortgage Loans were originated by several institutions identified herein (collectively, the "Originators"), acquired by an affiliate of the Depositor (in the case of Mortgage Loans not originated by such affiliate) and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

  Distributions on the Certificates will be made, to the extent of available funds, on the 25th day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in March 1997 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest, if any, on the Offered Certificates on each Distribution Date will be based on the then applicable pass-through rate (the "Pass-Through Rate") and the Class Balance (as defined herein) (or the notional balance (the "Notional Amount") in the case of the Class X Certificates) outstanding immediately prior to such Distribution Date. The Pass-Through Rates applicable to the Class A1, Class A2 and Class A3 Certificates will be as set forth above. The Pass-Through Rates for the Class B, Class C, Class D, Class E and Class X Certificates will be variable and will be calculated as set forth herein. Distributions in respect of principal, if any, of the Certificates will be made as described herein under "Description of the Certificates --
 Distributions" and "-- Priority of Distributions".

  The Class A1, Class A2 and Class A3 Certificates will evidence approximately an initial 68.5% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 6.0% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 5.5% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 5.0% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 1.5% undivided interest in the Trust Fund.

  It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch Investors Service, L.P. ("Fitch"), "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch, "Aa2" by Moody's and "AA" by Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch, "A2" by Moody's and "A" by Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Fitch, "Baa2" by Moody's and "BBB" by Standard & Poor's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Fitch, "Baa3" by Moody's and "BBB-" by Standard & Poor's. It is a condition of the issuance of the Class X Certificates that they be rated not lower than "AAA" by Fitch. The ratings on the Class X Certificates do not address any prepayment or loss scenarios with respect to the Mortgage Loans or the likelihood of receipt of Prepayment Premiums. See "Rating" herein.

  Banc One Management and Consulting Corporation will act as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer") of the Mortgage Loans. The obligations of the Master Servicer and the Special Servicer with respect to the Certificates will be limited to their contractual servicing obligations and the obligation under certain circumstances to make P&I Advances (as defined herein) to the Certificateholders. See "Servicing." It is possible that the Special Servicer or one or more of its affiliates may purchase a portion of the Class NR Certificates.

  As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. The Certificates, other than the Class X, Class R-I, Class R-II and Class R-III Certificates, and each component of the Class X Certificates will constitute "regular interests" in the related REMIC and the Class R-I, Class R-II and Class R-III Certificates will constitute the sole class of "residual interest" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

(Continued from the preceding page.)

  The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Offered Certificates only under the limited circumstances described herein. See "Description of the Certificates -- Book-Entry Registration of the Offered Certificates" herein.

  THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. THE YIELD TO MATURITY ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), TO THE EXTENT THAT SUCH LOSSES ARE NOT COVERED BY ANY CLASS OF CERTIFICATES HAVING A LOWER PAYMENT PRIORITY, AS DESCRIBED HEREIN. THE YIELD TO INVESTORS ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS ON THE MORTGAGE LOANS. THE RATES OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS ON THE MORTGAGE LOANS MAY FLUCTUATE SIGNIFICANTLY OVER TIME. AN EXTREMELY RAPID RATE OF PREPAYMENTS, DEFAULTS AND LIQUIDATIONS ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS X CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENTS. SEE "SUMMARY -- SPECIAL PREPAYMENT CONSIDERATIONS" AND "-- SPECIAL YIELD CONSIDERATIONS", AND "CERTAIN YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, DATED JANUARY 17, 1997 AND ATTACHED HERETO. PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or the Underwriter. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to the date hereof.

  UNTIL APRIL 27, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement..........................................  S-1
Risk Factors.............................................................. S-15
Description of the Mortgage Pool.......................................... S-22
Description of the Certificates........................................... S-43
Certain Prepayment, Maturity and Yield Considerations..................... S-53
Servicing................................................................. S-58
Description of the Pooling and Servicing Agreement........................ S-62
Use of Proceeds........................................................... S-64
Certain Federal Income Tax Consequences................................... S-64
State Tax Considerations.................................................. S-66
ERISA Considerations...................................................... S-66
Legal Investment.......................................................... S-67
Plan of Distribution...................................................... S-68
Legal Matters............................................................. S-68
Rating.................................................................... S-68
Index of Principal Definitions............................................ S-70
Annex A: Certain Characteristics of the Mortgage Loans....................  A-1
Annex B: Form of Monthly Report...........................................  B-1
Annex C: Global Clearance, Settlement and Tax Documentation Procedures....  C-1

                                   PROSPECTUS

Prospectus Supplement.....................................................    3
Available Information.....................................................    3
Incorporation of Certain Information by Reference.........................    4
Summary of Prospectus.....................................................    5
Risk Factors..............................................................   13
Description of the Trust Funds............................................   20
Use of Proceeds...........................................................   26
Yield Considerations......................................................   26
The Depositor.............................................................   30
Description of the Certificates...........................................   30
Description of the Agreements.............................................   38
Description of Credit Support.............................................   53
Certain Legal Aspects of Mortgage Loans and the Leases....................   56
Certain Federal Income Tax Consequences...................................   71
State Tax Considerations..................................................   96
ERISA Considerations......................................................   96
Legal Investment..........................................................   98
Plan of Distribution......................................................   99
Legal Matters.............................................................  100
Financial Information.....................................................  100
Rating....................................................................  100
Index of Principal Definitions............................................  101

                        SUMMARY OF PROSPECTUS SUPPLEMENT

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Principal Definitions" herein and in the Prospectus.

Title of Certificates.......  Mortgage Pass-Through Certificates, Series 1997-
                              C4 (the "Certificates").

Depositor...................  J.P. Morgan Commercial Mortgage Finance Corp., a
                              Delaware corporation, an indirect wholly-owned limited purpose finance subsidiary of J.P. Morgan & Co. Incorporated and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Originators.................  31.32%, 20.54%, 14.12%, 11.43%, 11.31%, 6.72%,
                              2.00%, 1.69%, and 0.86% of the Mortgage Loans by outstanding principal balance as of the Cut-off Date (as defined herein) were originated, respectively, by: AMRESCO Capital Corporation, a Texas corporation; Banc One Commercial Loan Origination Corporation, an Ohio corporation; Home Savings of America, FSB, a federally chartered savings bank; John Hancock Real Estate Finance, Inc., a Delaware corporation; Morgan Guaranty Trust Company of New York, a New York banking corporation and an affiliate of the Depositor and the Underwriter ("MGT"); Norwest Bank Minnesota, National Association, a national association; Hanover Capital Mortgage Corporation, a Missouri corporation; Midlantic Bank, N.A., a national banking association; and First Union National Bank of North Carolina, a national banking association.

Master Servicer.............  Banc One Management and Consulting Corporation,
                              an Ohio corporation ("BOMCC"). See "Servicing --
                               The Master Servicer" herein.

Primary Servicers...........  The Primary Servicers are AMRESCO Management,
                              Inc., with respect to each Mortgage Loan originated by its affiliate, AMRESCO Capital Corporation, except for the Crown Hotel Notes; GMAC Commercial Mortgage Corporation ("GMACCM"), with respect to five of the Mortgage Loans representing 3.90% of the Mortgage Pool by aggregate principal balance as of the Cut-off Date; and BOMCC, with respect to all other Mortgage Loans. See "Servicing -- Primary Servicers" herein.

Special Servicer............  BOMCC (which serves as Master Servicer and as
                              Primary Servicer) will be the Special Servicer with respect to all the Mortgage Loans. The Special Servicer may be removed without cause under certain circumstances described herein under "Servicing--Responsibilities of Special Servicer."

Trustee.....................  State Street Bank and Trust Company, a
                              Massachusetts banking corporation.

Custodian...................  State Street Bank and Trust Company, a
                              Massachusetts banking corporation, in its capacity as custodian for the Trustee.

Cut-off Date................  February 1, 1997.

Delivery Date...............  On or about February 6, 1997.

Distribution Dates..........  Distributions on the Certificates will be made by the Trustee, to the extent of available funds, on the 25th day of each month or, if any such 25th day is not a business day, on the next succeeding business day, beginning in March 1997 (each, a "Distribution Date"), to the holders of record as of the close of business on the last business day of the month preceding the month of each such distribution (each, a "Record Date"). Notwithstanding the above, the final distribution on any Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of such Certificates at the location to be specified in such notice.

Rated Final Distribution      December 26, 2028, which is the first
 Date.......................  Distribution Date following the second anniversary of the date at which all the Mortgage
                              Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon
                              Mortgage Loans fully amortize according to their amortization schedule and no Balloon Payment is made.

Registration of the Offered   The Offered Certificates initially will be issued
 Certificates...............  in book-entry form. Persons acquiring beneficial ownership interests in the Offered Certificates
                              (the "Certificateholders") may elect to hold their Certificate interests through The
                              Depository Trust Company ("DTC"), in the United
                              States, or through Centrale de Livraison de
                              Valeurs Mobilieres S.A. ("CEDEL") or the
                              Euroclear System ("Euroclear"), in Europe.
                              Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The Offered Certificates (the "DTC
                              Registered Certificates") will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring an interest in the DTC Registered
                              Certificates (any such person, a "Beneficial
                              Owner") will be entitled to receive a Certificate of such class in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described in the Prospectus under "Description of the
                              Certificates -- Book-Entry Registration and
                              Definitive Certificates". Instead, DTC will effect payments and transfers in respect of the DTC Registered Certificates by means of its electronic recordkeeping services, acting through certain participating organizations ("DTC
                              Participants" and together with the CEDEL and Euroclear participating organizations, the
                              "Participants"). This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. Unless and until Definitive
                              Certificates are issued, the rights of Beneficial
                              Owners may only be exercised
                              through DTC and its Participants and will be subject to procedures established thereby, except as otherwise specified herein. See "Description of the Certificates -- General" herein, "Annex C" hereto and "Description of the Certificates --
                               Book-Entry Registration and Definitive
                              Certificates" in the Prospectus.

Denominations...............  The DTC Registered Certificates will be issuable on the book-entry records of DTC and its Participants in denominations of (except in the case of the Class X Certificates) $100,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issuable in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount.

The Mortgage Pool...........  The Trust Fund will consist of a pool (the
                              "Mortgage Pool") of 106 fixed rate mortgage loans and a 31.3423765% participation interest in 21 fixed rate Crown Hotel Notes (together, the "Mortgage Loans") secured by first liens on fee simple or leasehold interests in multifamily, retail, hotel, nursing home, office and other commercial properties (the "Mortgaged Properties") located in 24 states. See "Risk Factors -- Ground Leases and Other Leasehold Interests." The Mortgage Loans not originated by MGT were originated for sale to MGT, and were underwritten generally in conformity with certain guidelines established by MGT. See "Description of the Mortgage Pool -- General." The Mortgage Loans will be acquired by the Depositor from MGT on or before the Delivery Date. See "Description of the Mortgage Pool -- Underwriting Guidelines" herein. The term Mortgage Loans shall include the Crown Participation (as defined herein), and references herein to, and any calculation based on, the principal balance of the Crown Participation or the Crown Hotel Notes shall include only the percentage interest in the Crown Hotel Notes represented by the Crown Participation, unless otherwise expressly stated. See "Description of the Mortgage Pool." The Mortgage Loans will have an aggregate principal balance as of the Cut-off Date of approximately $406,985,353 and individual principal balances as of the Cut-off Date of at least $643,231 but not more than $22,655,134 with an average principal balance of approximately $3,803,601. The Mortgage Loans will have terms to maturity from the Cut-off Date of not more than 120 months, with respect to 83.87% of the Mortgage Loans, and more than 120 months but not more than 300 months, with respect to 16.13% of the Mortgage Loans, in each case, by aggregate principal balance as of the Cut-off Date, and a weighted average remaining term to maturity of approximately 126 months as of the Cut-off Date. The Mortgage Loans will bear interest at Mortgage Interest Rates of at least 7.50% per annum but not more than 10.00% per annum, with a weighted average Mortgage Interest Rate of approximately 8.90% per annum as of the Cut-off Date. The Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (the "Due Date").

                              Approximately 89.13% of the aggregate principal balance of the Mortgage Loans (including the Crown Participation) as of the Cut-off Date provide for monthly payments of principal based on an amortization schedule longer, and in some cases significantly longer, than the remaining term of such Mortgage Loan (each, a "Balloon Mortgage Loan"), thereby leaving a substantial outstanding principal amount due and payable (the "Balloon Payment") on its maturity date, unless prepaid prior thereto.

                              Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the borrower thereunder (the "Mortgagor") to prepay the principal balance thereof in whole or in part during a certain number of years following the origination if accompanied by payment of a premium (the "Prepayment Premium"). See Annex A hereto and the table entitled "Prepayment Lock-out/Prepayment Premium Analysis" under "Description of the Mortgage Pool --
                               Certain Characteristics of the Mortgage Loans"
                              herein. Any Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Certificates as described herein. See "Special Prepayment Considerations" below, "Description of the Certificates--
                               Distributions -- Interest Distributions on the
                              Certificates" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

                              In connection with its acquisition of the Mortgage Loans, the Depositor will obtain certain representations from MGT. MGT will covenant with the Depositor to cure any breach of such representations and warranties or to repurchase any Mortgage Loan in connection with which there has been a breach of a representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan. The Depositor will assign such representations and warranties and covenants to the Trustee under the Pooling and Servicing Agreement (as defined below). The sole remedy available to the Trustee or the Certificateholders is the obligation of MGT to cure any such breach or repurchase any such Mortgage Loan.

                              For a further description of the Mortgage Loans, see "Description of the Mortgage Pool" herein.

The Offered Certificates....  The Certificates will be issued pursuant to a pooling and servicing agreement, to be dated as of the Cut-off Date, among the Depositor, the Master Servicer, the Special Servicer, the Primary Servicers and the Trustee (the "Pooling and Servicing Agreement"). The Offered Certificates will have the initial Class Balances set forth on the cover hereof. The Class X Certificates will not have a Class Balance.

Pass-Through Rate on the      The Pass-Through Rates on the Class A1, Class A2
 Certificates...............  and Class A3 Certificates are fixed and are set forth on the cover hereof. The Pass-Through Rates on the Class B, Class C, Class D and Class E

                              Certificates will equal the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus 1.287% per annum, 1.189% per annum, 1.131% per annum and 0.788% per annum, respectively. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average of the Pass-Through Rates on all other classes of Certificates. The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be 1.3467% per annum. The Remittance Rate in effect for any Mortgage Loan as of any date of determination is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or reduction thereof following the Cut-off Date) over the sum of the related Servicing Fee Rate (as defined herein) and the fee payable to the Trustee. The Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

Interest Distributions on
 the Certificates...........
                              Subject to the distribution of the Principal
                              Distribution Amount to the Holders of classes of Certificates of a higher priority as described under "Priority of Distributions" below, Holders of each class of Offered Certificates will be entitled to receive on each Distribution Date in the order described herein, to the extent of the Available Distribution Amount (as defined herein) for such Distribution Date net of any Net Prepayment Premium (as defined herein) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date, in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (based on a 360-day year consisting of twelve 30-day months) on the related Class Balance (or the Notional Amount, in the case of the Class X Certificates) immediately prior to such Distribution Date at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the last sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount for each such class for the Distribution Date, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls to the extent not offset as described herein, and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus), and less (a) with respect to each class of Certificates other than the Class X Certificates, any Collateral Value Adjustment Capitalization Amount (as defined herein) allocated to such class as described under "--Subordination" below and (b) with respect to the Class X

                              Certificates, the portion of the Interest Accrual Amount therefor accrued on the portion of the Notional Amount corresponding to any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance of any class of Certificates (and not reversed) (the "Collateral Value Adjustment Reduction Amount"). The "Notional Amount" of the Class X Certificates will equal the aggregate Class Balance of all the Certificates. The Notional Amount does not entitle the Class X Certificates to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Offered Certificates on subsequent Distribution Dates.

                              In addition to the related Interest Distribution Amount, the Class X Certificates will receive 75% of any Net Prepayment Premium and the remaining Certificates will receive 25% of any Net Prepayment Premium, as more fully described herein, to the extent not necessary to reimburse the Master Servicer for reductions in its compensation due to Prepayment Interest Shortfalls. See "Special Prepayment Considerations" below and "Description of the Certificates -- Distributions -- Interest Distributions on the Certificates" herein.

                              The Available Distribution Amount for any
                              Distribution Date generally includes: (i) scheduled payments on the Mortgage Loans due on or prior to the related Due Date immediately preceding, and collected as of, the related Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period, net of amounts payable or reimbursable to the Trustee, the related Primary Servicer, the Master Servicer or the Special Servicer therefrom and (ii) any P&I Advances made by the Trustee, the Master Servicer, the Special Servicer, or the related Primary Servicer for the related Distribution Date. The "Determination Date" for any Distribution Date is the 10th business day preceding such Distribution Date. The "Remittance Period" for any Distribution Date is the period beginning after a Determination Date in the immediately preceding month (or the Cut-off Date, in the case of the first Distribution Date) through the related Determination Date. See "Description of the Certificates --
                               Distributions -- Interest Distributions on the
                              Certificates" herein.

Principal Distributions on
 the Certificates...........
                              Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority of payment for interest payments (as described under "Priority of Distributions" below) distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced, any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund to the extent not required to be otherwise applied pursuant to the terms of the related Mortgage Loan and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates, including any Prepayment Interest Excess (as defined herein) not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the application of the amounts described in this clause (iv) to principal distributions on the Certificates. See "Description of the Certificates--
                               Distributions -- Principal Distributions on the
                              Offered Certificates" herein. The Class X
                              Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

Priority of Distributions...  The Adjusted Available Distribution Amount for
                              any Distribution Date will be applied (a) first, to distributions of the Interest Distribution Amounts on the classes of Certificates outstanding with highest priority for interest payment (as described in the immediately succeeding sentence), (b) second, to distributions of the Principal Distribution Amount to the classes of Certificates then entitled to distributions of principal as described below, and (c) third, to distributions of interest on each class of Certificates other than the classes then entitled to interest distributions pursuant to clause (a) above, in the order of priority described below; provided that on any Distribution Date on which the Class Balance of the class of Certificates with the highest priority for interest payment is reduced to zero pursuant to clause (b) above, interest distributions pursuant to clause (a) above will be made to the class of Certificates outstanding with the next highest priority for interest payments prior to making further distributions of the Principal Distribution Amount pursuant to clause (b) above. The priority for interest payments for purposes of clauses (a) and (c), above, is: first to distributions of interest on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts; second, to the Class B Certificates; third, to the Class C Certificates; fourth, to the Class D Certificates; fifth, to the Class E Certificates; and then to the Other Certificates (as defined herein) up to their respective Interest Distribution Amounts, all as described under "Interest Distributions on the Certificates" above. The Principal Distribution Amount for such Distribution Date will be applied to the payment of principal of the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates, in that order, and then to the remaining classes of Certificates, until their respective Class Balances have been reduced to zero. After reduction of the Class Balances of all the Certificates to zero, any remaining portion of the Available Distribution Amount will be distributed to the holders of the Class X Certificates up to an aggregate amount equal to the sum of all prior Collateral Value Adjustment Reduction Amounts (as defined herein) allocated thereto. Any Net Prepayment Premium for any Distribution Date will be applied to reimburse the Master Servicer for reductions in its compensation due to Prepayment Interest Shortfalls, as described herein, and then to distributions on the Certificates, as described herein.

P&I Advances................  The Master Servicer, the Special Servicer and the
                              Primary Servicers (each, a "Servicer") are required to make advances ("P&I Advances") for delinquent Monthly Payments on the Mortgage Loans, subject to the limitations described herein. None of the Servicers will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer is required to make a P&I Advance on and after the Due Date for a Balloon Payment, such P&I Advance shall not exceed an amount equal to the monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. As more fully described herein, each Servicer making a P&I Advance (or any other advance) will be entitled to reimbursement thereof and interest thereon at the prime rate determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. See "Description of the Certificates -- P&I Advances" herein and "Description of the Certificates --
                               P&I Advances in Respect of Delinquencies" in the
                              Prospectus.

Other Certificates..........  The Class F, Class G, Class NR, Class R-I, Class
                              R-II and Class R-III Certificates are not offered hereby (the "Other Certificates"). The Pass-Through Rate on each of the Class F, Class G and Class NR Certificates will be 7.38% per annum. The Class Balances on the Class F, Class G and Class NR Certificates will equal $26,454,000, $16,279,000 and $12,213,353, respectively, and approximately $54,946,353, in the aggregate. The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

Subordination...............  Neither the Offered Certificates nor the Mortgage
                              Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Trustee, the Underwriter, the Master Servicer, the Special Servicer, the Primary Servicers or any affiliate thereof.

                              Realized Losses and Collateral Value Adjustments (as defined herein) on the Mortgage Loans will be allocated, first, to the Other Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth to the Class B Certificates, and thereafter, to the Class A1, Class A2 and Class A3 Certificates, on a pro rata basis, based on Class Balance, in each case until the related Class Balance is reduced to zero. Any allocation of a Realized Loss to a class of Certificates will result in a reduction of the related Class Balance and the Notional Amount of the Class X Certificates. Interest accrued for any Distribution Date on any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance (or to the Notional Amount, with respect to the Class X Certificates) of any class of Certificates will not be distributed to such class on such Distribution Date as interest and, except for interest accrued thereon with respect to the Class X Certificates, will be added to the Class Balance thereof. Under certain circumstances, a Collateral Value Adjustment may be reversed. Such reversal will reduce the accrual of the Collateral Value Adjustment Capitalization Amount and therefore the amount otherwise available to make distributions of principal on the more senior classes of Certificates. In addition, the Adjusted Available Distribution Amount will be applied in the order set forth under "Priority of Distributions" above.

                              In addition to Realized Losses and Collateral Value Adjustments, shortfalls may also occur as a result of each Servicer's right to receive payments of interest with respect to unreimbursed advances, the Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated to the classes of Certificates with the lowest payment priority for purposes of the application of the Adjusted Available Distribution Amount in the order described herein.

Optional Termination........  At its option, the Master Servicer, the Special
                              Servicer, any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates (as defined herein) and (to the extent all of the remaining Mortgage Loans are being serviced thereby as Primary Servicer) any

                              Primary Servicer may purchase all of the Mortgage Loans, at the price set forth under "Description of the Agreement --Termination," and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans remaining in the Trust Fund is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Pooling and Servicing Agreement -- Termination" herein and "Description of the Certificates --
                               Termination" in the Prospectus.

Special Principal Payment
 Considerations.............
                              The rate and timing of principal payments, if any, on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans. As described herein, each of the Mortgage Loans prohibits, and/or requires the payment of a Prepayment Premium in connection with, any voluntary prepayment during certain specified times. See "The Mortgage Pool" above and "Description of the Mortgage Pool" herein.

                              All classes of Offered Certificates entitled to payments of principal are subject to priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be directly affected by the rates of prepayments of the Mortgage Loans. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayments experienced both before and after the commencement of principal distributions on such classes.

                              In addition, a portion of collections on the Mortgage Loan in excess of scheduled and unscheduled principal distributions will be allocated to the classes of Certificates then entitled to distributions of principal. Any such allocation may result in a faster amortization of such class of Certificates.

Special Yield                 The yield to maturity on each class of the
 Considerations.............  Offered Certificates will depend on, among other things, the rate and timing of principal payments
                              (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to breaches of representations and warranties) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class. The yield to maturity on each class of the Offered Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment
                              Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related

                              Determination Date (rather than a full month's interest). See "Description of the
                              Certificates -- Distributions -- Interest
                              Distributions on the Certificates" herein.

                              In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                              The multiple class structure of the Offered
                              Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) of the Mortgage Loans and other factors.

                              The yield to investors on the Class X
                              Certificates will be sensitive to the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans. The rate of such prepayments, defaults and liquidations on the Mortgage Loans may fluctuate significantly over time. A significantly faster than expected rate of such prepayments, defaults and liquidations on the Mortgage Pool will have a negative effect on the yield to such investors and could result in the failure of investors in the Class X Certificates to recover their initial investments. In addition, because holders of the Class X Certificates have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates than on Mortgage Loans with lower Mortgage Interest Rates, and because Mortgage Loans with higher Mortgage Interest Rates are generally likely to prepay at a faster rate than Mortgage Loans with lower Mortgage Interest Rates, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than the yields on other Offered Certificates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Interest Rates. See "Certain Yield, Prepayment and Maturity Considerations," especially "-- Class X Certificate Yield Considerations" herein.

                              The yield to investors on any of the Certificates will be sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), because the amount of such losses will be allocable to such class to the extent such losses are not covered by a subordinate class of Certificates, as described herein. Furthermore, as described herein, the timing of receipt of principal and interest by any such class of Certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

                              Each Servicer making an advance will be entitled to interest thereon at the prime rate determined in accordance with the Pooling and Servicing Agreement to the extent provided therein. Therefore losses may be allocated to a class of Offered Certificates with respect to any delinquent Monthly Payment and certain other expenses advanced by such Servicer.

                              The Special Servicer will be entitled to receive compensation in the form of a percentage of collections of any Mortgage Loan which is being serviced or has been serviced by the Special Servicer (a "Specially Serviced Mortgage Loan") prior to the right of Certificateholders to receive distributions on the Certificates. Such compensation will result in shortfalls which will be allocated to the classes of Certificates with the lowest payment priority for purposes of application of the Adjusted Available Distribution Amount in the order described herein. Consequently, it is possible that losses will be allocated to the Offered Certificates with respect to any Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan is returned to a performing status. See "Servicing--Servicing and Other Compensation and Payment of Expenses" herein.

                              See "Certain Yield, Prepayment and Maturity
                              Considerations," especially "-- Class C, Class D, Class E and Class X Certificates Yield Considerations" herein, and "Yield
                              Considerations" in the Prospectus.

Certain Federal Income Tax
 Consequences...............
                              Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Offered Certificates, Brown & Wood llp, counsel to the Depositor and the Underwriter, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                              For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, the Offered Certificates (or, in the case of the Class X Certificates, each component thereof) and the Other Certificates will be "regular interests" of REMIC III and will generally be treated as debt instruments of REMIC III, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. For federal income tax purposes the Class X Certificates will consist of ten components, each related to one of the other classes of Certificates constituting "regular interests."

                              The Class X Certificates will, and the other
                              Offered Certificates may, be treated as having been issued with original issue discount for federal income tax purposes. For purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans, other than the Crown Hotel Notes and that there are no prepayments on the Crown Hotel Notes until April 30, 2005 when, it is assumed, the Crown Hotel Notes will prepay in full. However, no representation is made that the Mortgage Loans will not prepay at another rate.

                              For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations........  A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should review carefully with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein. The U.S. Department of Labor has issued individual exemption, Prohibited Transaction Exemption 90-23, to J.P. Morgan Securities Inc. that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by J.P. Morgan Securities Inc., such as the Class A1, Class A2, Class A3 and Class X Certificates and the servicing and operation of asset pools, provided that certain conditions are satisfied. Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor. See "ERISA Considerations" herein and in the Prospectus.

Rating......................  It is a condition of the issuance of the Class
                              A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch Investors Service, L.P. ("Fitch"), "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch, "Aa2" by Moody's and "AA" by Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch, "A2" by Moody's and "A" by Standard & Poor's. It is a condition of the issuance of the Class D

                              Certificates that they be rated not lower than "BBB" by Fitch, "Baa2" by Moody's and "BBB" by Standard & Poor's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Fitch, "Baa3" by Moody's and "BBB-" by Standard & Poor's. It is a condition of the issuance of the Class X Certificates that they be rated not lower than "AAA" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of Prepayment Premiums, or the corresponding effect on yield to investors. A rating of any of the Class X Certificates does not address the possibility that the holders of such Certificates may fail to recover fully their initial investments due to a rapid rate of prepayments, defaults or liquidations. See "Certain Yield, Prepayment and Maturity Considerations" herein, "Risk Factors," and "Rating" herein and in the Prospectus and "Yield Considerations" in the Prospectus.

Legal Investment............  The Class A1, Class A2, Class A3, Class B and
                              Class X Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Certificates will not be "mortgage related securities" within the meaning of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase any Class of Offered Certificates, may be subject to significant interpretative uncertainties.

                              In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment in the Offered Certificates.

  Special Prepayment Considerations. The rate and timing of principal payments on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Loans. The rate at which principal payments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods (as defined herein) and Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions with shorter Lock-out Periods or with lower Prepayment Premiums. See "Description of the Mortgage Pool," "Description of the Certificates --
 Distributions -- Priority" and "Certain Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

  Special Yield Considerations. The yield to maturity on each class of the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of representation and warranty) on the Mortgage Pool and the allocation thereof to reduce the Class Balance of such class. Mortgage Loans with higher Mortgage Interest Rates will have higher Remittance Rates, and therefore, the yield on the Class B, Class C, Class D, Class E and Class X Certificates could be adversely affected if Mortgage Loans with higher Mortgage Interest Rates pay faster than the Mortgage Loans with lower Mortgage Interest Rates. The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans, such as Prepayment Interest Shortfalls. Neither the Certificates nor the Mortgage Loans are guaranteed by any governmental entity or instrumentality or any other entity.

  In general, if a Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase. See "Yield, Prepayment and Maturity Considerations" herein and "Yield Considerations" in the Prospectus.

  Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties. The Mortgage Loans are secured by a fee simple or leasehold interest in multifamily, retail, hotel, nursing home, office and other commercial properties. Commercial and multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related property. If the cash flow from the property is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property. See "Nonrecourse Mortgage Loans" below.

  The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing appropriate rental rates, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of leases or management agreements or following any default or foreclosure under a Mortgage Loan.

  An appraisal of each of the Mortgaged Properties was made between January 1995 and November 1996. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. Commercial and multifamily property values and net operating income are subject to volatility. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, office or self-storage space, hotel rooms or nursing homes); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

  The aggregate principal balance as of the Cut-off Date related to Mortgage Loans secured by multifamily, retail, hotel, nursing home, office and other properties represent approximately 35.23%, 32.67%, 12.36%, 8.96%, 6.32% and 4.46% of the Cut-off Date aggregate principal balance of the Mortgage Pool, respectively.

  Risks Associated with Hotel Properties. Eight of the Mortgage Loans representing 12.36% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by hotel properties, including the Trust Fund's Participation Interest in the Crown Hotel Notes (as defined herein) which are secured by 21 hotel properties. Like any income producing property, the income generated by a hotel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. Such sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel is affiliated to, or associated with, a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. Finally, the hotel industry is generally seasonal. This will result in fluctuation in the income generated by hotel properties.

  Risks Associated with Nursing Homes. Five of the Mortgage Loans representing 8.96% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by residential health care facilities. Mortgage Loans secured by liens on residential health care facilities pose risks not associated with loans secured by liens on other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and to the reimbursement policies of government programs and private insurers. The failure of any of the borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations (in which case no revenues would be received from the related Mortgaged Property or the portion thereof requiring licensing) or, if applicable, bar it from participation in certain reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained. In addition, to the extent any nursing home receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals that could materially change or curtail those payments. Accordingly, there can be no assurances that payments under government programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

  Nonrecourse Mortgage Loans. Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the related Mortgaged Property. Consequently, payment of each such Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or in the event of a default upon the acceleration of such maturity after default), upon the then market value of the related Mortgaged Property, or the ability to refinance such Mortgage Loan.

  Concentration of Mortgage Loans. The average principal balance of the Mortgage Loans as of the Cut-off Date is approximately $3,803,601, which is equal to 0.93% of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans.

  A mortgage pool consisting of fewer loans each having a relatively higher outstanding principal balance may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the loans in such pool. The Mortgage Loan secured by the Heritage Pavilion Shopping Center represents 5.27% of the aggregate principal balance of the Mortgage Loans. Except as set forth below with respect to the Crown Participation, no other Mortgage Loan represents more than 5% of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans and no other Mortgage Loans with related Mortgagors represent in the aggregate more than 4.68% of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans -- Related Borrowers and Other Issues" herein. The Mortgage Pool also includes a 31.3423765% participation in a mortgage loan with an aggregate principal balance as of the Cut-off Date of approximately $72,282,758. Such participation represents 5.57% of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans. See "-- Crown Participation" below and "Description of the Mortgage Pool -- The Crown Participation" herein.

  Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See the table entitled "Year of Scheduled Maturity" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" for a description of the respective maturity dates of the Mortgage Loans. Because principal on the Offered Certificates is payable in sequential order, and no class receives principal until the Class Balance of the preceding class or classes has been reduced to zero, classes that have a lower sequential priority are more likely to be exposed to the risk of concentration discussed under "-- Concentration of Mortgage Loans and Borrowers" above than classes with a higher sequential priority.

  Geographic Concentration. Thirty, twenty, five, six, three, and eight of the Mortgaged Properties, representing approximately 23.11%, 14.27%, 6.88%, 6.23%, 6.06% and 5.45%, respectively, of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in California, Texas, New York, Florida, Georgia and Arizona, respectively. Except as indicated in the immediately preceding sentence, no more than 4.91% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by Mortgaged Properties in any one state. Repayments by borrowers and the market value of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate market where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

  Environmental Risks. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances on, under, adjacent to or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/ or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos.

  Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust
Fund) may be liable as an "owner" or "operator", for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property, if agents or employees of a lender are deemed to have participated in the management of the borrower's property, regardless of whether a previous owner caused the environmental damage. The Trust Fund's potential exposure to liability for cleanup costs pursuant to CERCLA may increase if the Trust Fund actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

  Except as set forth under "Description of the Mortgage Pool -- The Crown Participation -- Environmental Insurance" herein with respect to the Crown Loan, an environmental site assessment ("ESA") of each of the Mortgaged Properties was performed (or prior assessments were updated) in connection with the initial underwriting and origination of the Mortgage Loans. In certain cases, environmental testing in addition to the ESA was performed.

  The following information is based on the ESAs and has not been independently verified by the Depositor, the Servicers, the Trustee, the Underwriter, or by any of their respective affiliates. With respect to a number of the Mortgaged Properties, the ESAs revealed the existence or possible existence of asbestos-containing materials, possible radon gas and other environmental matters at the related Mortgaged Properties, none of which constituted a material violation of any environmental law in the judgment of the assessor. In these cases, the Mortgagors agreed to establish and maintain operations and maintenance programs or had other remediation agreements or escrows in place, except with respect to nine Mortgage Loans representing 7.17% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date with respect to which the existence or possible existence of asbestos did not create an environmental concern on the part of the related Originator. With respect to several Mortgaged Properties, the ESAs identified the presence of above-ground or underground storage tanks and the related Mortgagors have agreed to make periodic visual inspections or other testing for any petroleum releases.

  It is possible that the ESAs did not reveal all environmental liabilities, that there are material environmental liabilities of which neither MGT nor the Depositor are aware and that the environmental condition of the Mortgaged Properties in the future could be affected by tenants and occupants or by third parties unrelated to the Mortgagors.

  No ESAs were performed with respect to the Hotel Properties (as defined herein) securing the Crown Hotel Notes in connection with the origination thereof. However, Crown (as defined herein), the Mortgagor under the Crown Hotel Notes, purchased an environmental insurance policy covering specified claims for each Hotel Property, as more fully described herein. There can be no assurance that the insurance policies will be in an amount sufficient to cover potential liability for environmental matters, that the coverage will be sufficient for all purposes, that the issuer of the insurance will continue to meet its insurance liabilities, or that a satisfactory insurance policy will be available upon expiration of the current policies. In the event such policies are no longer available, Crown is required to cause ESAs to be made with respect to each Hotel Property prior to the expiration of the current policies and to make a claim under such policies if contamination is discovered. See "Description of the Mortgage Pool -- The Crown
Participation -- Environmental Insurance."

  Each Mortgagor has represented that, except as described in the environmental reports referred to above, each Mortgaged Property either was, or to the best of its knowledge was, in compliance with applicable environmental laws and regulations on the date of the origination of the related Mortgage Loan; that, except as described in the environmental reports referred to above, no actions, suits or proceedings have been commenced or are pending or, to the best knowledge of the Mortgagor, are threatened with respect to any applicable environmental laws and that such Mortgagor has not received notice of any violation of a legal requirement relating to the use and occupancy of any Mortgaged Property. The principal security for the obligations under each Mortgage Loan consists of the Mortgaged Property and, accordingly, if any such representations are breached, there can be no assurance that any other assets of the Mortgagor would be available in connection with any exercise of remedies in respect of such breach. Moreover, most Mortgagors are structured as single asset entities and therefore have no assets other than the related Mortgaged Property.

  The Pooling and Servicing Agreement provides that the Special Servicer, acting on behalf of the Trust Fund, may not acquire, through foreclosure or deed in lieu thereof, title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a qualified person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws or that taking the actions necessary to comply with such laws is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances known to the Special Servicer relating to the use of hazardous substances or petroleum-based materials which require investigation or remediation, or that if such circumstances exist, taking such remedial actions is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

  Litigation. There may be legal proceedings pending and, from time to time, threatened against the Mortgagors and the managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the Mortgagor, the managers and such affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders.

  Other Financings. Each Mortgagor is restricted from incurring any indebtedness secured by the related Mortgaged Property other than the related Mortgage Loan without the consent of the mortgagee. Thirty-five Mortgage Loans representing approximately 41.97% of the Mortgage Pool by aggregate principal balance as of the Cut-off Date were made to single-purpose entities, which are restricted from incurring any indebtedness other than the Mortgage Loan, normal trade accounts payable and certain purchase financing debt. The remaining Mortgage Loans were not made to single purpose entities. Five Mortgage Loans representing approximately 4.49% of the Mortgage Pool by aggregate principal balance as of the Cut-off Date have unsecured subordinate debt that is subject, in each case, to subordination and standstill agreements limiting in varying degrees the rights of the holder of such additional indebtedness including limitations on its right to commence any enforcement or foreclosure proceeding.

  In cases where one or more junior liens are imposed on a Mortgaged Property or the Mortgagor incurs other indebtedness, the Trust Fund is subjected to additional risks, including, without limitation, the risks that the Mortgagor may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the Mortgagor to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making the Balloon Payment upon the maturity of the Mortgage Loan.

  Effect of Mortgagor Delinquencies and Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average lives of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a class of Offered Certificates calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the class of Offered Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

  As and to the extent described herein, each Servicer will be entitled to receive interest on unreimbursed P&I Advances and unreimbursed advances of servicing expenses until such advances (i) are recovered out of amounts received on the Mortgage Loan as to which such advances were made pursuant to the Pooling and Servicing Agreement, which amounts are in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (ii) are otherwise recovered following a determination that such advance is a nonrecoverable advance. Each Servicer's right to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, is likely to result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest.

  The Special Servicer will be entitled to receive, with respect to each Mortgage Loan which is or was at some time a Specially Serviced Mortgage Loan, compensation in the form of a percentage of collections of any such Specially Serviced Mortgage Loan prior to the right of Certificateholders to receive distributions on the Certificates. Consequently, it is possible that shortfalls will be allocated to the Offered Certificates with respect to any Mortgage Loan which is or was at some time a Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan is returned to a performing status. See "Servicing -- Servicing and Other Compensation and Payment of Expenses" herein.

  Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a class of Offered Certificates, to the extent that P&I Advances or the subordination of another class of Certificates does not fully offset the effects of any such delinquency or default. The Special Servicer has the ability to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including the ability to extend the date on which a Balloon

Payment is due, subject to certain conditions described in the Pooling and Servicing Agreement. A Servicer's obligation to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited, however, to the extent described under "Description of the Certificates --
 Advances." Until such time as any Mortgage Loan delinquent in respect of its Balloon Payment is liquidated, the entitlement of the holders of any class of Offered Certificates on each Distribution Date in respect of principal of such Mortgage Loan will be limited to any payment made by the related Mortgagor and any related P&I Advance made by a Servicer. Consequently, any delay in the receipt of a Balloon Payment that is payable, in whole or in part, to holders of the Offered Certificates will extend the weighted average life of the Offered Certificates.

  As described under "Description of the Certificates -- Distributions" herein, if the portion of the Adjusted Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is not sufficient to distribute the Interest Distribution Amount then payable for such class, the shortfall will be distributable to holders of such class of Certificates on subsequent Distribution Dates, to the extent of available funds.

  Balloon Payments. Ninety-three Mortgage Loans (including the Crown Participation), representing 89.13% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are Balloon Mortgage Loans. Balloon Mortgage Loans involve a greater degree of risk because the ability of a Mortgagor to make a Balloon Payment typically depends on his ability either to refinance the loan or to sell the related Mortgaged Property. See "Risk Factors -- Balloon Payments" in the Prospectus.

  Ground Leases and Other Leasehold Interests. One Mortgage Loan, representing 0.56% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, is secured in part by a leasehold interest in one Mortgaged Property, and three Crown Hotel Notes are secured in part by leasehold interests in three Mortgaged Properties. The portion of the Crown Participation secured thereby represents approximately 0.55% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. Pursuant to
Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the Mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the consent of the Servicer. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/Mortgagor, the Trustee may be unable to enforce the bankrupt ground lessee/Mortgagor's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

  Attornment Considerations. Some of the tenant leases, including the anchor tenant leases, contain certain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the Mortgage Loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the Mortgage Loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents). If a Mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

  Liquor License Considerations. Eight Mortgage Loans (including the Crown Participation) representing 12.36% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date are secured by hotel properties (including the 21 hotel properties securing the Crown Hotel Notes). The liquor licenses for some of such properties may be held by the property manager rather than by the related Mortgagor. The applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property it is unlikely that the Trustee (or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such license.

  Special Servicer Actions. In connection with the servicing of Specially Serviced Mortgage Loans, the Special Servicer may take actions with respect to such Mortgage Loans that could adversely affect the holders of some or all of the classes of Offered Certificates. As described herein under "Servicing --
 The Special Servicer" and "-- The Directing Certificateholder," the actions of the Special Servicer will be subject to review and may be rejected by a representative of the holders of the Monitoring Certificates (as defined herein), who may have interests in conflict with those of the holders of the other classes of Certificates. As a result, it is possible that such representative may cause the Special Servicer to take actions which conflict with the interests of certain classes of Certificates. In addition, the Special Servicer may be removed without cause by the Directing Certificateholders as described under "Servicing -- Responsibilities of Special Servicer," herein.

  Servicer May Purchase Certificates. The Special Servicer may purchase, either directly or through an affiliate, a portion of the Class NR Certificates. Such a purchase by the Special Servicer could cause a conflict between the Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Special Servicer's interest as a holder of a Certificate. The Pooling and Servicing Agreement provides that each Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by such Servicer or any affiliate of such Servicer.

  Crown Participation. The Trust Fund will own a 31.3423765% Participation Interest (as defined herein) in the Crown Hotel Notes. Certificateholders entitled to vote on matters relating to the Trust Fund and the Mortgage Loans will not be able to control the decision making authority normally afforded a holder of a mortgage loan upon default or other matter requiring consent or vote. Any such consent or vote will be subject to the vote of the Majority Percentage (as defined herein), which will include other owners of Participation Interests. There can be no assurance that such other Participants (as defined herein) will vote in the same manner as would the Certificateholders, or the Directing Certificateholders, as the case may be, hereunder. See "Description of the Mortgage Pool -- The Crown Participation" herein.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

  The Trust Fund will consist primarily of a pool of fixed rate Mortgage Loans (including the Crown Participation) with an aggregate principal balance as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $406,985,353. Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in a multifamily, retail, hotel, office, industrial, or other commercial property (a "Mortgaged Property"). All of the Mortgage Loans are nonrecourse loans. Therefore, in the event of a Mortgagor default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the Mortgagor's other assets. Except as otherwise indicated all percentages of the Mortgage Loans described herein are approximate percentages by aggregate principal balance as of the Cut-off Date. The term "Mortgage Loans" herein shall include the Crown

Participation, and references herein to, and any calculation based on, the principal balance of the Crown Hotel Notes or the Crown Participation shall include only the percentage interest in the Crown Hotel Notes represented by the Crown Participation unless otherwise expressly stated.

  Of the Mortgage Loans to be included in the Trust Fund, 31.32% were originated by AMRESCO Capital Corporation, a Texas corporation; 20.54% by Banc One Commercial Loan Origination Corporation, an Ohio corporation; 14.12% by Home Savings of America, FSB, a federally chartered savings bank; 11.43% by John Hancock Real Estate Finance, Inc., a Delaware corporation; 11.31% by Morgan Guaranty Trust Company of New York, a New York banking corporation and an affiliate of the Depositor and the Underwriter ("MGT"); 6.72% by Norwest Bank Minnesota, National Association, a national association; 2.00% by Hanover Capital Mortgage Corporation, a Missouri corporation; 1.69% by Midlantic Bank, N.A., a national banking association; and 0.86% by First Union National Bank of North Carolina, a national banking association. The originators of the Mortgage Loans are referred to herein as the "Originators".

  The Mortgage Loans not originated by MGT were originated for sale to MGT. All the Mortgage Loans were underwritten generally in conformity with certain guidelines provided by MGT. See "-- Underwriting Guidelines" below. Except for the Mortgage Loans originated by it, MGT purchased the Mortgage Loans to be included in the Mortgage Pool prior to the Delivery Date from each Originator pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement"). The Depositor will acquire the Mortgage Loans to be included in the Mortgage Pool on or before the Delivery Date from MGT. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement. AMRESCO Management, Inc. will be the Primary Servicer with respect to all the Mortgage Loans originated by its affiliate, AMRESCO Capital Corporation (other than the Crown Hotel Notes). GMAC Commercial Mortgage Corporation will be the Primary Servicer with respect to five of the Mortgage Loans representing 3.90% of the Mortgage Pool by aggregate principal balance as of the Cut-off Date. BOMCC will be the Master Servicer and Special Servicer with respect to all of the Mortgage Loans and the Primary Servicer with respect to the Mortgage Loans not serviced by AMRESCO Management, Inc. or GMAC Commercial Mortgage Corporation. Each Servicer will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement.

REPRESENTATIONS AND WARRANTIES

  Under a loan sale agreement (the "Loan Sale Agreement"), MGT will make certain representations and warranties to the Depositor. Pursuant to the terms of the Loan Sale Agreement, MGT will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan from the Depositor as to which there exists a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. MGT shall covenant with the Depositor to repurchase any Mortgage Loan from the Depositor or cure any such breach within 90 days of receiving notice thereof. Under the Pooling and Servicing Agreement, the Depositor will assign its rights under the Loan Sale Agreement to the Trustee for the benefit of the Certificateholders. The sole remedy available to the Trustee or the Certificateholders is the obligation of MGT to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the interest of the Certificateholders in such Mortgage Loan.

  MGT has generally represented and warranted as of the Delivery Date with respect to each Mortgage Loan (or the Crown Hotel Notes in the case of the Crown Participation), among other things, that: (i) such Mortgage Loan is not one month or more delinquent in payment of principal and interest and has not been so delinquent more than once in a twelve-month period prior to the Delivery Date and there is no payment default and no other material default under the Mortgage Loan; (ii) such Mortgage Loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances; (iii) such Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of MGT in all the related Mortgagor's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing such Mortgage subject only to certain permitted encumbrances; (iv) there is an assignment of leases and rents provision creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances; (v) there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy; (vi) the related Mortgagor has good and indefeasible title in fee simple or leasehold interest to, and no person has any outstanding exercisable rights of record with respect to the purchase or sale of all or a portion of, the related Mortgaged Property, except for rights of first refusal and, with respect to three Mortgage Loans representing 2.79% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, purchase options; (vii) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances; (viii) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the Mortgage Loan; (ix) at the time of the assignment of such Mortgage Loan to the Depositor, MGT had good title to and was the sole owner of such Mortgage Loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of such Mortgage Loan to the Depositor free and clear of any pledge, lien or encumbrance; (x) the related assignment of mortgage and related assignment of the assignment of rents and leases is legal, valid and binding and has been recorded or submitted for recording in the applicable jurisdiction; (xi) MGT's endorsement of the related Mortgage Note constitutes the legal and binding assignment of such Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and related Mortgage Loan documents; (xii) each Mortgage Loan document is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby; (xiii) MGT has not modified the terms of such related Mortgage Loan and related Mortgage Loan documents have not been modified or waived in any material respect except as set forth in the Loan Sale Agreement; (xiv) such Mortgage Loan has not been satisfied, canceled, subordinated, released or rescinded and the related Mortgagor has not been released from its obligations under any Mortgage Loan document; (xv) none of the Mortgage Loan documents is subject to any right of rescission, set-off, valid counterclaim or defense; (xvi) each Mortgage Loan document complied in all material respects with all material applicable state or federal laws including usury; (xvii) the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law; (xviii) the related Mortgaged Property is in good repair and no condemnation proceedings are pending; (xix) either (a) the environmental site assessment prepared in connection with the origination thereof reveals no known circumstances or conditions with respect to the Mortgaged Property that would constitute or result in a material violation of any environmental laws, require any expenditure material in relation to the principal balance of such Mortgage Loan to achieve or maintain compliance in all material respects with any environmental laws or require substantial cleanup or remedial action or any other extraordinary action in excess of the amount escrowed for such purposes or (b) with respect to the Crown Hotel Properties, the Mortgagor has purchased an environmental insurance policy covering certain claims for each Crown Hotel Property (as more fully described in "-- The Crown
Participation -- Environmental Insurance" hereinbelow); (xx) the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage; (xxi) all amounts required to be deposited by the borrower at origination have been deposited; (xxii) to MGT's knowledge, all significant leases are in full force and effect, and there has been no material default by the related Mortgagor or lessee; and (xxiii) to MGT's knowledge, there are no pending or threatened actions, suits or proceedings by or before any court or other governmental authority against or affecting the related Mortgagor under such Mortgage Loan or the Mortgaged Property which, if determined against such Mortgagor or property would materially and adversely affect the value of such property or ability of the Mortgagor to pay principal, interest and other amounts due under such Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  All of the Mortgage Loans have Due Dates that occur on the first day of each month. All of the Mortgage Loans are secured by first liens on fee simple or leasehold interests in the related Mortgaged Properties. As of the Cut-off Date, the Mortgage Loans had characteristics set forth below. The totals in the following tables may not add due to rounding. Unless otherwise noted in the related table, for purposes of the tables set forth herein, the Crown Participation is presented as one Mortgage Loan. See "-- The Crown Participation -- General."

                MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE

                                                                    PERCENT BY
                                          PERCENT BY   AGGREGATE     AGGREGATE
                                  NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                    OF        OF     BALANCE AS OF BALANCE AS OF
                                 MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
MORTGAGE RATES                    LOANS     LOANS        DATE          DATE
--------------                   -------- ---------- ------------- -------------
7.2501%- 7.5000%................     1        0.93%  $  5,746,534       1.41%
7.7501%- 8.0000%................     6        5.61     23,524,402       5.78
8.0001%- 8.2500%................     5        4.67     12,846,445       3.16
8.2501%- 8.5000%................    19       17.76     58,552,913      14.39
8.5001%- 8.7500%................    16       14.95     62,689,969      15.40
8.7501%- 9.0000%................    19       17.76     80,792,300      19.85
9.0001%- 9.2500%................    22       20.56     68,101,800      16.73
9.2501%- 9.5000%................    11       10.28     55,343,466      13.60
9.5001%- 9.7500%................     5        4.67     11,432,533       2.81
9.7501%-10.0000%................     3        2.80     27,954,991       6.87
                                   ---      ------   ------------     ------
Total...........................   107      100.00%  $406,985,353     100.00%
                                   ===      ======   ============     ======

Weighted Average Mortgage Interest Rate: 8.900%

  The Crown Hotel Notes (as defined herein), representing 5.57% of the Mortgage Loans, provide for computation of interest on the basis of a 360-day year and the actual days in a month. Interest with respect to the remaining Mortgage Loans is computed on the basis of a 360-day year consisting of twelve 30-day months.

                   PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                                                                   PERCENT BY
                                         PERCENT BY   AGGREGATE     AGGREGATE
                                 NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                   OF        OF     BALANCE AS OF BALANCE AS OF
  PRINCIPAL BALANCES            MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
AS OF THE CUT-OFF DATE           LOANS     LOANS        DATE          DATE
----------------------          -------- ---------- ------------- -------------
Under $1,000,000...............     3        2.80%  $  2,379,968       0.58%
$ 1,000,001- 2,000,000.........    28       26.17     41,871,282      10.29
$ 2,000,001- 3,000,000.........    28       26.17     70,861,964      17.41
$ 3,000,001- 4,000,000.........    14       13.08     47,910,510      11.77
$ 4,000,001- 5,000,000.........    12       11.21     52,231,463      12.83
$ 5,000,001- 6,000,000.........     7        6.54     40,267,838       9.89
$ 6,000,001- 7,000,000.........     4        3.74     26,995,134       6.63
$ 7,000,001- 8,000,000.........     3        2.80     22,018,216       5.41
$ 8,000,001- 9,000,000.........     2        1.87     16,759,381       4.12
$ 9,000,001-10,000,000.........     2        1.87     18,833,163       4.63
$10,000,001-11,000,000.........     1        0.93     10,838,074       2.66
$11,000,001-12,000,000.........     1        0.93     11,912,736       2.93
$21,000,001-22,000,000.........     1        0.93     21,450,490       5.27
$22,000,001-23,000,000.........     1        0.93     22,655,134       5.57
                                  ---      ------   ------------     ------
Total..........................   107      100.00%  $406,985,353     100.00%
                                  ===      ======   ============     ======

Average Principal Balance as of the Cut-off Date: $3,803,601

                      ORIGINAL TERM TO MATURITY IN MONTHS*

                                                                    PERCENT BY
                                                       AGGREGATE     AGGREGATE
                                   NUMBER  PERCENT BY  PRINCIPAL     PRINCIPAL
                                     OF    NUMBER OF   BALANCE AS  BALANCE AS OF
                                  MORTGAGE  MORTGAGE  OF THE CUT-   THE CUT-OFF
ORIGINAL TERM IN MONTHS            LOANS     LOANS      OFF DATE       DATE
-----------------------           -------- ---------- ------------ -------------
 84..............................     4        3.74%  $ 15,486,592      3.81%
120..............................    83       77.57    325,868,319     80.07
180..............................    10        9.35     28,368,476      6.97
240..............................     8        7.48     33,985,684      8.35
300..............................     2        1.87      3,276,282      0.81
                                    ---      ------   ------------    ------
Total............................   107      100.00%  $406,985,353    100.00%
                                    ===      ======   ============    ======

Weighted Average Original Term to Maturity in Months: 134
*  Assumes an April 30, 2005 maturity date for the Crown Participation

                     REMAINING TERM TO MATURITY IN MONTHS*

                                                                   PERCENT BY
                                                      AGGREGATE     AGGREGATE
                                  NUMBER  PERCENT BY  PRINCIPAL     PRINCIPAL
                                    OF    NUMBER OF   BALANCE AS  BALANCE AS OF
                                 MORTGAGE  MORTGAGE  OF THE CUT-   THE CUT-OFF
REMAINING TERM IN MONTHS          LOANS     LOANS      OFF DATE       DATE
------------------------         -------- ---------- ------------ -------------
 73- 84.........................     4        3.74%  $ 15,486,592      3.81%
 97-108.........................    11       10.28     72,422,262     17.79
109-120.........................    72       67.29    253,446,057     62.27
Over 120........................    20       18.69     65,630,442     16.13
                                   ---      ------   ------------    ------
Total...........................   107      100.00%  $406,985,353    100.00%
                                   ===      ======   ============    ======

Weighted Average Remaining Term to Maturity in Months: 126.4
*  Assumes an April 30, 2005 maturity date for the Crown Participation

                         MONTH AND YEAR OF ORIGINATION

                                                                    PERCENT BY
                                                       AGGREGATE     AGGREGATE
                                   NUMBER  PERCENT BY  PRINCIPAL     PRINCIPAL
                                     OF    NUMBER OF   BALANCE AS  BALANCE AS OF
                                  MORTGAGE  MORTGAGE  OF THE CUT-   THE CUT-OFF
MONTH/YEAR                         LOANS     LOANS      OFF DATE       DATE
----------                        -------- ---------- ------------ -------------
April 1995.......................     1        0.93%  $ 22,655,134      5.57%
June 1995........................     2        1.87      5,741,861      1.41
July 1995........................     1        0.93      3,508,344      0.86
October 1995.....................     1        0.93      4,641,978      1.14
November 1995....................     1        0.93      7,630,877      1.87
December 1995....................     7        6.54     31,747,739      7.80
January 1996.....................     2        1.87      9,473,165      2.33
February 1996....................     1        0.93      1,915,884      0.47
March 1996.......................    11       10.28     28,854,251      7.09
April 1996.......................    11       10.28     35,091,160      8.62
May 1996.........................     8        7.48     23,593,564      5.80
June 1996........................     9        8.41     28,865,248      7.09
July 1996........................    14       13.08     44,339,762     10.89
August 1996......................     9        8.41     33,381,210      8.20
September 1996...................     6        5.61     36,259,025      8.91
October 1996.....................    19       17.76     72,566,537     17.83
November 1996....................     4        3.74     16,719,613      4.11
                                    ---      ------   ------------    ------
Total............................   107      100.00%  $406,985,353    100.00%
                                    ===      ======   ============    ======

                          YEAR OF SCHEDULED MATURITY*

                                                                    PERCENT BY
                                                       AGGREGATE     AGGREGATE
                                  NUMBER  PERCENT BY   PRINCIPAL     PRINCIPAL
                                    OF    NUMBER OF  BALANCE AS OF BALANCE AS OF
                                 MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
YEAR                              LOANS     LOANS        DATE          DATE
----                             -------- ---------- ------------- -------------
2003............................     4        3.74%  $ 15,486,592       3.81%
2005............................     3        2.80     34,927,989       8.58
2006............................    80       74.77    290,940,330      71.49
2010............................     1        0.93      3,508,344       0.86
2011............................     9        8.41     24,860,132       6.11
2015............................     2        1.87      5,741,861       1.41
2016............................     6        5.61     28,243,823       6.94
2021............................     2        1.87      3,276,282       0.81
                                   ---      ------   ------------     ------
Total...........................   107      100.00%  $406,985,353     100.00%
                                   ===      ======   ============     ======

*  Assumes an April 30, 2005 maturity date for the Crown Participation

  Ninety-three of the Mortgage Loans (including the Crown Participation), representing 89.13% of the Mortgage Loans, as a percentage of the aggregate Principal Balance as of the Cut-off Date, are Balloon Mortgage Loans. For purposes of the following tables on Balloon Mortgage Loans, the Crown Hotel Notes are reflected as one Mortgage Loan with a Balloon Payment due on April 30, 2005.

                            BALLOON MORTGAGE LOANS
                     ORIGINAL TERM TO MATURITY IN MONTHS*

                                                                    PERCENT BY
                                                       AGGREGATE     AGGREGATE
                                  NUMBER  PERCENT BY   PRINCIPAL     PRINCIPAL
                                    OF    NUMBER OF  BALANCE AS OF BALANCE AS OF
                                 MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
ORIGINAL TERM IN MONTHS           LOANS     LOANS        DATE          DATE
-----------------------          -------- ---------- ------------- -------------
 84.............................     4        4.30%  $ 15,486,592       4.27%
120.............................    83       89.25    325,868,319      89.83
180.............................     6        6.45     21,402,352       5.90
                                   ---      ------   ------------     ------
Total...........................    93      100.00%  $362,757,263     100.00%
                                   ===      ======   ============     ======

Weighted Average Original Term to Maturity in Months: 122.0
*  Assumes an April 30, 2005 maturity date for the Crown Participation

                            BALLOON MORTGAGE LOANS
                     REMAINING TERM TO MATURITY IN MONTHS*

                                                                    PERCENT BY
                                          PERCENT BY   AGGREGATE     AGGREGATE
                                  NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                    OF        OF     BALANCE AS OF BALANCE AS OF
REMAINING TERM                   MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
  IN MONTHS                       LOANS     LOANS        DATE          DATE
--------------                   -------- ---------- ------------- -------------
 73- 84.........................     4        4.30%  $ 15,486,592       4.27%
 97-108.........................    11       11.83     72,422,262      19.96
109-120.........................    72       77.42    253,446,057      69.87
Over 120........................     6        6.45     21,402,352       5.90
                                   ---      ------   ------------     ------
Total...........................    93      100.00%  $362,757,263     100.00%
                                   ===      ======   ============     ======

Weighted Average Remaining Term to Maturity in Months: 114.0
* Assumes an April 30, 2005 maturity date for the Crown Participation

  The following table sets forth the range of remaining amortization terms of each Balloon Mortgage Loan. The remaining amortization term of a Balloon Mortgage Loan represents the number of months required to fully amortize the Cut-off Balance of each Balloon Mortgage Loan.

                            BALLOON MORTGAGE LOANS
                          REMAINING AMORTIZATION TERM

                                                                    PERCENT BY
                                          PERCENT BY   AGGREGATE     AGGREGATE
                                  NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                    OF        OF     BALANCE AS OF BALANCE AS OF
REMAINING AMORTIZATION           MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
  TERM IN MONTHS                  LOANS     LOANS        DATE          DATE
----------------------           -------- ---------- ------------- -------------
181-240.........................     8        8.60%  $ 34,442,465       9.49%
241-300.........................    52       55.91    190,620,139      52.55
301-360.........................    33       35.48    137,694,659      37.96
                                   ---      ------   ------------     ------
Total...........................    93      100.00%  $362,757,263     100.00%
                                   ===      ======   ============     ======

Weighted Average Remaining Amortization Term in Months: 308.3

  The following two tables set forth the range of Cut-off Date LTV Ratios and Maturity Date LTV Ratios of the Mortgage Loans. A "Cut-off Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance of a Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. A "Maturity Date LTV Ratio" is a fraction, expressed as a percentage, the numerator of which is the principal balance of a Mortgage Loan on the related Maturity Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because the value of Mortgaged Properties at the Maturity Date may be different than such appraisal value, there can be no assurance that the loan-to-value ratio for any Mortgage Loan determined at any time following origination thereof will be lower than the Cut-off Date LTV Ratio or Maturity Date LTV Ratio, notwithstanding any positive amortization of such Mortgage Loan. It is also possible that the market value of a Mortgaged Property securing a Mortgage Loan may decline between the origination thereof and the related Maturity Date.

  An appraisal of each of the Mortgaged Properties was made between January 1995 and November 1996. It is possible that the market value of a Mortgaged Property securing a Mortgage Loan has declined since the most recent appraisal for such Mortgaged Property. All appraisals were obtained by the related Originator in accordance with the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA").

                          CUT-OFF DATE LTV RATIOS (1)

                                                                    PERCENT BY
                                          PERCENT BY   AGGREGATE     AGGREGATE
                                  NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                    OF        OF     BALANCE AS OF BALANCE AS OF
CUT-OFF DATE                     MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
 LTV RATIOS                       LOANS     LOANS        DATE          DATE
------------                     -------- ---------- ------------- -------------
50% or less.....................    14       11.02%  $ 24,963,731       6.13%
50.01%-55.00%...................    16       12.60     27,768,306       6.82
55.01%-60.00%...................    16       12.60     81,296,786      19.98
60.01%-65.00%...................    21       16.54     79,268,721      19.48
65.01%-70.00%...................    21       16.54     74,036,081      18.19
70.01%-75.00%...................    32       25.20    104,042,647      25.56
75.01%-80.00%...................     7        5.51     15,609,081       3.84
                                   ---      ------   ------------     ------
Total...........................   127      100.00%  $406,985,353     100.00%
                                   ===      ======   ============     ======

Weighted Average Cut-off Date LTV Ratio: 64.3%
(1) Each Mortgaged Property securing the Crown Hotel Notes and the principal balance of the related Crown Hotel Note are accounted for separately. The principal balance of each Crown Hotel Note is presented as approximately 31.3423765% of the principal balance thereof. See "-- The Crown Participation" below.

                           BALLOON MORTGAGE LOAN (1)
                           MATURITY DATE LTV RATIOS

                                                                    PERCENT BY
                                          PERCENT BY   AGGREGATE     AGGREGATE
                                  NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                    OF        OF     BALANCE AS OF BALANCE AS OF
MATURITY DATE                    MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
 LTV RATIO                        LOANS     LOANS        DATE          DATE
-------------                    -------- ---------- ------------- -------------
50% or less.....................    37       32.74%  $106,321,891      29.31%
50.01%-55.00%...................    12       10.62     30,868,811       8.51
55.01%-60.00%...................    33       29.20    129,995,372      35.84
60.01%-65.00%...................    19       16.81     60,622,565      16.71
65.01%-70.00%...................    12       10.62     34,948,624       9.63
                                   ---      ------   ------------     ------
Total...........................   113      100.00%  $362,757,263     100.00%
                                   ===      ======   ============     ======

Weighted Average Maturity Date LTV Ratio: 55.0%
(1) Each Mortgaged Property securing the Crown Hotel Notes and the principal balance of the related Crown Hotel Note are accounted for separately. The principal balance of each Crown Hotel Note is presented as approximately 31.3423765% of the principal balance thereof. See "-- The Crown Participation" below.

  The following table sets forth the range of partial year 1996 Debt Service Coverage Ratios for the Mortgage Loans. The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan for any period is the ratio of Net Operating Income produced by the related Mortgaged Property for such period covered by the operating statement for such period to the amounts of principal and interest due under such Mortgage Loan for the same period. The DSCRs for 1996 are for periods that range from 2.4 to 12 months. The DSCRs for 1994 and 1995 for each Mortgage Loan are set forth in Annex A hereto. The DSCRs for 1994 and 1995 are for the entire fiscal year, except for the 1995 DSCRs for two Mortgage Loans which are partial year DSCRs. Generally, "Net Operating Income" for a Mortgaged Property equals the operating revenues for such Mortgaged Property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commissions and similar items. The operating statements for the Mortgaged Properties used in preparing the following table were obtained from the respective Mortgagors. The information contained therein has not been audited, and the Depositor has made no attempt to verify its accuracy. The information derived from these sources was not uniform among the Mortgage Loans. In addition, partial year operations may not necessarily be representative of full year operating results. In some instances, adjustments were made to such operating statements principally for real estate tax and insurance expenses resulting in increases or decreases in net operating income stated therein based upon the Depositor's evaluation that more appropriate information was available. In addition, obvious capital expenditures were eliminated and replacement reserve estimates were incorporated for each property based on MGT's standard underwriting ranges considering property age and improvements. The following ranges were utilized (by property type) in estimating the replacement reserve: office, $0.15 to $0.28 per net rentable square foot; multifamily, $222 to $334 per unit; retail, $0.11 to $0.20 per net rentable square foot; industrial, $0.10 to $0.15 per net rentable square foot; hotel, 4% to 5% of gross income; self-storage, $0.10 to $0.15 per net rentable square foot; nursing home, $250 to $354 per bed; cooperative/vacation homes, $56 per unit; and mobile home park, $253 per home/pad.

             PARTIAL YEAR 1996 DEBT SERVICE COVERAGE RATIOS (1)(2)

                                                                    PERCENT BY
                                                       AGGREGATE     AGGREGATE
                                  NUMBER  PERCENT BY   PRINCIPAL     PRINCIPAL
                                    OF    NUMBER OF  BALANCE AS OF BALANCE AS OF
 DEBT SERVICE                    MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
COVERAGE RATIO                    LOANS     LOANS        DATE          DATE
--------------                   -------- ---------- ------------- -------------
1.0000x or less.................     1        0.93%  $  1,051,408       0.26%
1.0001x-1.2000x.................    11       10.28     42,071,427      10.34
1.2001x-1.4000x.................    26       24.30     83,844,527      20.60
1.4001x-1.6000x.................    24       22.43    118,779,222      29.19
1.6001x-1.8000x.................    16       14.95     57,655,340      14.17
1.8001x-2.0000x.................    14       13.08     25,881,578       6.36
2.0001x-2.2000x.................     9        8.41     28,546,822       7.01
2.2001x-2.4000x.................     2        1.87     26,163,478       6.43
over 2.4001.....................     4        3.74     22,991,551       5.65
                                   ---      ------   ------------     ------
Total...........................   107      100.00%  $406,985,353     100.00%
                                   ===      ======   ============     ======

Weighted Average Debt Service Coverage Ratio: 1.77x
(1) The Crown Hotel Notes are set forth herein as one Mortgage Loan with a partial year (7 months) 1996 Debt Service Coverage Ratio of 2.28x. The Debt Service Coverage Ratios for the Crown Hotel Notes range from 1.21x to 4.61x.

(2) 1996 DSCR for one Mortgage Loan, Beachcomber Resort, secured by a vacation home property owned by a cooperative corporation and representing 0.54% of the Mortgage Pool is set forth herein as 2.74x. Such DSCR was determined based on the appraisal obtained in connection with the origination thereof. The partial year (6 months) 1996 DSCR reported by the Mortgagor was 0.98x.

  There is one Mortgage Loan with a partial year 1996 DSCR below 1.00x. Crystal Springs Manor, representing 0.26% of the Mortgage Loans, is an 80 unit multifamily property in Sacramento, California which had a partial year 1996 DSCR of 0.27x based on 9 months. Occupancy was 94.9% as of September 1996. The borrower made a significant amount of capital improvements to the property in 1996. Partial year 1996 expenses for repairs and maintenance and for salary, general and administration are significantly higher than the full year 1995 expenses amount. The DSCR based on 9 months of 1996 revenues annualized and full year 1995 expenses is 1.76x.

  The Mortgage Loans are secured by Mortgaged Properties located in 24 different states. The table below sets forth the states in which the Mortgaged Properties are located:

                          GEOGRAPHIC DISTRIBUTION (1)

                                                                    PERCENT BY
                                                       AGGREGATE     AGGREGATE
                                  NUMBER  PERCENT BY   PRINCIPAL     PRINCIPAL
                                    OF    NUMBER OF  BALANCE AS OF BALANCE AS OF
                                 MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
STATE                             LOANS     LOANS        DATE          DATE
-----                            -------- ---------- ------------- -------------
California......................    30       23.62%  $ 94,072,939      23.11%
Texas...........................    20       15.75     58,090,598      14.27
New York........................     5        3.94     28,015,369       6.88
Florida.........................     6        4.72     25,340,229       6.23
Georgia.........................     3        2.36     24,674,313       6.06
Arizona.........................     8        6.30     22,169,447       5.45
Pennsylvania....................    13       10.24     20,002,409       4.91
Illinois........................     4        3.15     18,493,861       4.54
Colorado........................     2        1.57     13,808,804       3.39
Michigan........................     3        2.36     12,677,460       3.11
Massachusetts...................     2        1.57     12,116,584       2.98
New Jersey......................     5        3.94     11,475,224       2.82
North Carolina..................     5        3.94      9,632,757       2.37
Kentucky........................     1        0.79      9,373,719       2.30
Minnesota.......................     3        2.36      8,217,498       2.02
Maryland........................     5        3.94      7,213,604       1.77
Nevada..........................     2        1.57      6,918,741       1.70
Wisconsin.......................     1        0.79      6,341,363       1.56
Oklahoma........................     2        1.57      4,746,297       1.17
Virginia........................     2        1.57      3,693,816       0.91
Louisiana.......................     1        0.79      3,051,185       0.75
South Dakota....................     1        0.79      2,884,186       0.71
Tennessee.......................     2        1.57      2,835,313       0.70
South Carolina..................     1        0.79      1,139,637       0.28
                                   ---      ------   ------------     ------
Total...........................   127      100.00%  $406,985,353     100.00%
                                   ===      ======   ============     ======

(1) Each Mortgaged Property securing the Crown Hotel Notes and the principal balance of the related Crown Hotel Note are accounted for separately. The principal balance of each Crown Hotel Note is presented as approximately 31.3423765% of the principal balance thereof. See "-- The Crown Participation" below.

                              PROPERTY TYPES (1)

                                                                  PERCENT BY
                                        PERCENT BY   AGGREGATE     AGGREGATE
                                NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                  OF        OF     BALANCE AS OF BALANCE AS OF
                               MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
TYPE                            LOANS     LOANS        DATE          DATE
----                           -------- ---------- ------------- -------------
Multifamily...................    52       40.94%  $143,379,149      35.23%
Retail--with anchor tenant
 (2)..........................    17       13.39    102,569,310      25.20
Retail--without anchor tenant
 (2)..........................    12        9.45     30,386,351       7.47
Hotel.........................    28       22.05     50,299,958      12.36
Nursing Home..................     5        3.94     36,465,756       8.96
Office........................     5        3.94     25,732,611       6.32
Self Storage..................     4        3.15      9,224,037       2.27
Industrial....................     2        1.57      3,750,020       0.92
Mobile Home Park..............     1        0.79      2,970,731       0.73
Cooperative/Vacation Homes....     1        0.79      2,207,430       0.54
                                 ---      ------   ------------     ------
Total.........................   127      100.00%  $406,985,353     100.00%
                                 ===      ======   ============     ======

(1) Each Mortgaged Property securing the Crown Hotel Notes and the principal balance of the related Crown Hotel Note are accounted for separately. The principal balance of each Crown Hotel Note is presented as approximately 31.3423765% of the principal balance thereof. See "-- The Crown Participation" below.

(2) For purposes of this table, the properties with an anchor tenant are as designated in Annex A. The anchor tenant, if any, is set forth in Annex A.

            YEARS SINCE THE MORTGAGED PROPERTIES WERE BUILT (1)(2)

                                                                     PERCENT BY
                                           PERCENT BY   AGGREGATE     AGGREGATE
                                   NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                     OF        OF     BALANCE AS OF BALANCE AS OF
 PROPERTY AGE                     MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
  IN YEARS                         LOANS     LOANS        DATE          DATE
------------                      -------- ---------- ------------- -------------
   6 or less.....................     3        2.36%  $ 26,659,033       6.55%
   7-11..........................    44       34.65    124,635,392      30.62
  12-16..........................    19       14.96     66,793,438      16.41
  17-21..........................    13       10.24     35,292,272       8.67
  22-26..........................    23       18.11     79,694,944      19.58
  27-31..........................    10        7.87     31,520,606       7.74
  Over 31........................    15       11.81     42,389,667      10.42
                                    ---      ------   ------------     ------
  Total..........................   127      100.00%  $406,985,353     100.00%
                                    ===      ======   ============     ======

Weighted Average Property Age in Years: 18.1
(1) Each Mortgaged Property securing the Crown Hotel Notes and the principal balance of the related Crown Hotel Note are accounted for separately. The principal balance of each Crown Hotel Note is presented as approximately 31.3423765% of the principal balance thereof. See "-- The Crown Participation" below.

(2) See Annex A for the date on which the Mortgaged Property most recently underwent some degree of capital improvements.

                       PHYSICAL OCCUPANCY PERCENTAGES (1)
          MULTIFAMILY, MOBILE HOME PARK AND COOPERATIVE/VACATION HOMES

                                                                     PERCENT BY
                                           PERCENT BY   AGGREGATE     AGGREGATE
                                   NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                     OF        OF     BALANCE AS OF BALANCE AS OF
  OCCUPANCY                       MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
 PERCENTAGES                       LOANS     LOANS        DATE          DATE
 -----------                      -------- ---------- ------------- -------------
  80.1%- 85.0%...................     1        1.85%  $  2,279,365       1.53%
  85.1%- 90.0%...................     4        7.41      7,732,164       5.20
  90.1%- 95.0%...................    17       31.48     54,760,656      36.86
  95.1%-100.0%...................    32       59.26     83,785,123      56.40
                                    ---      ------   ------------     ------
  Total..........................    54      100.00%  $148,557,309     100.00%
                                    ===      ======   ============     ======

Weighted Average Occupancy Percentage: 95.2%
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                       PHYSICAL OCCUPANCY PERCENTAGES (1)
                                     RETAIL

                                                                     PERCENT BY
                                           PERCENT BY   AGGREGATE     AGGREGATE
                                   NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                     OF        OF     BALANCE AS OF BALANCE AS OF
  OCCUPANCY                       MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
 PERCENTAGES                       LOANS     LOANS        DATE          DATE
 -----------                      -------- ---------- ------------- -------------
  70.1%- 75.0%...................     1        3.45%  $  1,080,146       0.81%
  80.1%- 85.0%...................     4       13.79     13,087,666       9.84
  85.1%- 90.0%...................     9       31.03     40,457,196      30.43
  90.1%- 95.0%...................     3       10.34     11,553,361       8.69
  95.1%-100.0%...................    12       41.38     66,777,293      50.23
                                    ---      ------   ------------     ------
  Total..........................    29      100.00%  $132,955,662     100.00%
                                    ===      ======   ============     ======

Weighted Average Occupancy Percentage: 93.4%
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                  PHYSICAL DAILY OCCUPANCY PERCENTAGES (1)(2)
                                     HOTEL

                                                                     PERCENT BY
                                           PERCENT BY   AGGREGATE     AGGREGATE
                                   NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                     OF        OF     BALANCE AS OF BALANCE AS OF
  OCCUPANCY                       MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
 PERCENTAGES                       LOANS     LOANS        DATE          DATE
 -----------                      -------- ---------- ------------- -------------
  60.1%-65.0%....................     3       10.71%   $ 4,417,078       8.78%
  65.1%-70.0%....................     7       25.00     14,634,554      29.09
  70.1%-75.0%....................     3       10.71      3,894,913       7.74
  75.1%-80.0%....................     5       17.86     15,657,706      31.13
  80.1%-85.0%....................     5       17.86      5,375,203      10.69
  85.1%-90.0%....................     4       14.29      3,413,233       6.79
  90.1%-95.0%....................     1        3.57      2,907,271       5.78
                                    ---      ------    -----------     ------
  Total..........................    28      100.00%   $50,299,958     100.00%
                                    ===      ======    ===========     ======

Weighted Average Occupancy Percentage: 74.7%
(1) Each Mortgaged Property securing the Crown Hotel Notes and the principal balance of the related Crown Hotel Note are accounted for separately. The principal balance of each Crown Hotel Note is presented as approximately 31.3423765% of the principal balance thereof. See "-- The Crown Participation" below.

(2) See Annex A for the period over which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES (1)
                                    OFFICE

                                                                     PERCENT BY
                                           PERCENT BY   AGGREGATE     AGGREGATE
                                   NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                     OF        OF     BALANCE AS OF BALANCE AS OF
  OCCUPANCY                       MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
 PERCENTAGES                       LOANS     LOANS        DATE          DATE
 -----------                      -------- ---------- ------------- -------------
  90.1%- 95.0%...................     2       40.00%   $ 7,362,164      28.61%
  95.1%-100.0%...................     3       60.00     18,370,447      71.39
                                    ---      ------    -----------     ------
  Total..........................     5      100.00%   $25,732,611     100.00%
                                    ===      ======    ===========     ======

Weighted Average Occupancy Percentage: 96.3%
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

                      PHYSICAL OCCUPANCY PERCENTAGES (1)
                                     OTHER

                                                                     PERCENT BY
                                           PERCENT BY   AGGREGATE     AGGREGATE
                                   NUMBER    NUMBER     PRINCIPAL     PRINCIPAL
                                     OF        OF     BALANCE AS OF BALANCE AS OF
  CCUPANCYO                       MORTGAGE  MORTGAGE   THE CUT-OFF   THE CUT-OFF
 PRCENTAGESE                       LOANS     LOANS        DATE          DATE
-----------                       -------- ---------- ------------- -------------
  85.1%- 90.0%...................     1        9.09%   $ 8,377,540      16.94%
  90.1%- 95.0%...................     4       36.36     13,468,587      27.24
  95.1%-100.0%...................     6       54.55     27,593,686      55.81
                                    ---      ------    -----------     ------
  Total..........................    11      100.00%   $49,439,813     100.00%
                                    ===      ======    ===========     ======

Weighted Average Occupancy Percentage: 94.5%
(1) See Annex A for dates as of which occupancy percentages were calculated for each Mortgaged Property.

  With certain limited exceptions relating to casualty and condemnation proceeds, or other prepayments beyond the borrower's control, all of the Mortgage Loans prohibit the prepayment thereof until a date specified in the related Mortgage Note (such period, the "Lock-out Period" and the date of expiration thereof, the "Lock-out Date") and/or provide that upon any voluntary principal prepayment of a Mortgage Loan, the related Mortgagor will be required to pay a prepayment premium or yield maintenance penalty (a "Prepayment Premium"). The following table sets forth the percentage of the declining aggregate balance of all the Mortgage Loans that on February 1 of each of the years indicated will be within their related Lock-out Period and/or in which a principal prepayment must be accompanied by a Prepayment Premium.

                PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM ANALYSIS
         PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE
               AS OF THE DATE INDICATED ASSUMING NO PREPAYMENTS*

                                    FEB.    FEB.    FEB.    FEB.    FEB.    FEB.    FEB.    FEB.    FEB.   FEB.
                          CURRENT   1998    1999    2000    2001    2002    2003    2004    2005    2006   2007
                          -------  ------  ------  ------  ------  ------  ------  ------  ------  ------  -----
Lock-out................    95.6%    93.9%   90.5%   73.6%   14.9%   10.5%    9.1%    0.0%    0.0%    0.0%   0.0%
Prepayment Premium
 Yield Maintenance (1)..     4.4      6.1     9.5    18.2    74.7    76.3    73.9    84.7    81.2    42.2   63.3
7.00-7.99% (2)..........     0.0      0.0     0.0     0.0     0.0     2.8     1.3     0.0     0.0     0.0    0.0
6.00-6.99% (2)..........     0.0      0.0     0.0     0.0     0.0     0.0     2.8     1.3     0.0     0.0    0.0
5.00-5.99% (2)..........     0.0      0.0     0.0     0.0     0.6     0.0     0.0     2.8     1.3     0.0    0.0
4.00-4.99% (2)..........     0.0      0.0     0.0     0.0     0.0     0.6     0.0     0.0     2.8     1.5    0.0
3.00-3.99% (2)..........     0.0      0.0     0.0     5.6     6.4     0.0     0.6     0.0     0.0     3.3    8.1
2.00-2.99% (2)..........     0.0      0.0     0.0     0.0     0.0     6.4     5.7     0.6     0.0     0.0   18.1
1.00-1.99% (2)..........     0.0      0.0     0.0     2.6     3.3     3.3     4.1    10.1    11.6     1.0    5.1
0.01-0.99% (2)..........     0.0      0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0     0.0    0.0
No Prepayment Premium...     0.0      0.0     0.0     0.0     0.0     0.0     2.6     0.4     3.2    51.9    5.4
                          ------   ------  ------  ------  ------  ------  ------  ------  ------  ------  -----
Total...................   100.0%   100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0%  100.0% 100.0%
                          ======   ======  ======  ======  ======  ======  ======  ======  ======  ======  =====
Aggregate Principal
 Balance of the Mortgage
 Loans (3)..............  $407.0   $402.0  $396.5  $390.5  $383.9  $376.8  $368.9  $346.5  $337.5  $266.9  $46.4
Percentage of Cut-off
 Date Principal Balance
 of the Mortgage Loans
 Outstanding............   100.0%    98.8%   97.4%   95.9%   94.3%   92.6%   90.7%   85.1%   82.9%   65.6%  11.4%

* The Crown Hotel Notes provide for a 3.00% Prepayment Premium for 51 months following the Cut-off Date but prohibit the prepayment thereof for 27 months following the Cut-off Date except if the related Mortgaged Property is sold. For purposes of the table it is assumed that none of the Mortgaged Properties related to the Crown Hotel Notes are sold and that therefore the Crown Hotel Notes are subject to such Lock-out Period and Prepayment Premium. For one Mortgage Loan representing 0.65% of the Mortgage

   Pool, the related Mortgage Note provides for a four-year Lock-out Period and a Prepayment Premium in subsequent years equal to the lesser of a Prepayment Premium based on a present value calculation (as described in footnote (1) below, without giving effect to any minimum premium) and 5.00%, 4.00%, 3.00%, 2.00%, 1.00% and 1.00%, respectively, for each year, for the six years following the Lock-out Period. For purposes of such Mortgage Loan and the table, it is assumed that the related Prepayment Premium based on a present value calculation will always be greater than the fixed Prepayment Premium for each indicated year and therefore that such fixed Prepayment Premiums would accompany any principal prepayment during such period. Finally, for one Mortgage Loan representing 1.47% of the Mortgage Pool, the related Mortgage provides that if one of the tenants notifies the related Mortgagor by February 28, 1997 of such tenant's intention to exercise its option to purchase one of the related Mortgaged Properties, such Mortgage Loan is required to be prepaid in full if such Mortgaged Property is purchased. Such prepayment in full is required to be accompanied by a Prepayment Premium calculated as described in footnote (1) below. Otherwise such Mortgage Loan provides for a four-year Lock-out Period and such a Prepayment Premium thereafter.

(1) The Mortgage Loans generally require the payment of a Prepayment Premium in connection with any principal prepayment, in whole or in part. Any Prepayment Premium will equal the present value, as of the date of prepayment, of the remaining Monthly Payments from such date of prepayment through the related stated maturity (including the Balloon Payment), determined by discounting such payments at a U.S. Treasury rate specified therein, minus the then outstanding balance, subject to a minimum Prepayment Premium equal to 1% of the principal balance of such Mortgage Loan being prepaid.

(2) Mortgage Loan requires a Prepayment Premium equal to indicated percentage of amount prepaid.

(3) Millions of dollars.

THE CROWN PARTICIPATION

  General. Pursuant to a Master Loan Agreement, as amended (the "Loan Agreement"), Crown American Associates and a special purpose wholly owned subsidiary thereof (collectively "Crown") borrowed $75 million under a loan which was secured by mortgages on a fee simple (or, with respect to 3 of the properties, a leasehold) interest in 21 hotel properties (the "Hotel Properties") and one retail property (the "Crown Loan"). The Crown Loan is represented by 22 promissory notes ("Notes"), one for each of the properties ("Properties"). Only the Notes secured by the 21 Hotel Properties (the "Crown Hotel Notes") are the subject of a Participation Agreement (as defined and more fully described below under "-- The Participation Agreement"). The Crown Hotel Notes are cross-collateralized and cross-defaulted such that an event of default will allow the holder of the Crown Hotel Notes to pursue remedies against all the Hotel Properties. The Cut-off Date balance of the Crown Hotel Notes was approximately $72,282,758, and the Cut-off Date balance of the portion thereof represented by the 31.3423765% interest under the Participation Agreement to be conveyed into the Trust Fund was $22,655,134 (the "Crown Participation"). The remaining 68.6576235% interest in the Crown Hotel Notes will not be included in the Trust Fund. A 34.2664421% and a 34.3911814% interest have been conveyed to two trust funds created under a Pooling and Servicing Agreement dated as of January 1, 1996, with respect to J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1996-C2 and a Pooling and Servicing Agreement dated as of June 1, 1996, with respect to J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1996-C3, respectively. For all purposes elsewhere in this Prospectus (except as otherwise indicated), the Crown Participation is being treated as a Mortgage Loan with a Cut-off Date principal amount of $22,655,134 and an assumed maturity date of April 30, 2005. See "-- Payment Terms" and "--
 The Hotel Properties" below for the descriptive terms of the Crown Loan and property geographic concentration.

  The Borrower. Crown is a wholly owned subsidiary of Crown Hotel Holding Company, a Delaware corporation ("CHHC"), which is a wholly owned subsidiary of Crown Delaware Holding Company, a Delaware corporation ("CDHC"). Crown was formed in 1993 as the successor by merger to Crown American Corporation ("CAC"). Prior to such merger, CAC owned the Properties, approximately 25 enclosed shopping malls and certain other assets. As part of a restructuring in August 1993, CAC contributed 23 of the shopping malls and certain other real estate to Crown American Properties, L.P. ("CAP") and Crown American Financing Partnership. CAP is a Delaware limited partnership, 74% of which is owned by Crown American Realty Trust, a publicly traded Maryland real estate investment trust. The remaining 26% of CAP is owned by other subsidiaries of CDHC. Pursuant to the restructuring, CAC merged with and into Crown, with Crown acquiring the remaining assets and assuming certain related liabilities of CAC. Prior to the funding of the Crown Loan, Crown conveyed all of its real estate properties that do not secure the Crown Loan to other affiliated entities. Currently, the only substantial assets owned by Crown are the Properties. While Crown is restricted from owning or operating any assets other than those currently owned, Crown did have prior operations and assets that potentially could subject Crown to liability. Crown has been indemnified against liabilities associated with such assets by CDHC.

  Payment Terms. The Crown Hotel Notes bear interest at a fixed rate equal to 9.82% per annum computed on the basis of the actual number of days elapsed each month over a 360-day year. As of the Cut-off Date, principal will amortize over a 296-month term with a final maturity of April 30, 2015. Beginning in May 2005 the monthly principal amortization will become the greater of the amount required under the current amortization schedule or 100% of the net operating income (NOI) from the prior month net of accrued interest on the Crown Hotel Notes for such month. In calculating NOI for this purpose, operating expenses for the Hotel Properties shall also include (a) the lesser of (i) $2,250,000 (the current debt service on a loan secured in part by the equity interest in Crown; see "Notice and Cure Agreement" below) and (ii) debt service on any debt secured by the equity interest in Crown, (b) a capital expenditure reserve of five percent (5%) of gross revenues, and (c) a management fee of not more than six percent (6%) of gross revenues.

  The Crown Hotel Notes cannot be voluntarily prepaid prior to May 1, 1999 except in the case of a bona fide sale to a third party of the related Hotel Property, in which case a Prepayment Premium of 3% and the release amount (described below) would be payable. Thereafter, any Crown Hotel Note can be prepaid subject to, among other things, the satisfaction of a debt service coverage test and the payment of (a) a Prepayment Premium (see Annex A hereto) and (b) a release amount equal to the greater of (i) 25% of the outstanding principal balance of such Crown Hotel Note and (ii) 100% of the net proceeds from the sale of the related Mortgaged Property in excess of such outstanding principal balance. Any release amount paid shall be applied to the repayment of the principal balance of the other Crown Hotel Notes.

                          THE CROWN HOTEL PROPERTIES

                                                                                       NO. OF
PROPERTY NAME                               LOCATION                                   ROOMS
-------------                               --------                                   ------
Holiday Inn                             Cumberland, MD                                  130
Comfort Inn                             Atlanta, GA                                     260
Marriott Courtyard                      Bensalem, PA                                    167
Holiday Inn Holidome                    Clarion, PA                                     122
Holiday Inn Holidome                    Frederick, MD                                   155
Comfort Inn                             Harrisburg, PA                                  116
Holiday Inn                             Johnstown, PA                                   164
Comfort Inn                             Oak Ridge, TN                                   122
Comfort Inn                             Pottstown, PA                                   121
Best Western Crown Park                 Durham, NC                                      177
Holiday Inn                             Uniontown, PA                                   180
Comfort Suites                          Asheville, NC                                   125
Holiday Inn                             Beaver Falls, PA                                156
Holiday Inn                             Charlotte, NC                                   177
Holiday Inn Express                     Frederick, MD                                   104
Best Western Crown Park                 Harrisburg, PA                                  167
Holiday Inn                             Indiana, PA                                     159
Holiday Inn Express                     Johnstown, PA                                   105
Comfort Inn                             Macon, GA                                       120
Comfort Inn                             Newport News, VA                                125
Holiday Inn Holidome                    York, PA                                        181

  Management of Hotels. The Hotel Properties are managed by Crown American Hotels Company ("CAHC"), an affiliate of Crown, pursuant to Real Estate Management Agreements. The Real Estate Management Agreements are terminable upon 30 days' notice.

  Reserves. At closing, Crown deposited $869,515 into a Capital Expenditure Reserve with respect to the Hotel Properties, to be used for certain specified capital improvements and deferred maintenance. In addition, Crown is required to escrow with the Primary Servicer on a monthly basis through April 2005 amounts averaging $352,411 and thereafter an amount equal to five percent (5%) of the gross revenues of the Hotel Properties for acquisition, repair or replacement of furniture, fixtures or equipment and for capital improvements.

  Notice and Cure Agreement. Concurrently with the funding of the Crown Loan, Starwood Mezzanine Investors, L.P. ("Starwood") made a $15 million loan to CHHC, secured in part by a pledge of the equity interest in Crown. Pursuant to a Notice and Cure Agreement, Starwood would be provided with notice of an event of default under the Crown Loan when such notice is provided to Crown and Starwood would have the opportunity to cure such default. Starwood has no direct lien on any of the assets of Crown, and is not a creditor of Crown.

  Environmental Insurance. Crown purchased for each Hotel Property an environmental insurance policy covering up to $2 million (subject to a $100,000 deductible) of expenses or costs arising from claims as a result of environmental contamination discovered during the policy term which expires April 24, 2000. Crown also purchased an asbestos liability insurance policy for an initial 5 year term covering eleven of the Hotel Properties in the amount of $1 million per occurrence and $2 million in the aggregate, and a similar policy for the remaining ten Hotel Properties. All such policies were issued by a wholly owned subsidiary of Zurich American Insurance Group of Schaumburg, Illinois which is rated "A+XV" by A.M. Best, "AA+" by Standard & Poor's and Aa3 by Moody's. The Loan Agreement requires Crown to maintain such policies in full force and effect with premiums prepaid through the earlier of
(i) 5 years from the most recent policy anniversary date or (ii) the Maturity Date. If Crown is unable to purchase such extensions because the insurance is no longer commercially available, then Crown is required to cause ESA reports to be made with respect to each Hotel Property beginning 12 months prior to expiration of the existing policies and deliver them to the holder of the Mortgage 120 days prior to such expiration. Crown has agreed to promptly make a claim under the policies if contamination is discovered.

  The Participation Agreement. The Crown Participation that is included in the Trust Fund is a 31.3423765% participation (a "Participation" and any owner thereof (including the Trust Fund), a "Participant") pursuant to a Participation Agreement dated as of January 30, 1996, between MGT, as seller of the Participations (the "Seller"), the Depositor, as initial Participant, BOMCC, as servicer of the Participation (the "Participation Servicer") and State Street Bank and Trust Company, as custodian (the "Custodian") (the "Participation Agreement"). The Participation Agreement calls for the Crown Hotel Notes and loan documents to be maintained by the Custodian pursuant to a custodial agreement between the Custodian and the Seller. The Crown Loan will be serviced pursuant to a servicing agreement between the Seller and BOMCC as Primary Servicer, Special Servicer and Master Servicer (the "Crown Servicing Agreement"), the servicing provisions of which are substantially similar to the servicing provisions of the Pooling and Servicing Agreement. See "Servicing." If BOMCC ceases to be the Master Servicer, the successor Master Servicer shall assume the duties of the Participation Servicer under the Participation Agreement.

  Under the Participation Agreement, the Participation Servicer will maintain the list of Participants and will distribute amounts required to be distributed under the Crown Servicing Agreement to the Participants in accordance with their percentage interests. The Participation Servicer will provide a list of each Participant and such Participant's respective percentage interest to any Participant upon request.

  All actions requiring a vote of the Participants will require a vote of Participants holding more than 50% of the Participations (the "Majority Percentage"), except that a 100% unanimous vote of all Participants will be required to amend the Crown Servicing Agreement to change the servicing provisions thereof which affect the Crown Hotel Notes, including the authority of the Special Servicer to modify the Crown Hotel Notes and the requirement for the Special Servicer to provide an Asset Strategy Report. See
"Servicing -- Responsibilities of Special Servicer." Each Participant is entitled to receive information and reports with respect to the Crown Hotel Notes. By conveying the Participation into a securitization, each Participant acknowledges that the person entitled to vote or consent to action with respect to the Crown Hotel Notes will be as set forth in the related pooling and servicing agreements. In the case of the Crown Participation in the Trust Fund, the Directing Certificateholder (as defined herein) will have the right to vote on or consent to any action with respect to the Mortgage Loans on behalf of the Trust Fund, as more fully described under "Servicing -- Responsibilities of the Special Servicer" herein; provided, however, that since the Crown Participation represents only a 31.3423765% interest in the Crown Hotel Notes, it is therefore not sufficient to control any actions with respect to the Crown Hotel Notes. The approval of any such actions will be subject to the vote of the Majority Percentage, which will include other owners of Participations. There can be no assurance that such other Participants will vote in the same manner as would the Directing Certificateholder hereunder. The Master Servicer and Participation Servicer may refuse to follow the Majority Percentage's instructions if it might expose the Master Servicer or Participation Servicer, as applicable, to any material liability or obligation of any kind.

BORROWER CONCENTRATION

  Heritage Pavilion Shopping Center. One Mortgage Loan, representing 5.27% of the Mortgage Loans, is secured by the Heritage Pavilion Shopping Center located in Smyrna, Georgia ("Heritage Pavilion"). Heritage Pavilion is a single story 262,875-square foot retail center constructed in 1995. It is located at the northwest quadrant of the intersection of Cobb Parkway (U.S. Highway 41) and Hargrove Road, approximately ten miles northwest of Atlanta. Heritage Pavilion was 100% occupied as of August, 1996. Its nine tenants lease areas ranging in size from 8,750 square feet for Ultra 3 (The Cosmetic Savings Store, Inc.) to 50,419 square feet for Home Place Stores, Inc. Other tenants are Michael's, Marshalls, Rhodes Furniture, Media Play (Musicland Stores Corporation), Hi-Fi Buys, Pets Mart and Computer City (Tandy Corporation). Most of the leases have a term of fifteen years or greater. The borrowing entity is a single purpose Georgia corporation. Under their current leases, certain tenants (representing approximately 89.1% of the gross leasable area of the property) have unrestricted "go dark" rights to cease operations at the leased premises, though remaining liable for rents due under their leases. Certain of these same tenants (whose leased space represents approximately 30.9% of the gross leasable area of the property) have the right to terminate their leases under co-tenancy clauses in the event other tenants cease operations, including pursuant to the "go dark" options described above. The Debt Service Coverage Ratio based on six months of operation in 1996 was 1.53x.

  Properties Managed by Affiliates of Basic Capital Management,
Inc. Properties securing three of the Mortgage Loans, representing in the aggregate 4.68% of the Mortgage Loans, are under common management by affiliates of Basic Capital Management, Inc. ("BCM"). Plano Market Square is a retail shopping center located in Plano, Texas. Saratoga Office Center is a multi-tenant office facility located in Saratoga, California. Covered Bridge Apartments is a 176-unit garden apartment complex located in Gainesville, Florida. The borrowing entity in each case is a newly formed single purpose entity. BCM is the ultimate parent of Plano Market Square. The borrowing entities for the other two Mortgage Loans are directly owned by publicly traded companies controlled by BCM. None of these Mortgage Loans is cross-defaulted or cross-collateralized with any other Mortgage Loan. BCM is a privately-held Nevada corporation owned and controlled by the family of Gene
S. Phillips, former chairman of Southmark Corporation, a real estate syndicator ("Southmark") and parent of San Jacinto Savings Association ("San Jacinto"). Southmark filed a bankruptcy petition in July 1989 and San Jacinto was declared insolvent and placed in receivership by federal authorities in December 1990.

RELATED BORROWERS

  Sav-Max Center and Pak N'Save Center. Two Mortgage Loans, representing in the aggregate 3.19% of the Mortgage Loans, are secured by the Sav-Max Shopping Center and Pak N'Save Shopping Center, respectively, each located in San Jose, California. The borrowing entity for each loan is Park & Associates, LLC, a California limited liability company. The loans are cross-collateralized and cross-defaulted.

  Days Inn Loans. Two Mortgage Loans, representing in the aggregate approximately 1.41% of the Mortgage Loans, are secured by Days Inn motels located in Raleigh and Morrisville, North Carolina, respectively. The borrowing entity in each case is a single purpose entity. The corporate borrower of one of the

Mortgage Loans is the corporate general partner of the limited partnership borrowing entity on the other Mortgage Loan. The Mortgage Loans are cross-collateralized and cross-defaulted.

  Fairmont Heights Apartments. Two Mortgage Loans, representing in the aggregate approximately 1.22% of the Mortgage Loans, are secured by apartment properties located in Oakland, California. The borrower on both Mortgage Loans is a family trust and the Mortgage Loans are cross-collateralized and cross-defaulted.

  Brentwood/Timberland Apartments, Park Place Apartments, Colony Park Apartments, Chateau/Summit Bridge Apartments and Hillcrest Place
Apartments. Five Mortgage Loans, representing in the aggregate approximately 3.25% of the Mortgage Loans, are secured by the Brentwood/Timberland Apartments, the Park Place Apartments and the Colony Park Apartments, all located in Wichita Falls, Texas, and the Chateau/Summit Ridge Apartments, Oklahoma City, Oklahoma, and Hillcrest Place Apartments, Norman, Oklahoma, respectively. The borrowing entity in each case is a separate limited partnership. The entities are commonly controlled, but the Mortgage Loans are not cross-collateralized or cross-defaulted.

  Michaels Plaza, Bell Plaza, Palm Plaza and Columbia Plaza. Four of the Mortgage Loans, representing in the aggregate approximately 2.15% of the Mortgage Loans, are secured by the Michaels Plaza Shopping Center, Tempe, Arizona, the Bell Plaza Shopping Center, Phoenix, Arizona, the Palm Plaza Shopping Center, Chandler, Arizona, and the Columbia Plaza Shopping Center, Peoria, Arizona, respectively. The entities are commonly controlled, but the Mortgage Loans are not cross-collateralized or cross-defaulted.

  Santa Fe Apartments and Ventana Apartments. Two Mortgage Loans, representing in the aggregate approximately 1.34% of the Mortgage Loans, are secured by the Santa Fe Apartments and Ventana Apartments, respectively, both located in Los Angeles, California. The borrowing entities are limited partnerships having a common general partner, but the Mortgage Loans are not cross-collateralized or cross-defaulted.

  Belleville Apartments, Chestnut Apartments and Woodbridge Apartments. Three Mortgage Loans, representing in the aggregate approximately 0.67% of the Mortgage Loans, are secured by the Belleville Apartments, Belleville, New Jersey, the Chestnut Apartments, Roselle Park, New Jersey, and the Woodbridge Apartments, Woodbridge, New Jersey, respectively. The entities are commonly owned, but the Mortgage Loans are not cross-collateralized or cross-defaulted.

ESCROWS

  All of the Mortgage Loans provide for monthly escrows to cover property taxes on the Mortgaged Properties. Monthly escrows to cover insurance premiums on the Mortgaged Properties are also generally required, except with respect to Mortgage Loans originated by Home Savings of America, FSB where, if the insurance required pursuant to the terms of such Mortgage Loan is not maintained by the related Mortgagor, the Servicer may require monthly escrows in addition to providing force-placed coverage.

  Seventy-six of the Mortgage Loans (including the Crown Participation as a Mortgage Loan), which represent 73.37% of the Mortgage Loans, also require monthly escrows to cover ongoing replacements and capital repairs.

  Thirty-five of the Mortgage Loans, which represent 98.36% by principal balance of the Mortgage Loans secured by retail, industrial or office properties, also required upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions.

  See Annex A for additional information on the monthly escrows on the Mortgage Loans.

UNDERWRITING GUIDELINES

  MGT has provided each Originator with guidelines establishing certain procedures with respect to underwriting the Mortgage Loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans in any material respect.

  Property Analysis. The Originator is required to perform a site inspection to evaluate the location and quality of each Mortgaged Property. Such inspection includes an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Originator also is required to assess the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the Originator is to evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

  Cash Flow Analysis. The Originator is required to review operating statements provided by the Mortgagor and to make adjustments in order to determine the Debt Service Coverage Ratio. See "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loans" above.

  Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the Originator is required to obtain a current full narrative appraisal conforming to the requirements of FIRREA. The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The Originator is required to determine the loan-to-value ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

  Evaluation of Borrower. The Originator is required to evaluate the Mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally is to include obtaining and reviewing a credit report or other reliable indication of the Mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the Mortgagor as to prior real estate experience and current contingent liabilities. In addition, in general, each Mortgagor for loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and the Originator is required to review the organizational documents of the Mortgagor to verify compliance with such requirement. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the Mortgagor and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Originator is required to evaluate the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

  Environmental Site Assessment. The Originator is required to obtain a current or updated ESA for each Mortgaged Property prepared by a qualified environmental firm approved by the Originator. The Originator is required to review the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the Originator must require the Mortgagor to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, or to establish an operations and maintenance plan and to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within twelve months.

  Physical Assessment Report. The Originator is required to obtain a current physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm approved by the Originator. The Originator is required to review the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Originator is generally obligated to require the Mortgagor to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than twelve months.

  Title Insurance Policy. The Mortgagor is required to provide, and the Originator is required to review, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the risk in connection with any one mortgage loan assumed by one title insurance company may not be more than 40% of the sum of such company's capital, surplus and reserves (exceptions can be made where re-insurance or co-insurance by another title insurance company will cover excess risk), (b) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (c) the policy must be in an amount equal to the original principal balance of the loan, (d) the protection and benefits must run to the mortgagee and its successors and assigns, (e) the policy should be written on the most current standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (f) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

  Property Insurance. The Mortgagor is required to provide, and the Originator is required to review, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage;
(2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the Originator may require based on the specific characteristics of the Mortgaged Property.

ADDITIONAL INFORMATION

  A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will include the following eight classes of Offered Certificates designated as the Class A1, Class A2, Class A3, Class B, Class C, Class D, Class E and Class X Certificates. In addition to the Offered Certificates, the Certificates will also include the Class F, Class G, Class NR, Class R-I, Class R-II and Class R-III Certificates. Only the Offered Certificates are offered hereby. The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) a pool of fixed rate Mortgage Loans (including the Crown Participation as a Mortgage
Loan) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection or Certificate Accounts or any account established in connection with REO Properties (the "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. The term "Mortgage Loan" herein shall include the Crown Participation, provided, however, that any calculation based on the principal balance of one or more Mortgage Loans shall include only the percentage interest in the Crown Hotel Notes represented by the Crown Participation.

  The Class A1, Class A2 and Class A3 Certificates will evidence approximately an initial 68.5% undivided interest in the Trust Fund. The Class B Certificates will evidence approximately an initial 6.0% undivided interest in the Trust Fund. The Class C Certificates will evidence approximately an initial 5.5% undivided interest in the Trust Fund. The Class D Certificates will evidence approximately an initial 5.0% undivided interest in the Trust Fund. The Class E Certificates will evidence approximately an initial 1.5% undivided interest in the Trust Fund.

  The Offered Certificates (the " DTC Registered Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants. The DTC Registered Certificates, other than the Class X Certificates, will be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class X Certificates will be issued in denominations of $100,000 Notional Amount and integral multiples of $1 Notional Amount.

  The DTC Registered Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the DTC Registered Certificates (a "Beneficial Owner") will be entitled to receive a certificate representing such person's interest (a "Definitive Certificate"), except as set forth below under "--
 Book-Entry Registration of Certain of the Senior Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued for the DTC Registered Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the DTC Registered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the DTC Registered Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the DTC Registered Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

  The Offered Certificates will be initially issued to Certificateholders through the book-entry facilities of DTC, or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if such Certificateholders are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC Participants," and together with the CEDEL and Euroclear participating organizations, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

  Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

  Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

  CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

  Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

  Distributions in respect of the DTC Registered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the DTC Registered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions. None of the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Beneficial Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Beneficial Owner. Otherwise, the Beneficial Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  Definitive Certificates. Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

  Upon the occurrence of an event described in the Prospectus in the seventh paragraph under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Participants who have ownership of DTC Registered Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their DTC Registered Certificates. Upon surrender by DTC of the definitive certificates representing the DTC Registered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the DTC Registered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

  For additional information regarding DTC and the DTC Registered
Certificates, see Annex C and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

DISTRIBUTIONS

  Method, Timing and Amount. Distributions on the Certificates will be made on the 25th day of each month or, if such 25th day is not a business day, then on the next succeeding business day, commencing in March 1997 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions as provided in the Pooling and Servicing Agreement and is the registered holder of Certificates with an initial aggregate denomination of at least $100,000 or, otherwise, by check. The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Certificate is equal to the initial denomination thereof as of the Delivery Date, divided by the initial Class Balance or Notional Amount, as applicable, for such class. The aggregate distribution to be made on the Certificates on any Distribution Date shall equal the Available Distribution Amount.

  The "Available Distribution Amount" for any Distribution Date is an amount equal to (a) the sum of (i) the amount on deposit in the Primary Collection Account (as defined herein) as of the close of business on the related Determination Date, which amount will include scheduled payments on the Mortgage Loans due on or prior to the related Due Date immediately preceding, and collected as of, such Determination Date (to the extent not distributed on previous Distribution Dates) and unscheduled payments and other collections on the Mortgage Loans collected during the related Remittance Period and (ii) the aggregate amount of any P&I Advances made by each Servicer in respect of such Distribution Date (not otherwise included in clause (i) above) net of (b) the portion of the amount described in clause (a)(i) hereof that represents (i) Monthly Payments due on a Due Date subsequent to the end of the related Remittance Period, (ii) any amounts payable or reimbursable therefrom to any Servicer or the Trustee or (iii) any servicing and trustee compensation.

  Pass-Through Rate on the Certificates. The "Pass-Through Rates" on the Class A1, Class A2 and Class A3 Certificates are fixed and are set forth on the cover hereof. The Pass-Through Rates on the Class B, Class C, Class D and Class E Certificates will equal the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus 1.287%, 1.189%, 1.131% and 0.788%, respectively. The Pass-Through Rate on the Class X Certificates will be equal to the weighted average of the Remittance Rates in effect from time to time on the Mortgage Loans minus the weighted average of the Pass-Through Rates on the Certificates (including the Other Certificates). The Pass-Through Rate on the Class X Certificates for the initial Distribution Date will be 1.3467% per annum. The "Remittance Rate" for any Mortgage Loan is equal to the excess of the Mortgage Interest Rate thereon (without giving effect to any modification or other reduction thereof following the Cut-off
Date) over the sum of the applicable Servicing Fee Rate and the per annum fee payable to the Trustee. The Mortgage Interest Rate for each of the Mortgage Loans which provide for the computation of interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") (that is the basis on which interest on the Certificates accrues) will be adjusted to reflect that difference.

  Interest Distributions on the Certificates. Subject to the distribution of the Principal Distribution Amount to the Holders of classes of Certificates of a higher priority, as described under "Priority of Distributions" below, Holders of each class of Certificates will be entitled to receive on each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date (net of any Net Prepayment Premium) (the "Adjusted Available Distribution Amount"), distributions allocable to interest in an amount (the "Interest Distribution Amount") equal to the sum of interest accrued during the period from and including the first day of the month preceding the month of the Distribution Date (or from the Cut-off Date in the case of the initial Distribution Date) to and including the last day of the month preceding the month of the Distribution Date (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the Class Balance (or the Notional Amount, in the case of the Class X Certificates) of such class of Certificates outstanding immediately prior to such Distribution Date, at the then-applicable Pass-Through Rate (the "Interest Accrual Amount"), plus any shortfall as described in the penultimate sentence of this paragraph, less such class' pro rata share, according to the Interest Accrual Amount, of any interest shortfall not related to a Mortgagor delinquency or default, such as Prepayment Interest Shortfalls (as defined herein) and shortfalls associated with exemptions provided by the Relief Act (as defined in the Prospectus), and less (a) with respect to each class of Certificates other than the Class X Certificates, any Collateral Value Adjustment Capitalization Amount (as defined herein) allocated to such class as described under "--Subordination" below and (b) with respect to the Class X Certificates, the portion of the Interest Accrual Amount therefor accrued on the portion of the related Notional Amount corresponding to any Collateral Value Adjustment or Collateral Value Adjustment Capitalization Amount allocated to the Class Balance of any class of Certificates (and not reversed) (the "Collateral Value Adjustment Reduction Amount"). The "Notional Amount" of the Class X Certificates will equal the aggregate of the Class Balances of all the Certificates. The Notional Amount does not entitle the Class X Certificates to any distributions of principal. If the Adjusted Available Distribution Amount for any Distribution Date is less than the Interest Distribution Amount for such Distribution Date, the shortfall will be part of the Interest Distribution Amount distributable to holders of Certificates affected by such shortfall on subsequent Distribution Dates. Any such shortfall will bear interest at the related Pass-Through Rate.

  To the extent not necessary to reimburse the Master Servicer for reductions in its compensation to cover Prepayment Interest Shortfalls, in addition to the related Interest Distribution Amount, the Class X Certificates will receive 75%, and the remaining Certificates will receive 25%, of any Net Prepayment Premium paid with respect to the Mortgage Loans. On each Distribution Date, the Net Prepayment Premium not payable to the Master Servicer or the holders of the Class X Certificates will be paid the holders of the class of Certificates then outstanding with the highest principal payment priority.

  To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Distribution Amount for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"). If a Mortgage Loan is prepaid in full or in part during any Remittance Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess and any Prepayment Premium collected during such Remittance Period. If the Prepayment Interest Shortfall for any Remittance Period exceeds any Prepayment Interest Excess and any Prepayment Premiums collected during such period, such shortfall shall only be offset by an amount up to the portion of the Servicing Fee payable to the Master Servicer on the related Distribution Date. To the extent that any such shortfall shall have been offset by a portion of the Servicing Fee, the Master Servicer shall be entitled to any excess of the Prepayment Interest Excess and Prepayment Premiums over the Prepayment Interest Shortfall for any subsequent period.

  The "Net Prepayment Premium" with respect to any Distribution Date will equal the excess of (a) the total amount of Prepayment Premiums received during the related Remittance Period over (b) the Prepayment Interest Shortfall for any Remittance Period over the Prepayment Interest Excess for any Remittance Period.

  The Pass-Through Rates on the Certificates with weighted average Pass-Through Rates will not be affected by the deferral of interest or reduction of the Mortgage Interest Rate on any Mortgage Loan by the Special Servicer or by the occurrence of either such event in connection with any bankruptcy proceeding involving the related borrower. The amount of any resulting interest shortfall will be allocated to the Certificates, in the order described under "Subordination" below.

  Principal Distributions on the Offered Certificates. Holders of a class of Certificates will be entitled to receive on each Distribution Date in reduction of the related Class Balance in the order described herein until the related Class Balance is reduced to zero, to the extent of the balance of the Adjusted Available Distribution Amount remaining after the payment of the Interest Distribution Amount for such Distribution Date for such class of Certificates and each other class of Certificates with a higher priority for interest payments (as described under "Priority of Distributions" below), distributions in respect of principal in an amount (the "Principal Distribution Amount") equal to the aggregate of (i) all scheduled payments of principal (other than Balloon Payments) due on the Mortgage Loans on the related Due Date whether or not received and all scheduled Balloon Payments received, (ii) if the scheduled Balloon Payment is not received, with respect to any Balloon Mortgage Loans on and after the Maturity Date thereof, the principal payment that would need to be received in the related month in order to fully amortize such Balloon Mortgage Loan with level monthly payments by the end of the term used to derive scheduled payments of principal due prior to the related Maturity Date, (iii) to the extent not previously advanced any unscheduled principal recoveries received during the related Remittance Period in respect of the Mortgage Loans, whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds or amounts received as a result of the purchase of any Mortgage Loan out of the Trust Fund and (iv) any other portion of the Adjusted Available Distribution Amount remaining undistributed after payment of any interest payable on the Certificates for the related or any prior Distribution Date, including any Prepayment Interest Excess not offset by any Prepayment Interest Shortfall occurring during the related Remittance Period or otherwise required to reimburse the Master Servicer, as described herein, and interest distributions on the Mortgage Loans, in excess of interest distributions on the Certificates, resulting from the allocation of amounts described in this clause (iv) to principal distributions on the Certificates. The "Class Balance" for any class of Certificates on any Distribution Date will equal the initial Class Balance thereof reduced by distributions in reduction thereof and Realized Losses allocated thereto, as described under "-- Subordination" below, and increased by any Collateral Value Adjustment Capitalization Amounts allocated thereto as described under "-- Subordination" below. The Class X Certificates do not have a Class Balance and are therefore not entitled to any principal distributions.

PRIORITY OF DISTRIBUTIONS

  The Adjusted Available Distribution Amount for each Distribution Date will be applied (a) first to distributions of the Interest Distribution Amounts on the classes of Certificates outstanding with the highest priority for interest payment (as described in the immediately succeeding sentence), (b) second to distributions of the Principal Distribution Amount to the classes of Certificates then entitled to distribution of principal as described below, and (c) third, to distributions of interest on each class of Certificates other than the classes then entitled to interest distributions pursuant to clause (a), above, in the order of priority described below; provided that on any Distribution Date on which the Class Balance of the class of Certificates with the highest priority for interest payment is reduced to zero pursuant to clause (b) above, interest distributions pursuant to clause (a) above will be made to the class of Certificates outstanding with the next highest priority for interest payments prior to making further distributions of the Principal Distribution Amount pursuant to clause (b) above. The priority for interest payments for purposes of clauses (a) and (c), above, is: first to distributions of interest on the Class A1, Class A2, Class A3 and Class X Certificates, pro rata, based on their respective Interest Distribution Amounts; second, to the Class B Certificates; third, to the Class C Certificates; fourth, to the Class D Certificates; fifth, to the Class E Certificates; and then to the Other Certificates up to their respective Interest Distribution Amounts, all as described under "-- Distributions --
 Interest Distributions on the Certificates" above. The Principal Distribution Amount for such Distribution Date will be applied to distributions of principal of the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates, in that order, and then to distributions of principal of the Other Classes of Certificates until their respective Class Balances have been reduced to zero. After reduction of the Class Balances of all the Certificates to zero any remaining portion of the Available Distribution Amount will be distributed to the holders of the Class X Certificates up to an aggregate amount equal to the sum of all prior Collateral Value Adjustment Reduction Amounts allocated thereto.

OTHER CERTIFICATES

  The Class F, Class G, Class NR, Class R-I, Class R-II and Class R-III Certificates are not offered hereby. The Pass-Through Rate on each of the Class F, Class G and Class NR Certificates will equal 7.38% per annum. The Class Balances on the Class F, Class G and Class NR Certificates will equal $26,454,000, $16,279,000, and $12,213,353, respectively, and approximately
$54,946,353, in the aggregate. The Class R-I, Class R-II and Class R-III Certificates will not have a Pass-Through Rate or a Class Balance.

SUBORDINATION

  Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed against losses suffered on the Mortgage Loans by any government agency or instrumentality or by the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Primary Servicers, or any affiliate thereof.

  In addition to the payment priorities described under "-- Priority of Distributions" above, certain Certificates will be subordinated to other Certificates with respect to the allocation of Realized Losses. Realized Losses on the Mortgage Loans will be allocated, first, to the Other Certificates, second, to the Class E Certificates, third, to the Class D Certificates, fourth, to the Class C Certificates, fifth, to the Class B Certificates, in each case until the related Class Balance is reduced to zero; and thereafter, pro rata, to the Class A1, Class A2, and Class A3 Certificates. The Class Balance of a class of Certificates will be reduced by the principal portion of any Realized Losses allocated to such class.

  In addition to Realized Losses, shortfalls will also occur as a result of each Servicer's right to receive payments of interest with respect to unreimbursed advances, the Special Servicer's right to compensation with respect to Mortgage Loans which are or have been Specially Serviced Mortgage Loans and as a result of other Trust Fund expenses. Such shortfalls will be allocated as described above to the classes of Certificates with the lowest payment priority for purposes of the application of Available Distribution Amount in the order described herein.

  Within 30 days after the earliest to occur of (i) 90 days after the date on which an uncured delinquency occurs in respect of a Mortgage Loan, (ii) 60 days after the date on which a receiver is appointed (if such appointment remains in effect during such 60-day period) in respect of a Mortgaged Property, (iii) as soon as reasonably practical after the date on which a Mortgaged Property becomes an REO Property or (iv) the date on which a change in the payment rate, Mortgage Interest Rate, principal balance, amortization terms or Maturity Date of any Specially Serviced Mortgage Loan becomes effective, (the earliest of such dates, a "Required Appraisal Date") an appraisal will be obtained by the Special Servicer from an independent MAI appraiser at the expense of the Trust Fund (except if an appraisal has been conducted within the 12 month period preceding such event). As a result of such appraisal, a Collateral Value Adjustment may result, which Collateral Value Adjustment will be allocated, for purposes of determining distributions of interest to the Certificates, in the manner and priority described above with respect to Realized Losses. Notwithstanding the foregoing, a Collateral Value Adjustment will be zero with respect to such a Mortgage Loan if (i) the event giving rise to such Collateral Value Adjustment is the extension of the maturity of such Mortgage Loan, (ii) the payments on such Mortgage Loan were not delinquent during the twelve month period immediately preceding such extension and (iii) the payments on such Mortgage Loan are then current, provided, that if at any later date there occurs a delinquency in payment with respect to such Mortgage Loan, the Collateral Value Adjustment will be recalculated and applied as described above. In addition, in any case, upon the occurrence of any event giving rise to a subsequent Collateral Value Adjustment (including the delinquency referred to in the immediately preceding sentence) more than twelve months after an appraisal was obtained with respect to a Collateral Value Adjustment, the Special Servicer will order a new appraisal as described above, within 30 days of the occurrence of any such event giving rise to a subsequent Collateral Value Adjustment and will adjust the amount of the Collateral Value Adjustment in accordance therewith.

  The "Collateral Value Adjustment" for any Distribution Date with respect to any Mortgage Loan will be an amount equal to the excess of (a) the principal balance of such Mortgage Loan over (b) the excess of (i) 90% of the current appraised value of the related Mortgaged Property as determined by an independent MAI appraisal of such Mortgaged Property over (ii) the sum of (A) to the extent not previously advanced by a Servicer, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate,
(B) all unreimbursed Advances and interest thereon, (C) any unpaid Servicing and Trustee fees and (D) all currently due and delinquent real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of such Mortgaged Property (net of any amount escrowed or otherwise available for payment of the amount due on such Mortgage Loan). The excess of the principal balance of any Mortgage Loan over the related Collateral Value Adjustment is referred to herein as the "Adjusted Collateral Value." A Collateral Value Adjustment shall result in a reduction of the Interest Distribution Amount of one or more classes of Certificates and shall not be a permanent reduction of the Class Balance (or Notional Amount) of any class of Certificates prior to the occurrence of a Realized Loss.

  A "Realized Loss," in the case of any Mortgage Loan described in clause (a) or clause (b) of the succeeding sentence, is equal to the sum of (a) the Stated Principal Balance of any Loss Mortgage Loan, (b) interest thereon not previously distributed to Certificateholders through the last day of the month in which such Mortgage Loan became a Loss Mortgage Loan, (c) any advances made by any Servicer which remain unreimbursed and (d) any interest accrued on such advances (see "-- Advances" below) as of such time, reduced by any amounts recovered thereon as of such time and, in the case of any Mortgage Loan described in clause (c) of the succeeding sentence, is the amount determined to have been permanently forgiven as described in such clause (c). A "Loss Mortgage Loan" is any Mortgage Loan (a) which is finally liquidated, (b) with respect to which the Master

Servicer or the Special Servicer has determined that an advance which has been made or would otherwise be required to be made, is not, or, if made, would not be, recoverable out of proceeds on such Mortgage Loan or (c) with respect to which a portion of the principal balance thereof has been permanently forgiven whether pursuant to a modification or a valuation resulting from a proceeding initiated under the Bankruptcy Code. The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is the principal balance as of the Cut-off Date minus the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced and distributed to Certificateholders, and (ii) any unscheduled amounts of principal received with respect to such Mortgage Loans, to the extent distributed to Certificateholders.

  The Collateral Value Adjustment will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Class Balance of the most subordinate class of Certificates that would otherwise receive distributions of interest, up to an aggregate amount (net of any positive adjustments) equal to the Class Balance thereof. For so long as a more senior class of Certificates is outstanding, the amount of interest otherwise distributable on such Distribution Date to each class of Certificates to which a Collateral Value Adjustment has been allocated (to the extent not reversed) with respect to prior Distribution Dates will be reduced by interest accrued at the related Pass-Through Rate on the portion of the Class Balance of such class equal to the sum of the aggregate Collateral Value Adjustment allocated to such class for such Distribution Date and accrued and unpaid interest at the related Pass-Through Rate on such Collateral Value Adjustment amount for prior Distribution Dates. Such accrued and unpaid interest (the "Collateral Value Adjustment Capitalization Amount") will be added to the Certificate Balance of such class or classes of Certificates, and an equal amount will be included in the Principal Distribution Amount to be distributed to holders of the most senior classes of Certificates on such Distribution Date as described herein, to the extent actually paid by the Mortgagor or received as interest in respect of any REO Property. On each Distribution Date on or after the allocation of a Collateral Value Adjustment, the amount of interest otherwise distributable on such Distribution Date to the Class X Certificates will be reduced by an amount equal to interest accrued on the portion of the Notional Amount thereof corresponding to the sum of any Collateral Value Adjustments and Collateral Value Adjustment Capitalization Amounts allocated to any class of Certificates for such Distribution Date or any prior Distribution Date and not previously reversed.

  The Special Servicer is required, within 30 days of each anniversary of the Required Appraisal Date, to order an update of the prior appraisal (the cost of which will be advanced by the Special Servicer and reimbursed thereto from the Trust Fund). The Special Servicer will determine and report to the Trustee the updated appraisal. A lower appraisal value will increase the Collateral Value Adjustment. Such increase will be allocated as described above. A higher appraised value will reverse the Collateral Value Adjustment by the amount of the reported increase. Any such reversal or reduction will reduce the accrual of the Collateral Value Adjustment Capitalization Amount and therefore reduce the amount otherwise available to make distributions of principal on the classes of Certificates senior to the class of Certificates to which such reversal is allocated. However, in neither case will the Class Balance (or Notional Amount) of the affected class or classes of Certificates be reduced by such reversal or reduction. In such event, the total Collateral Value Adjustment Capitalization Amount previously added to the related Class Balance shall be reduced in proportion to the Collateral Class Adjustment reversal.

ADVANCES

  On the business day immediately preceding each Distribution Date, the Master Servicer will be obligated to make advances out of its own funds or funds held in the Master Collection Account (as defined herein) that are not required to be part of the Available Distribution Amount for such Distribution Date or to remit any advances made by the related Primary Servicer or the Special Servicer (each, a "P&I Advance"), in an amount equal to the excess of all Monthly Payments (net of the Servicing Fee) due over the amount actually received, subject to the limitations described herein. In addition, each Servicer will be required to advance certain property related expenses. The Servicers generally may not advance any amounts, other than P&I Advances, unless such advance is contemplated in the related Asset Strategy Report (as defined herein) for the related Mortgage Loan or such advance is for one of several purposes specified in the Pooling and Servicing Agreement as "Property Protection

Expenses." All such advances will be reimbursable to the related Servicer from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan or, as to any such advance that is deemed not otherwise recoverable, from any amounts required to be deposited in the Primary Collection Account or the Master Collection Account. Notwithstanding the foregoing, a Servicer will be obligated to make any such advance only to the extent that it determines in its reasonable good faith judgment that such advance, if made, would be recoverable out of net proceeds (including any amounts escrowed with respect to the related Mortgage Loan net of any reasonably anticipated expenses payable therefrom) on the related Mortgage Loan. None of the Servicers will be required to advance the full amount of any Balloon Payment not made by the related Mortgagor. To the extent a Servicer is required to make a P&I Advance on and after the Due Date for such Balloon Payment, such P&I Advance shall not exceed an amount equal to a monthly payment calculated by the Special Servicer necessary to fully amortize the related Mortgage Loan over the period used for purposes of calculating the scheduled monthly payments thereon prior to the related Maturity Date. Any failure by the Master Servicer to make an advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee will be obligated to make any required advance, in accordance with the terms of the Pooling and Servicing Agreement.

  Each Servicer shall be entitled to interest on the aggregate amount of all advances made by such Servicer at a per annum rate equal to the prime rate reported in The Wall Street Journal. See "Risk Factors -- Effect of Mortgagor Delinquencies and Defaults" herein.

             CERTAIN PREPAYMENT, MATURITY AND YIELD CONSIDERATIONS

GENERAL

  The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, casualty or foreclosure. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the related Mortgage Loans.

  Each Mortgage Loan either prohibits voluntary prepayments during a certain number of years following the origination thereof and/or allows the related Mortgagor to prepay the principal balance thereof in whole during a certain number of years following the origination if accompanied by payment of a Prepayment Premium. See Annex A hereto and the table entitled "Prepayment Lock-out/Prepayment Premium Analysis" under "Description of the Mortgage Pool -- Certain Characteristics of the Mortgage Loan" herein. Any Net Prepayment Premium collected on a Mortgage Loan will be distributed to the holders of the Class X Certificates as described herein. See "Special Prepayment Considerations" below, "Description of the Certificates --
 Distributions -- Interest Distributions on the Certificates" and "Certain Yield, Prepayment and Maturity Considerations" herein, and "Yield Considerations" in the Prospectus.

  The yield to maturity on each class of the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Mortgage Loans and the allocation thereof to reduce the Class Balance or Notional Amount of such class. The yield to maturity on each class of the Offered Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of Prepayment Interest Shortfalls on the Mortgage Loans, which may result from the distribution of interest only to the date of a prepayment occurring during any month following the related Determination Date (rather than a full month's interest) to the extent any such interest shortfall is not offset by Prepayment Premiums, any Prepayment Interest Excess or the portion of the Servicing Fee for such Distribution Date allocable to the Master Servicer.

  In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

  If a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer may adopt a servicing strategy which affects the yield to maturity of one or more classes of Offered Certificates.

  The "Rated Final Distribution Date" for the Certificates will be December 26, 2028 which is the first Distribution Date following the second anniversary of the date at which all the Mortgage Loans have zero balances, assuming no prepayments and that the Mortgage Loans which are Balloon Loans fully amortize according to their amortization schedule and no Balloon Mortgage Payment is made.

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

  The table of Percent of Initial Certificate Balance Outstanding for the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates at the respective percentages of CPR set forth below indicates the weighted average lives of such Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown at the indicated percentages of CPR. The table has been prepared on the basis of the characteristics of the Mortgage Loans set forth in Annex A and on the basis of the following assumptions: (i) the Mortgage Loans prepay at the indicated percentage of CPR when the Mortgage Loans are no longer in their respective Lock-out Periods; (ii) the maturity date of each of the Balloon Mortgage Loans is not extended, the Maturity Date for the Crown Hotel Notes is April 30, 2005 and none of the related Hotel Properties are sold; (iii) distributions on the Offered Certificates are received in cash, on the 25th day of each month, commencing in March 1997;
(iv) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (v) prepayments represent payment in full of individual Mortgage Loans and are received on the respective Due Dates and include a month's interest thereon; (vi) there are no repurchases of Mortgage Loans due to breaches of any representation and warranty, or pursuant to an optional termination as described under "Description of the Pooling and Servicing Agreement -- Termination" or otherwise; and (vii) the Offered Certificates are purchased on February 6, 1997.

  Based on the foregoing assumptions, the table indicates the weighted average lives of the Class A1, Class A2, Class A3, Class B, Class C, Class D and Class E Certificates and sets forth the percentages of the initial Class Balance of each such class of Offered Certificates that would be outstanding after the Distribution Date in February of each of the years indicated, at various percentages of CPR. Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Balance (and weighted average life) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans is the same as any of the specified assumptions.

                 PERCENT OF INITIAL CLASS BALANCE OUTSTANDING
                      AT THE FOLLOWING PERCENTAGES OF CPR

                       CLASS A1        CLASS A2        CLASS A3         CLASS B         CLASS C         CLASS D         CLASS E
                       --------        --------        --------         -------         -------         -------         -------
 DISTRIBUTION
    DATE            0%  2%  4%  6%  0%  2%  4%  6%  0%  2%  4%  6%  0%  2%  4%  6%  0%  2%  4%  6%  0%  2%  4%  6%  0%  2%  4%  6%
 ------------       --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- --- ---
  Initial
  percentage......  100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 1998...   87  87  86  85 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 1999...   74  71  69  66 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2000...   59  53  48  42 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2001...   42  26  11   0 100 100 100  98 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2002...   24   0   0   0 100  97  85  73 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2003...    5   0   0   0 100  83  65  48 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2004...    0   0   0   0  80  56  34  13 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2005...    0   0   0   0  71  41  14   0 100 100 100  92 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2006...    0   0   0   0   0   0   0   0 100  81  63  47 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100 100
  February 2007...    0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0   0
  Weighted Average
  Life in years
  (1).............  3.5 3.0 2.7 2.5 8.2 7.3 6.5 5.9 9.5 9.3 9.2 8.9 9.8 9.7 9.7 9.6 9.8 9.8 9.8 9.7 9.8 9.8 9.8 9.8 9.8 9.8 9.8 9.8

(1) The weighted average life of a class of Offered Certificates is determined by (i) multiplying the amount of each distribution of principal by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the total principal distributions on such class of Certificates.

CLASS X CERTIFICATES YIELD CONSIDERATIONS

  The sensitivity of the yield to maturity on the Class X Certificates to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans will be offset to some extent by the payment of a portion of any Net Prepayment Premium to the Class X Certificates entitled thereto. No such offset is available following a default on a Mortgage Loan or a reduction of the Interest Distribution Amount thereof as a result of a Collateral Value Adjustment or the allocation of any Collateral Value Adjustment Capitalization Amount to any other class of Certificates.

  The following table indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the assumptions described in clauses (i) through (vii) in the second paragraph preceding the table entitled "Percent of Initial Class Balance Outstanding at the Following Percentages of CPR" under the heading "Certain Yield, Prepayment and Maturity Considerations -- Weighted Average Life of the Offered Certificates" herein, including the assumptions regarding the performance of the Mortgage Loans which may differ from the actual performance thereof and assuming the aggregate purchase price and Pass-Through Rate set forth below and assuming further that the initial Notional Amount of the Class X Certificates is as set forth herein. The yield maintenance calculations are based on the market yield on January 24, 1997 of actively traded Treasury securities of appropriate maturities. 75% of any Net Prepayment Premium will be allocated to the Class X Certificates. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

             PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES

    ASSUMED
PURCHASE PRICE                            CPR PREPAYMENT
AS A PERCENTAGE                          ASSUMPTION RATES
OF THE NOTIONAL         ASSUMED        ------------------------
    AMOUNT       PASS-THROUGH RATE (1)  0%    2%    4%     6%
---------------  --------------------- ----  ----  -----  -----
8.000%                  1.3467%        9.78% 9.92% 10.08% 10.26%

(1) Calculated based on the weighted average of the Remittance Rates on the Mortgage Loans as of the Cut-off Date and the initial weighted average of the Pass-Through Rates of the Certificates. The Pass-Through Rate on the Class X Certificates will be subject to adjustment on each Distribution Date.

  Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the assumed purchase price of the Class X Certificates and is used in computing the corporate bond equivalent yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates, and thus do not reflect the return on any investment in the Class X Certificates when, as applicable, any reinvestment rates other than the discount rates set forth in the preceding table are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the table, even if all of the Mortgage Loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the Certificates.

  There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Interest Rates; thus, the yield on the Class X Certificates will be materially and adversely affected to a greater extent than on the other Offered Certificates if the Mortgage Loans with higher Mortgage Interest Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

  For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

CLASS C, CLASS D, CLASS E AND CLASS X CERTIFICATES YIELD CONSIDERATIONS

  If the Class Balances of the Other Certificates are reduced to zero, the yield to maturity on the Class E Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class E Certificates. The aggregate initial Class Balance of the Other Certificates is equal to approximately 13.5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the Class Balances of the Other Certificates and the Class E Certificates are reduced to zero, the yield to maturity on the Class D Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class D Certificates. The aggregate initial Class Balance of the Class E and the Other Certificates is equal to approximately 15.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the Class Balances of the Other Certificates, the Class E and the Class D Certificates are reduced to zero, the yield to maturity on the Class C Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of such losses will be allocated to the Class C Certificates. The aggregate initial Class Balance of the Class D, Class E and Other Certificates is equal to approximately 20.0% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

  The yield to maturity on the Class X Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because any such losses will be allocated to reduce the Class Balance of the Certificates and therefore will reduce the Notional Amount of the Class X Certificates.

  The Special Servicer will be entitled to receive, with respect to each Specially Serviced Mortgage Loan compensation in the form of a percentage of collections and a percentage of the outstanding principal balance of any Specially Serviced Mortgage Loan which is returned to a performing status prior to the right of Certificateholders to receive distributions on the Certificates. Such compensation will result in shortfalls which will be allocated to the Certificates in the manner provided for Realized Losses. Consequently it is possible that shortfalls will be allocated to the Offered Certificates with respect to any Specially Serviced Mortgage Loan notwithstanding the fact that such Mortgage Loan is returned to a performing status. See "Servicing -- Servicing and Other Compensation and Payment of Expenses" herein.

  Investors are urged to make their investment decisions based on their determinations as to anticipated rates of principal payments and Realized Losses. Investors in the Class C Certificates and particularly the Class D, Class E and Class X Certificates should fully consider to risk that Realized Losses on the Mortgage Loans could result in a failure of such investors to fully recover their investments. See "Yield Considerations" in the Prospectus.

                                   SERVICING

SERVICERS

  The information set forth herein concerning the Servicers has been provided by the related Servicer. Neither the Depositor nor any other person makes any representation or warranty as to the accuracy or completeness of such information.

  AMRESCO Management, Inc. AMRESCO Management, Inc. ("AMI"), a Texas corporation, will serve as Primary Servicer for all the Mortgage Loans originated by AMRESCO Capital Corporation, other than the Crown Loan.

  AMI is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"). The principal offices of AMI are located at 700 North Pearl Street, Suite 2400, LB 342, Dallas, Texas 75201. The servicing of all performing loans will be performed by the AMRESCO Services Division of AMI located in Atlanta, Georgia. As of December 31, 1996, AMRESCO's portfolio consisted of approximately 9,200 loans with an aggregate principal balance of approximately $16.9 billion.

  Banc One Management and Consulting Corporation. Banc One Management and Consulting Corporation ("BOMCC"), an Ohio corporation, will serve as Primary Servicer for all the Mortgage Loans other than the Mortgage Loans serviced by AMI or GMACCM and as Master Servicer and Special Servicer for all the Mortgage Loans.

  BOMCC is a wholly-owned subsidiary of BANC ONE CORPORATION. Its principal executive offices are located at 1717 Main Street, Dallas, Texas 75201. BANC ONE CORPORATION is a bank holding company with bank subsidiaries in several states, as well as non-bank subsidiaries engaged in mortgage banking, finance, leasing and other related businesses. BANC ONE CORPORATION's bank and non-bank subsidiaries engage in lending and related activities in a substantial part of the United States.

  As of December 31, 1996, BOMCC was responsible for managing and servicing of approximately 6,110 assets, consisting of loans, foreclosed real estate assets and other assets with a total principal balance in excess of $4.9 billion of which $528 million is administered under special servicing contracts. BOMCC has provided servicing in some capacity for twenty-eight portfolios securing commercial mortgage backed securities.

  GMAC Commercial Mortgage Corporation. GMAC Commercial Mortgage Corporation, a California corporation ("GMACCM"), will act as Primary Servicer with respect to five Mortgage Loans. As of September 30, 1996, GMACCM had a total commercial and multifamily mortgage loan servicing portfolio (including mortgage loans serviced for its own account and for others) of approximately $20.8 billion. GMACCM's principal executive offices are located at 650 Dresher Road, P.O. Box 1015, Horsham, Pennsylvania 19044-8015, and its telephone number is (215) 682-GMAC (4622).

  The information set forth herein concerning the Servicers has been provided by the related Servicer. Neither the Depositor nor any other person makes any representation or warranty as to the accuracy or completeness of such information.

RESPONSIBILITIES OF MASTER SERVICER AND PRIMARY SERVICER

  Under the Pooling and Servicing Agreement, the Master Servicer and each Primary Servicer are required to service and administer the Mortgage Loans solely on behalf of and in the best interests of and for the benefit of the Certificateholders, in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Master Servicer and each Primary Servicer, respectively, service and administer mortgage loans that are held for other portfolios that are similar to the Mortgage Loans and (b) the standard of care, skill, prudence and diligence with which the Master Servicer and each Servicer, respectively, service and administer mortgage loans for their own portfolio and are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers.

RESPONSIBILITIES OF SPECIAL SERVICER

  The servicing responsibility on a particular Mortgage Loan will be transferred to the Special Servicer upon the occurrence of certain servicing transfer events (each, a "Servicing Transfer Event"), including the following:
(i) the Mortgage Loan becomes a "Defaulted Mortgage Loan" because it is more than 60 days delinquent in whole or in part in respect of any monthly payment or is delinquent in whole or in part in respect of the related Balloon Payment; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer or the Primary Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (v) any other default has occurred which has materially and adversely affected the value of the related Mortgaged Loan and has continued unremedied for the applicable grace period specified in the related mortgage; (vi) the related Mortgaged Property becomes an REO Property; or (vii) if for any reason, the Primary Servicer cannot enter into an assumption agreement upon the transfer by the related Mortgagor of the mortgage. A Mortgage Loan serviced by the Special Servicer is referred to herein as a "Specially Serviced Mortgage Loan". The Special Servicer will collect certain payments on such Specially Serviced Mortgage Loans and make certain remittances to, and prepare certain reports for the Master Servicer with respect to such Mortgage Loans. The Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement provided that the Master Servicer continues to perform certain servicing functions on such Specially Serviced Mortgage Loans and, based on the information provided to it by the Special Servicer, prepares certain reports to the Trustee with respect to such Specially Serviced Mortgage Loans. To the extent that any Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing Mortgage Loan for a least three consecutive months, the Special Servicer will return servicing of such Mortgage Loan to the Primary Servicer.

  Under the Pooling and Servicing Agreement the Special Servicer is required to service, administer and dispose of Specially Serviced Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders, in accordance with the Pooling and Servicing Agreement and the Mortgage Loans and to the extent consistent with such terms, with the higher of (a) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of, distressed mortgage loans and related real property that are held for other portfolios that are similar to the Mortgage Loans, Mortgaged Property and REO Property and (b) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property for its own portfolio and are similar to the Mortgage Loans, Mortgage Property and REO Property, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, so as to maximize the net present value of recoveries on the Mortgage Loans.

  The Special Servicer shall have full power and authority to do any and all things in connection with servicing and administering a Mortgage Loan that it may deem in its best judgment necessary or advisable, including, without limitation, to execute and deliver on behalf of the Trust Fund any and all instruments of satisfaction or cancellation or of partial release or full release or discharge and all other comparable instruments, to reduce the related Mortgage Interest Rate, and to defer or forgive payment of interest and/or principal with respect to any Specially Serviced Mortgage Loan or any Mortgaged Property. The Special Servicer may not permit a modification of any Mortgage Loan to extend the scheduled maturity date of any Specially Serviced Mortgage Loan more than three years beyond the scheduled maturity date thereof as of the Cut-off Date without the consent of the Extension Advisor. See "-- Extension Advisor" below. Notwithstanding the forgoing, the

Special Servicer may not permit any such modification with respect to a Balloon Mortgage Loan if it results in the extension of such maturity date beyond the amortization term of such Balloon Mortgage Loan absent the related Balloon Payment. The Special Servicer will prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than thirty (30) days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Strategy Report will be delivered to each holder of a Class F, Class G and Class NR Certificate upon request. The holders of the fewest number of classes of Certificates representing the most subordinate interests in the Trust Fund that equals at least a 2% interest therein (the "Monitoring Certificateholders") will designate one Monitoring Certificateholder pursuant to the Pooling and Servicing Agreement (the "Directing Certificateholder"). Each Asset Strategy Report will be delivered to the Directing Certificateholder. The Directing Certificateholder may object to any Asset Strategy Report within 10 business days of receipt. If the Directing Certificateholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Certificateholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Certificateholder fails to disapprove such revised Asset Strategy Report; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination that such objection is not in the best interest of all Certificateholders. In connection with making such affirmative determination, the Special Servicer may request a vote by all the Certificateholders. Any Certificateholder may request and obtain a copy of any Asset Strategy Report subject to delivery of a certificate acknowledging certain possible limitations with respect to the use of such report imposed by U.S. securities laws.

  The Directing Certificateholder may at any time terminate the Special Servicer and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee on the basis of its financial and servicing ability, which approval may not be unreasonably withheld, the designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, none of the then-current rating or ratings of all outstanding classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Replacement Special Servicer, executed by the designated replacement; and
(iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms. The Special Servicer shall be deemed to have resigned from its duties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the Directing Certificateholder.

  Notwithstanding such replacement, the resigning Special Servicer shall be entitled to receive the Special Servicing Fee for any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status prior to such resignation; provided that if such Mortgage Loan once again becomes a Specially Serviced Mortgage Loan, the Replacement Special Servicer shall thereafter be entitled to such fee. The Replacement Special Servicer shall be entitled to the Special Servicing Fee for all other Specially Serviced Mortgage Loans.

EXTENSION ADVISOR

  The "Extension Advisor" will be responsible for approving any proposed Mortgage Loan modification that extends the maturity date of a Mortgage Loan by more than three (3) years beyond the scheduled maturity date of such loan as of the Cut-off Date. The initial Extension Advisor, acting on behalf of the holders of the Offered Certificates, shall only grant such approvals if it shall have determined that the decision of the Special Servicer to so modify the Mortgage Loan is consistent with the Special Servicer standard set forth in the Pooling and Servicing Agreement. Any subsequent Extension Advisor may grant such approvals if it shall have determined that the decision of the Special Servicer to so modify the Mortgage Loan is in the best interest of the Holders of the Offered Certificates.

  The initial Extension Advisor will be State Street Bank and Trust Company. The responsibility of State Street Bank and Trust Company as Extension Advisor shall be carried out by the Real Estate Division of the Commercial Banking Services Area of such bank. At any time, the holders of a majority of the outstanding aggregate Certificate Principal Balance of the Offered Certificates may remove the Extension Advisor. In such event, the Trustee will so inform such Certificateholders, and a majority of Certificate Principal Balance of the holders of such Certificates shall have the right to appoint a replacement Extension Advisor.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The principal compensation to be paid to the Master Servicer and each respective Primary Servicer in respect of their servicing activities will be the "Servicing Fee." The Servicing Fee will be payable monthly and will accrue at the applicable "Servicing Fee Rate" and will be computed on the basis of the principal balance (after giving effect to all scheduled (whether or not received) and unscheduled payments of principal in reduction thereof) and for the same period respecting which any related interest payment on each Mortgage Loan is computed. The Servicing Fee Rate for any Mortgage Loan will be the sum of the fee payable to the Master Servicer and the fee payable to the Primary Servicer as described below. BOMCC will be the Primary Servicer for 70.35% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. BOMCC will receive a combined fee equal to 0.04% per annum as Master Servicer and Primary Servicer for 39.29% of such Mortgage Loans (the "Combined Servicing Mortgage Loans"). During such time as such Mortgage Loans are outstanding, BOMCC shall be required under the Pooling and Servicing Agreement to resign as both Master Servicer and Primary Servicer if it shall resign or be removed as Master Servicer or Primary Servicer. The fee payable to the Master Servicer with respect to the Mortgage Loans other than the Combined Servicing Mortgage Loans will equal 0.03% per annum. The fee payable to AMI and BOMCC as Primary Servicers with respect to the Mortgage Loans other than the Combined Servicing Mortgage Loans will equal 0.07% per annum, except with respect to the Crown Loan. The fee payable to BOMCC as Primary Servicer of the Crown Loan will equal 0.125% per annum. The fee payable to GMACCM as Primary Servicer will equal 0.125% per annum.

  The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee. The Special Servicing Fee will be payable monthly only from amounts received in respect of each Specially Serviced Mortgage Loan. The Special Servicing Fee will equal 1.00% of all amounts collected with respect to any Specially Serviced Mortgage Loans and any Mortgage Loan which became a Specially Serviced Mortgage Loan and was subsequently returned to a performing status.

  The Pooling and Servicing Agreement will provide that the Servicers will be entitled to indemnification from the Trust Fund for any and all costs, expenses, losses, damages, claims and liabilities incurred in connection with any legal action relating to any Mortgage Loan and the Pooling and Servicing Agreement, other than any cost, expense, damage, claim or liability incurred by reason of willful misfeasance, bad faith or negligence of such Servicer in the performance of duties thereunder or by reason of reckless disregard of such obligations and duties.

CONFLICTS OF INTEREST

  The Special Servicer or its affiliates own and are in the business of acquiring assets similar to the Mortgage Loans held by the Trust Fund. To the extent that any mortgage loans owned and/or serviced by the Special Servicer or its affiliates are similar to the Mortgage Loans held by the Trust Fund, the mortgaged properties related to such mortgage loans may, depending upon certain circumstances such as the location of the mortgaged property, compete with the Mortgaged Properties related to the Mortgage Loans held by the Trust Fund for tenants, purchasers, financing and similar resources.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

GENERAL

  The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of February 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Master Servicer, the Special Servicer, the Primary Servicers and the Trustee. Following are summaries of certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. The Trustee will provide to a prospective or actual Certificateholder without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to State Street Bank and Trust Company, 2 International Place, Boston, Massachusetts, 02110, Attention: Corporate Trust Department.

ASSIGNMENT OF THE MORTGAGE LOANS

  On or prior to the Delivery Date, MGT will assign or cause to be assigned the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. On or prior to the Delivery Date, the Depositor will, as to each Mortgage Loan (other than the Crown Hotel Notes), deliver to the Trustee (or the Custodian), among other things, the following documents (collectively, as to such Mortgage Loan, the "Mortgage Loan File"): (i) the original Mortgage, and any intervening assignments thereof, in each case with evidence of recording thereon or in case such documents have not been returned by the applicable recording office, certified copies thereof; (ii) the original or, if accompanied by a "lost note" affidavit, a copy of the Mortgage Note, endorsed by MGT, without recourse, in blank or to the order of Trustee;
(iii) an assignment of the Mortgage, executed by MGT, in blank or to the order of the Trustee, in recordable form; (iv) originals or certified copies of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage) and any intervening assignments of each such document or instrument;
(v) assignments of any related assignment of leases, rents and profits and any related security agreement (if, in either case, such item is a document separate from the Mortgage), executed by MGT, in blank or to the order of the Trustee; (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed; and (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located; (viii) originals or copies of any UCC financing statements; (ix) originals or copies of any guaranties related to such Mortgage Loan;
(x) originals or copies of insurance policies related to the Mortgaged Property; (xi) originals or certified copies of any environmental liabilities agreement; (xii) originals or copies of any escrow agreements; (xiii) original or certified copies of any prior assignments of mortgage if the Originator is not the originator of record; (xiv) any collateral assignments of property management agreements and other servicing agreements; (xv) the documents specified in the Underwriting Guidelines for the due diligence investigation to be performed by or on behalf of the Originator pursuant to the Mortgage Loan Purchase Agreement; (xvi) any appraisals of the Mortgaged Property;
(xvii) a physical assessment report of the Mortgaged Property; (xviii) an environmental site assessment of the Mortgaged Property; (xix) originals or certified copies of any lease subordination agreements and tenant estoppels; and (xx) any opinions of borrower's counsel, and, as to the Crown Hotel Notes, deliver to the Trustee (or the Custodian), the Crown Participation and the Participation Agreement. The Pooling and Servicing Agreement will require the Depositor to cause each assignment of the Mortgage described in clause (iii) above to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Any such assignment delivered in blank will be completed to the order of the Trustee prior to recording. The Pooling and Servicing Agreement will also require the Depositor to cause the endorsements on the Mortgage Notes delivered in blank to be completed to the order of the Trustee.

TRUSTEE

  State Street Bank and Trust Company shall serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued. Except in circumstances such as those involving defaults

(when it might request assistance from other departments in the bank), its responsibilities as trustee are carried out by its Corporate Trust Department. Its principal corporate trust office is located at 5th Floor, Two
International Place, Boston, Massachusetts 02110.

  The fee payable to the Trustee will be 0.015% per annum calculated on the same basis as interest on the Certificates. The Trustee will be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred by the Trustee with respect to the Pooling and Servicing Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties thereunder.

COLLECTION ACCOUNTS AND CERTIFICATE ACCOUNT

  The Primary Servicer is required to deposit all amounts received with respect to the Mortgage Loans, net of certain amounts retained by the Primary Servicer as additional servicing compensation and certain amounts to be deposited into escrow accounts, into a separate Collection Account (the "Primary Collection Account") maintained by the Primary Servicer for the Trust Fund. On the third business day preceding each Distribution Date, the Primary Servicer shall remit all amounts in the Primary Collection Account to the Master Servicer for deposit into a separate Collection Account (the "Master Collection Account") maintained by the Master Servicer for the Trust Fund. The Master Servicer is required to deposit on the business day preceding each Distribution Date all amounts received with respect to the Mortgage Loans into a separate account (the "Certificate Account") maintained with the Trustee. Interest or other income earned on funds in the Primary Collection Account or the Master Collection Account will be paid to the Servicer maintaining such account as additional servicing compensation. See "Description of the Trust Funds -- Mortgage Loans" and "Description of the Agreements -- Distribution Account and Other Collection Accounts" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

  On each Distribution Date the Trustee shall furnish to each Certificateholder, to the Depositor and to each Rating Agency a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling and Servicing Agreement and in the form of Annex B hereto. In addition, within a reasonable period of time after each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling and Servicing Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. Unless and until Definitive Certificates are issued, such statements or reports will be furnished only to Cede & Co., as nominee for DTC; provided, however, that the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee that it is the Beneficial Owner of a Certificate. The Trustee shall furnish a copy of any such statement or report to any person who requests it for a nominal charge. Any person may call the Master Servicer at 214-290-2674 in order to inquire as to how to obtain such statement or report. Such statement or report may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participants. Any Asset Strategy Report shall be delivered by the Trustee upon request to any Beneficial Owner of an Offered Certificate subject to receipt by the Trustee and the Special Servicer of evidence satisfactory to them that the request is made by a Beneficial Owner and the receipt by the Trustee of a certificate acknowledging certain limitations with respect to the use of such statement or report. See "Description of the Certificates -- Reports to Certificateholders" in the Prospectus. The Directing Certificateholder shall receive all reports prepared or received by the Master Servicer or the Special Servicer. In addition, each other Certificateholder (or a Beneficial Owner, subject to the second preceding sentence) may obtain all such reports at its expense as described in the Pooling and Servicing Agreement.

VOTING RIGHTS

  At all times during the term of this Agreement, 98.0% of all Voting Rights shall be allocated among the classes of Certificates (other than the Class X Certificates) in proportion to the respective Class Balances, 1.00%
of all Voting Rights shall be allocated to the Class X Certificates and 0.33 1/3% of all Voting Rights shall be allocated to each of the Class R-I, Class R-II and Class R-III Certificates. Voting Rights allocated to a class of Certificates shall be allocated among the holders of such class in proportion to the Percentage Interests evidenced by their respective Certificates.

  As described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus, unless and until Definitive Certificates are issued, except as otherwise expressly provided herein, Certificate Owners may only exercise their rights as owners of Certificates indirectly through DTC or their respective Participant or Indirect Participant.

TERMINATION

  The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the assets of the Trust Fund by any of the Master Servicer, the Special Servicer, any holder of a Class R-I Certificate, the holders of an aggregate Percentage Interest in excess of 50% of the Most Subordinate Class of Certificates and (to the extent all of the remaining Mortgage Loans are being serviced thereby as Primary Servicer) any Primary Servicer. The "Most Subordinate Class of Certificates" at the time of determination shall be the class of Certificates to which Realized Losses would be allocated at such time as described under "Description of the Certificates -- Subordination" herein. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar specified in such notice of termination.

  Any such purchase of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to the greater of (1) the aggregate fair market value of all the Mortgage Loans and REO Properties then included in the Trust Fund, determined pursuant to the Pooling and Servicing Agreement, and (2) the aggregate Class Balance of all the Certificates plus accrued and unpaid interest thereon. Such purchase will effect early retirement of the then outstanding Certificates, but the right to effect such termination is subject to the requirement that the aggregate Stated Principal Balance of the Mortgage Loans then in the Trust Fund is less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor and the Underwriter. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

  Three separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor and the Underwriter, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, REMIC I, REMIC II and REMIC III (each as defined in the Pooling and Servicing Agreement) will each qualify as a REMIC under the Code.

  For federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, the Offered Certificates (or, in the case of the Class X Certificates, each component thereof) and the Class F, Class G and Class NR Certificates will be "regular interests" of REMIC III and will be treated as debt instruments of the REMIC III, and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. For federal income tax purposes the Class X Certificates will consist of ten components, each related to one of the other classes of Certificates constituting "regular interests."

  See "Certain Federal Income Tax Consequences -- REMICs" in the Prospectus.

  The Class X Certificates will, and the other classes of Offered Certificates may, be treated as having been issued with original issue discount for federal income tax reporting purposes. For purposes of computing the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes it will be assumed that there are no prepayments on the Mortgage Loans, other than the Crown Loan, and that there are no prepayments on the Crown Loan until April 30, 2005 when, it is assumed, the Crown Loan will prepay in full. No representation is made that the Mortgage Loans will not prepay at another rate. See "Certain Federal Income Tax Consequences --
 REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Original Issue Discount" in the Prospectus.

  Prepayment Premiums allocated to the Certificates will be taxable to the holders of such Certificates on the date the amount of such premiums becomes fixed.

  The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Premium" in the Prospectus.

  The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code generally in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(6)(B) of the Code. Moreover, the Offered Certificates
will be "obligation[s]....which.....[are] principally secured by an interest in real property'' within the meaning of Section 860G(a)(3)(C) of the Code. The Offered Certificates will not be considered to represent an interest in ""loans . . .secured by an interest in real property'' within the meaning of
Section 7701 (a)(19)(C)(v) of the Code except in the proportion that the assets of the Trust Fund are represented by Mortgage Loans secured by multifamily apartment buildings. See ""Certain Federal Income Tax
Consequences -- REMICs --Characterization of Investments in REMIC Certificates'' in the Prospectus.

  For further information regarding the federal income tax consequences of investing in the Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                           STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

  A fiduciary of any employee benefit plan or other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of any Class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

  The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 90-23 (the "Exemption"), on May 17, 1990 to J.P. Morgan Securities Inc., which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code and Section 501(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) J.P. Morgan Securities Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with J.P. Morgan Securities Inc. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A1, Class A2, Class A3 or Class X Certificates.

  The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such Classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Classes of Offered Certificates by certain employee benefit plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such Classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriter, the Depositor, the Master Servicer, the Special Servicer, each Primary Servicer and any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Classes of Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such Classes of Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Primary Servicer must represent not more than reasonable compensation for such person's services under the Agreements and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

  Because the Class A1, Class A2, Class A3 and Class X Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of such Classes of Certificates that they be rated "AAA" by Fitch, "Aaa" by Moody's or "AAA" by Standard & Poor's. A fiduciary of a Plan contemplating purchasing any such Class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of Certificates continues to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to each of such Classes of Certificates. A fiduciary of a Plan contemplating purchasing any such Class of Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to any such Class of Certificate.

  The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to other classes of Offered Certificates, and furthermore the Class D and Class E Certificates are not expected to satisfy the third condition described above.

  Before purchasing any such Class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

  Purchasers using insurance company general account funds to effect such purchase should consider the availability of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

  Any Plan fiduciary considering whether to purchase any such Class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA
Considerations" in the Prospectus.

                               LEGAL INVESTMENT

  The Class A1, Class A2, Class A3, Class X and Class B Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C, Class D and Class E Certificates will not be "mortgage related securities" within the meaning of SMMEA.

  In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA.

  The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or is subject to investment, capital or other restrictions.

  See "Legal Investment" in the Prospectus.

                             PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor, upon issuance, the Offered Certificates.

  The obligations of the Underwriter under the Underwriting Agreement are subject to certain conditions precedent and the Underwriter will be obligated to purchase all of the Offered Certificates if any are purchased.

  Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the Offered Certificates will be 100% of the initial aggregate principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, commissions or concessions.

  The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Offered Certificates; however, it has no obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop, or if it does develop, that it will continue.

  The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

  The Underwriter has agreed to pay the expenses of the Depositor in connection with the purchase of the Mortgage Loans and the issuance of the Certificates. The Underwriter is an affiliate of the Depositor.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Depositor and for the Underwriter by Brown & Wood llp, New York, New York; and certain legal matters will be passed upon for the Depositor and the Underwriter by Andrews & Kurth L.L.P., Washington, D.C.

                                    RATING

  It is a condition of the issuance of the Class A1, Class A2 and Class A3 Certificates that they be rated "AAA" by Fitch Investors Service, L.P. ("Fitch"), "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's"). It is a condition of the issuance of the Class B Certificates that they be rated not lower than "AA" by Fitch, "Aa2" by Moody's and "AA" by Standard & Poor's. It is a condition of the issuance of the Class C Certificates that they be rated not lower than "A" by Fitch, "A2" by Moody's and "A" by Standard & Poor's. It is a condition of the issuance of the Class D Certificates that they be rated not lower than "BBB" by Fitch, "Baa2" by Moody's and "BBB" by Standard & Poor's. It is a condition of the issuance of the Class E Certificates that they be rated not lower than "BBB-" by Fitch, "Baa3" by Moody's and "BBB-" by Standard & Poor's. It is a condition of the issuance of the Class X Certificates that they be rated not lower than "AAA" by Fitch.

  The ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled including the receipt of all principal payments by the Rated Final Distribution Date. Such ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Such ratings on the Offered Certificates do not, however, constitute a statement regarding frequency or likelihood of prepayments (whether voluntary or involuntary) of the Mortgage Loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of the collection of Prepayment Premiums, and do not address the possibility that Certificateholders might suffer a lower than anticipated yield. The rating of the Class X Certificates does not address the possibility that the holders of such Certificates may fail to fully recover their initial investments due to a rapid rate of prepayments, defaults or liquidations. See "Risk Factors" herein.

  There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by Fitch, Moody's or Standard & Poor's pursuant to the Depositor's request. The Depositor only requested that Fitch issue a rating with respect to the Class X Certificates.

  The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.

  The ratings do not address the fact that the Pass-Through Rates on the Offered Certificates, to the extent determined based on the Remittance Rates, may be affected by changes therein.

                         INDEX OF PRINCIPAL DEFINITIONS

30/360 Basis....................................................       S-5, S-47
Adjusted Available Distribution Amount..........................       S-5, S-47
Adjusted Collateral Value.......................................            S-50
AMI.............................................................            S-58
AMRESCO.........................................................            S-58
Asset Strategy Report...........................................            S-60
Available Distribution Amount...................................            S-47
Balloon Mortgage Loan...........................................             S-4
Balloon Payment.................................................             S-4
BCM.............................................................            S-40
Beneficial Owner................................................       S-2, S-44
BOMCC...........................................................       S-1, S-58
CAC.............................................................            S-37
CAHC............................................................            S-38
CAP.............................................................            S-37
Cede............................................................            S-44
CEDEL...........................................................       S-2, S-44
CEDEL Participants..............................................            S-45
CERCLA..........................................................            S-18
Certificate Account.............................................            S-63
Certificateholders..............................................             S-2
Certificates....................................................      Cover, S-1
CDHC............................................................            S-37
CHHC............................................................            S-37
Class Balance...................................................            S-49
Clearance Cooperative...........................................            S-45
Code............................................................            S-12
Collateral Value Adjustment.....................................            S-50
Collateral Value Adjustment Capitalization Amount...............            S-51
Collateral Value Adjustment Reduction Amount....................       S-6, S-47
Combined Servicing Mortgage Loans...............................            S-61
Crown...........................................................            S-37
Crown Hotel Notes...............................................            S-37
Crown Loan......................................................            S-37
Crown Participation.............................................        ii, S-37
Crown Servicing Agreement.......................................            S-39
Custodian.......................................................            S-39
Cut-off Date....................................................           Cover
Cut-off Date LTV Ratio..........................................            S-29
Debt Service Coverage Ratio.....................................            S-30
DSCR............................................................            S-30
Defaulted Mortgage Loan.........................................            S-59
Definitive Certificate(s)....................................... S-2, S-44, S-46
Depositories....................................................            S-44
Depositor.......................................................              ii
Determination Date..............................................             S-6

Directing Certificateholder......................................           S-60
Distribution Date................................................  ii, S-2, S-46
DTC.............................................................. iii, S-2, S-44
DTC Participants.................................................           S-44
DTC Registered Certificates......................................      S-2, S-44
Due Date.........................................................            S-3
ERISA............................................................     S-13, S-66
ESA..............................................................           S-18
Euroclear........................................................      S-2, S-44
Euroclear Operator...............................................           S-45
Euroclear Participants...........................................           S-45
Exemption........................................................           S-66
Extension Advisor................................................           S-60
Fitch............................................................ ii, S-13, S-68
FIRREA...........................................................           S-30
Form 8-K.........................................................           S-43
GMACCM...........................................................      S-1, S-58
Heritage Pavilion................................................           S-40
Hotel Properties.................................................           S-37
Indirect Participants............................................           S-44
Interest Accrual Amount..........................................      S-5, S-47
Interest Distribution Amount.....................................      S-5, S-47
Loan Agreement...................................................           S-37
Loan Sale Agreement..............................................           S-23
Lock-out Date....................................................           S-36
Lock-out Period..................................................           S-36
Loss Mortgage Loan...............................................           S-50
Majority Percentage..............................................           S-39
Master Collection Account........................................           S-63
Master Servicer..................................................             ii
Maturity Date LTV Ratio..........................................           S-29
MGT..............................................................      S-1, S-23
Monitoring Certificateholders....................................           S-60
Monthly Payments.................................................            S-3
Moody's.......................................................... ii, S-13, S-68
Mortgage.........................................................           S-22
Mortgage Loan File...............................................           S-62
Mortgage Loan Purchase Agreement.................................           S-23
Mortgage Loan(s).................................................  ii, S-3, S-22
Mortgage Note....................................................           S-22
Mortgage Pool....................................................        ii, S-3
Mortgaged Properties.............................................            S-3
Mortgaged Property...............................................           S-22
Mortgagor........................................................            S-4
Most Subordinate Class of Certificates...........................           S-64
Net Operating Income.............................................           S-31
Net Prepayment Premium...........................................           S-48
Notes............................................................           S-37
Notional Amount..................................................  ii, S-6, S-47

Offered Certificates............................................           Cover
Originators.....................................................              ii
Other Certificates..............................................             S-8
P&I Advance(s)..................................................       S-8, S-51
PAR.............................................................            S-42
Participant(s).................................................. S-2, S-39, S-44
Participation...................................................            S-39
Participation Agreement.........................................            S-39
Participation Servicer..........................................            S-39
Pass-Through Rate...............................................              ii
Percentage Interest.............................................            S-46
Plan............................................................            S-66
Pooling and Servicing Agreement.................................       S-4, S-62
Prepayment......................................................            S-53
Prepayment Interest Excess......................................            S-48
Prepayment Interest Shortfall...................................            S-48
Prepayment Premium..............................................       S-4, S-36
Primary Collection Account......................................            S-63
Principal Distribution Amount...................................       S-7, S-48
Priority of Distributions.......................................       S-7, S-48
Properties......................................................            S-37
Property Protection Expenses....................................            S-51
Rated Final Distribution Date...................................            S-53
Realized Loss...................................................            S-50
Record Date.....................................................             S-2

REMIC............................................................ ii, S-12, S-64
REMIC Regulations................................................           S-64
Remittance Period................................................            S-6
Remittance Rate..................................................           S-47
REO Account......................................................           S-43
REO Property.....................................................           S-43
Replacement Special Servicer.....................................           S-60
Required Appraisal Date..........................................           S-50
Restricted Group.................................................           S-66
San Jacinto......................................................           S-40
Seller...........................................................           S-39
Servicer.........................................................            S-8
Servicing Fee....................................................           S-61
Servicing Fee Rate...............................................           S-61
Servicing Transfer Event.........................................           S-59
SMMEA............................................................     S-14, S-67
Southmark........................................................           S-40
Special Servicer.................................................             ii
Specially Serviced Mortgage Loan.................................           S-12
Standard & Poor's................................................ ii, S-13, S-68
Starwood.........................................................           S-39
Stated Principal Balance.........................................           S-51
Terms and Conditions.............................................           S-45
Trust Fund.......................................................             ii
Underwriter......................................................          Cover

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

  Loan
 Number          Property Name                             Property Address                                        Property City
------------------------------------------------------------------------------------------------------------------------------------
   1             Heritage Pavillion Shopping Center        U.S. Highway 41 & Hargrove Road                         Smyrna
   2             Hillside Manor Nursing Home               Hillside Avenue                                         Queens
   3             Dorchester Park Apartments                3010-3260 W. 14th Avenue                                Denver
   4             Radisson Heritage Hotel                   10 Independence Drive                                   Chelmsford
   5             The Mall at Lexington Green               Nicholasville Road                                      Lexington
   6             Pak N' Save                               4946-4950 Almaden Expressway                            San Jose
   7             Bloomingdale Pavillion                    311 Edgewater Drive                                     Bloomington
   8             Humbert Lane Health Centre                90 Humbert Lane                                         South Strabane
   9             Saratoga Office Center                    12900-12980 Saratoga Avenue                             Saratoga
  10             Plano Market Square Shopping Center       1717 Spring Creek Parkway                               Plano
  11             West Colonial Oaks Shopping Center        7038 W. Colonial Drive                                  Orlando
  12             Colonial Gardens Apartments               S. Barrington Ave. & Nat. Blvd.                         Los Angeles
  13             Square Lake Park II                       1750 Telegraph Road                                     Bloomfield
  14             Ashwaubenon Plaza                         2763 Oneida Street                                      Ashwaubenon
  15             Basin Office Park                         1150-1160 Pittsford Victor Road                         Perinton
  16             Long Island Care Center                   144-61 38th Avenue                                      Queens
  17             London Park Condominiums                  15889 Preston Road                                      Dallas
  18             Lincoln Square Shopping Center            901 West Morton Avenue                                  Jacksonville
  19             Princeton Plaza Shopping Center           3220-3380 San Pablo Dam Road                            San Pablo
  20             Vintage Ridge Apartments                  2705 Range Avenue                                       Santa Rosa
  21             Pembroke Pines Plaza West                 SEC Palm Ave. & Pines Blvd.                             Pembroke Pines
  22             Sky Ridge Plaza                           2000 S. IH-35                                           Round Rock
  23             Covered Bridge Apartments                 1810 NW 23rd Blvd.                                      Gainesville
  24             Sav-Max Center                            885 Blossom Hill Road                                   San Jose
  25             Burlington Court Apartments               Route 130 and Columbus Road                             Burlington
  26             Newport Village Apartments                2901 Sunset Drive                                       San Angelo
  27             Fireside Thrift Building                  5600 Mowry School Road                                  Newark
  28             Gilbert Town Center                       645-745 N. Gilbert Road                                 Gilbert
  29             Satellite Self Storage of Ocean           2120 Kings Highway                                      Ocean
  30             Almond Plaza Shopping Center              7154-7222 Regional Street                               Dublin
  31             Park Terrace Apartments                   3830 Swenson Street                                     Las Vegas
  32             Inn of Sedona                             1200 W. Highway 89A                                     Sedona
  33             Sunset Manor Apts                         1230, 1234, 1238, 1242 West Cameron Avenue              West Covina
  34             Three Fountains                           1810-1940 Fountainview                                  Houston
  35             Hampton Court Apartments                  5689 North Christine                                    Westland
  36             Holiday Inn - Ontario Airport             3400 Shelby Street                                      Ontario
  37             Preston Summerside Shopping Center        17401-17489 Preston Road                                Dallas
  38             Northtown Village Apartments              7879 University Avenue, NE                              Spring Lake Park
  39             Brentwood Timberlane Apartments           4515 Maplewood Avenue                                   Wichita Falls
  40             Days Inn Rocky Point                      7627 Courtney Campbell Causeway                         Tampa
  41             Country Oaks Apartments                   2913 Mustang Drive                                      Grapevine
  42             The Colony Park Apartments                4700 Taft Blvd.                                         Wichita Falls
  43             Cedar Ridge Apartments                    4945 Mack Road                                          Sacramento
  44             Santa Fe Apartments                       1210 N. Cherokee Avenue                                 Los Angeles
  45             Lanewood Apartments                       7005 Lanewood & 7000 Hawthorne                          Los Angeles


                                                                                                         Year      # of Units/
 Loan          Prop                                                          Anchor           Year     Renovated    Sq. Ft.
 Number        State    Property Type           Anchor                       Sq. Ft.          Built       (1)          (2)
------------------------------------------------------------------------------------------------------------------------------------
     1          GA      Anchored Retail         Marshall's/Computer City     30,688/18,750    1995                    262,875
     2          NY      Nursing Home                                                          1975                        400
     3          CO      Multifamily                                                           1965         1994           476
     4          MA      Hotel                                                                 1983         1993           213
     5          KY      Anchored Retail         Joseph-Beth Booksellers             44,587    1986         1996       163,022
     6          CA      Anchored Retail         Safeway                             76,852    1973         1992       139,052
     7          IL      Nursing Home                                                          1975         1994           259
     8          PA      Nursing Home                                                          1983                        180
     9          CA      Office                                                                1986                     89,825
    10          TX      Anchored Retail         Garden Ridge Corporation           150,852    1983         1994       275,270
    11          FL      Anchored Retail         Winn Dixie                          35,000    1986                    161,060
    12          CA      Multifamily                                                           1969                        160
    13          MI      Office                                                                1988                     70,595
    14          WI      Anchored Retail         Shawano Foodland                    46,034    1990                    211,642
    15          NY      Office                                                                1983                    145,231
    16          NY      Nursing Home                                                          1969         1992           200
    17          TX      Multifamily                                                           1979         1982           221
    18          IL      Anchored Retail         JC Penney/Walgreen Co.       40,000/15,000    1964         1994       207,363
    19          CA      Anchored Retail         Raley's Grocery Corporation         60,114    1990                    113,544
    20          CA      Multifamily                                                           1987                        140
    21          FL      Anchored Retail         Eckerd Drugs                        10,800    1983         1995       116,197
    22          TX      Anchored Retail         Walgreen Drug Co.                   10,998    1987         1994       141,293
    23          FL      Multifamily                                                           1972         1995           176
    24          CA      Anchored Retail         Food 4 Less                         48,648    1973                     61,680
    25          NJ      Multifamily                                                           1971         1995           210
    26          TX      Multifamily                                                           1979         1992           302
    27          CA      Office                                                                1988                     56,213
    28          AZ      Anchored Retail         Osco Drug Store                      9,100    1986                     91,855
    29          NJ      Self Storage                                                          1986         1993           950
    30          CA      Retail                                                                1978                     51,155
    31          NV      Multifamily                                                           1975         1990           199
    32          AZ      Hotel                                                                 1995                        110
    33          CA      Multifamily                                                           1963         1986           120
    34          TX      Retail                                                                1968         1995        41,969
    35          MI      Multifamily                                                           1969                        183
    36          CA      Hotel                                                                 1990                        150
    37          TX      Retail                                                                1983                     47,311
    38          MN      Multifamily                                                           1971         1995           161
    39          TX      Multifamily                                                           1980         1992           216
    40          FL      Hotel                                                                 1961         1994           144
    41          TX      Multifamily                                                           1973                        228
    42          TX      Multifamily                                                           1978         1993           272
    43          CA      Multifamily                                                           1985                        274
    44          CA      Multifamily                                                           1988                         90
    45          CA      Multifamily                                                           1969         1996           111

Loan Number      Property Name                             Property Address                                     Property City
------------------------------------------------------------------------------------------------------------------------------------
  46             Woodbend Apartments                       7040 Archibald Avenue                                Rancho Cucamonga
  47             Edgewater Apartments                      10286 W. Winston Drive                               Baton Rouge
  48             Saddleback Village Modular Homes          73G Sipprelle Drive                                  Battlement Mesa
  49             Oakwood Villas Apartments                 6603 N. 65th Avenue                                  Glendale
  50             Days Inn - Research Triangle Park         1000 Airport Road                                    Morrisville
  51             Cleveland Heights Apartment               221 N. Cleveland Avenue                              Sioux Falls
  52             Suburban Square                           1664 Suburban Avenue                                 St. Paul
  53             Loggerhead Plaza                          14255 U.S. Highway One                               Juno Beach
  54             Park Forest Apartments                    50 N. 21st Street                                    Las Vegas
  55             Days Inn - Raleigh                        6329 Glenwood Avenue                                 Raleigh
  56             The Chateaus/Summit Ridge                 408 Summit Ridge Drive                               Oklahoma City
  57             Fairmount Heights Apartments              77 Fairmount Avenue                                  Oakland
  58             Pine Plaza Shopping Center                Route 589 & Cathell Road                             Berlin
  59             Michael's Plaza                           3320-3330 S. Price Road                              Tempe
  60             300 Pond Street                           300 Pond Street                                      Randolph
  61             Lake Front Healthcare Center, Inc.        7618 N. Sheridan Road                                Chicago
  62             Fountain Square Shopping Center           8026 West Broad Street                               Henrico County
  63             Charmont Apartments                       330 California Avenue                                Santa Monica
  64             Versailles Apartments                     8001 Fulton                                          Houston
  65             Columbia Plaza                            7420-7440 West Cactus Road                           Peoria
  66             Ventana Apartments                        1200 N. Mansfield Avenue                             Los Angeles
  67             Wetmore Plaza                             4343 Oracle Road                                     Tucson
  68             Guthrie Creek Apartments                  600 Baylor Drive                                     Longview
  69             Cross Creek Centre                        1301&1311 W. Boynton Beach Blvd.                     Boynton Beach
  70             Fairmount Heights Apartments              55 Fairmount Avenue                                  Oakland
  71             Beachcomber Resort                        727 Old Montauk Road                                 Montauk
  72             The St. Andrews Apartments                5555 Harold Way                                      Los Angeles
  73             Shelby Crossing                           SEC Macon Road & Sycamore View                       East Shelby County
  74             Windsong Apartments                       15223 Plaza South Drive                              Taylor
  75             Palm Plaza                                NWC Elliot and Arizona Avenue                        Chandler
  76             Del Prado Apartments                      928 Del Prado Drive                                  Euless
  77             Goldstone Commercial Retail Building      529 Broadway                                         New York
  78             Hillcrest Estates Townhouse Apartments    101-129 N. Crestland Drive                           Norman
  79             The Place Apartments                      1341 Castle Court                                    Houston
  80             Country Hollow Apartments                 5858 Morgan Place                                    Stockton
  81             Minikahda Ministorage IV                  300 N. 5th St.                                       Minneapolis
  82             Freeport Shopping Center                  1601-1645 Southwest Avenue                           Freeport
  83             Bell Plaza                                7420 West Cactus Road                                Phoenix
  84             Chateau Brentana Apartments               11666 Montana Avenue                                 Los Angeles
  85             U-STORE                                   1450 Russell Street                                  Baltimore
  86             Park Place Apartments                     3611 Maplewood Avenue                                Wichita Falls
  87             East Lake Self Storage                    2351 Boswell Road                                    Chula Vista
  88             St. Tropez Apartments                     5811-5821 Tujunga                                    Los Angeles
  89             Quail Run Apartments                      4001 Rawleigh Street                                 Lower Paxton
  90             The Kingsley                              400 S. Kingsley Drive                                Los Angeles
                                                                                                         Year       # of Units/
 Loan         Prop                                                              Anchor        Year     Renovated      Sq. Ft.
 Number       State     Property Type                Anchor                     Sq. Ft.       Built       (1)           (2)
------------------------------------------------------------------------------------------------------------------------------------
  46          CA        Multifamily                                                           1986                        120
  47          LA        Multifamily                                                           1973         1992           161
  48          CO        Mobile Home Park                                                      1981                        312
  49          AZ        Multifamily                                                           1963                        205
  50          NC        Hotel                                                                 1986                        110
  51          SD        Multifamily                                                           1984                        144
  52          MN        Retail                                                                1987                     39,381
  53          FL        Retail                                                                1986                     42,949
  54          NV        Multifamily                                                           1980                        202
  55          NC        Hotel                                                                 1975         1993           122
  56          OK        Multifamily                                                           1983         1984           133
  57          CA        Multifamily                                                           1972         1989            63
  58          MD        Anchored Retail              Food City                  24,650        1986                     63,900
  59          AZ        Anchored Retail              Michaels                   24,993        1987                     67,373
  60          MA        Industrial                                                            1964         1987       132,500
  61          IL        Nursing Home                                                          1971                         99
  62          VA        Anchored Retail              Ukrop's Grocery            31,650        1977                     89,438
  63          CA        Multifamily                                                           1929         1994            50
  64          TX        Multifamily                                                           1966         1993           292
  65          AZ        Retail                                                                1987                     48,509
  66          CA        Multifamily                                                           1988                         67
  67          AZ        Anchored Retail              Michaels                   14,740        1984                     34,987
  68          TX        Multifamily                                                           1979                        160
  69          FL        Anchored Retail              Blockbuster Entertainment   5,537        1988                     35,079
  70          CA        Multifamily                                                           1972         1989            51
  71          NY        Coop./Vac. Homes                                                      1983                         88
  72          CA        Multifamily                                                           1989                         70
  73          TN        Retail                                                                1988                     32,570
  74          MI        Multifamily                                                           1984                        101
  75          AZ        Retail                                                                1986                     66,147
  76          TX        Multifamily                                                           1972                        132
  77          NY        Retail                                                                1920         1990        15,350
  78          OK        Multifamily                                                           1984         1995           112
  79          TX        Multifamily                                                           1974         1994           113
  80          CA        Multifamily                                                           1984         1992            99
  81          MN        Self Storage                                                          1912         1989           529
  82          IL        Retail                                                                1968         1991        49,220
  83          AZ        Retail                                                                1979                     27,230
  84          CA        Multifamily                                                           1969         1994            36
  85          MD        Self Storage                                                          1985                        828
  86          TX        Multifamily                                                           1973                        100
  87          CA        Self Storage                                                          1986                        690
  88          CA        Multifamily                                                           1986                         69
  89          PA        Multifamily                                                           1973         1994            88
  90          CA        Multifamily                                                           1971                         57

 Loan
Number           Property Name                             Property Address                                     Property City
------------------------------------------------------------------------------------------------------------------------------------
   91            Hidden Village Apartments                 1200 Aquarena Springs Drive                          San Marcos
   92            Plantation Village Corporate Park         457 This Way Street                                  Lake Jackson
   93            Lantana Apartments                        1802 West Avenue                                     Austin
   94            Woodbridge Apartments                     585 Rahway Avenue                                    Woodbridge
   95            Allegheny Apartments                      11970 - 11980 Allegheny Street                       Los Angeles
   96            Edgemont Court Apartments                 1603 N. Edgemont Street                              Los Angeles
   97            Ridge Route II                            31727 Ridge Route Road                               Los Angeles
   98            Parkwood Place Apartments                 2716 Parkwood Drive                                  Huntsville
   99            The Schuyler Apartments                   275 South Church Street                              Spartanburg
  100            The Comfort Inn                           4760 Sherwood Lane                                   Houston
  101            Power Inn Business Park                   4225-4275 Power Inn Road                             Sacramento
  102            Crosspoint Plaza Shopping Center          2011 W. Spring Street                                Plano
  103            Crystal Springs Manor                     7603-7629 Franklin Blvd.                             Sacramento
  104            Cozy Villa Apartments                     2418-2420 Huntington Street                          Huntington Beach
  105            Belleville Apartments                     560 Washington Avenue                                Belleville
  106            Chestnut Street Apartments                304 Chestnut Street                                  Roselle Park
CROWN PROPERTIES (15)
  107            Comfort Inn - Atlanta                     101 International Blvd.                              Atlanta
  108            Holiday Inn - York                        200 Loucks Road                                      York
  109            Holiday Inn - Frederick                   5400 Holiday Inn Drive                               Frederick
  110            Holiday Inn - Charlotte                   8520 University Executive Park                       Charlotte
  111            Holiday Inn - Uniontown                   700 West Main Street                                 Uniontown
  112            Holiday Inn - Johnstown                   250 Market Street                                    Johnstown
  113            Holiday Inn - Indiana                     Route 119 & Indian Springs Road                      Indiana
  114            Comfort Inns - Asheville                  890 Brevard Road                                     Asheville
  115            Best Western - Raleigh                    4620 South Miami Blvd.                               Durham
  116            Comfort Inn - Newport                     12330 Jefferson Avenue                               Newport News
  117            Comfort Inn - Pottstown                   Route 100 and Shoemaker Road                         Pottstown
  118            Super 8 - Frederick                       5579 Spectrum Avenue                                 Federick
  119            Best Western Crowne Park - Harrisburg     765 Eisenhower Blvd.                                 Harrisburg
  120            Comfort Inn - Harrisburg                  4021 Union Deposit Road                              Harrisburg
  121            Comfort Inn - Macon                       2690 Riverside Drive                                 Macon
  122            Comfort Inn - Oakridge                    433 S. Rutgers Avenue                                Oak Ridge
  123            Holiday Inn - Clarion                     Route 68 and I80 (Exit 9)                            Clarion
  124            Marriot Courtyard                         3327 Street Road                                     Bensalem
  125            Holiday Inn Express - Johnstown           1440 Scalp Avenue (Route 56)                         Johnstown
  126            Holiday Inn - Beaver Falls                Route 18 North                                       Beaver Falls
  127            Holiday Inn - Cumberland                  100 South George Street                              Cumberland
CROWN TOTALS (15)
                                                                                                             Year      # of Units/
  Loan            Prop                                                           Anchor          Year      Renovated     Sq. Ft.
 Number           State    Property Type                  Anchor                 Sq. Ft.         Built        (1)          (2)
------------------------------------------------------------------------------------------------------------------------------------
   91              TX      Multifamily                                                           1975         1994            81
   92              TX      Office                                                                1986                     38,069
   93              TX      Multifamily                                                           1962         1995            50
   94              NJ      Multifamily                                                           1950         1995            52
   95              CA      Multifamily                                                           1986         1995            58
   96              CA      Multifamily                                                           1990                         34
   97              CA      Multifamily                                                           1984                         46
   98              TX      Multifamily                                                           1972                         99
   99              SC      Multifamily                                                           1951         1994            90
  100              TX      Hotel                                                                 1994                         46
  101              CA      Industrial                                                            1976                     49,600
  102              TX      Retail                                                                1984                     38,349
  103              CA      Multifamily                                                           1978         1994            80
  104              CA      Multifamily                                                           1988                         21
  105              NJ      Multifamily                                                           1917         1995            42
  106              NJ      Multifamily                                                           1950         1995            29
CROWN PROPERTIES (15)
  107              GA      Hotel                                                                 1987                        260
  108              PA      Hotel                                                                 1982         1990           181
  109              MD      Hotel                                                                 1980                        155
  110              NC      Hotel                                                                 1990                        177
  111              PA      Hotel                                                                 1968         1993           180
  112              PA      Hotel                                                                 1973         1991           164
  113              PA      Hotel                                                                 1965         1990           159
  114              NC      Hotel                                                                 1989                        125
  115              NC      Hotel                                                                 1990                        177
  116              VA      Hotel                                                                 1988                        125
  117              PA      Hotel                                                                 1989                        121
  118              MD      Hotel                                                                 1986                        104
  119              PA      Hotel                                                                 1988         1990           167
  120              PA      Hotel                                                                 1990                        116
  121              GA      Hotel                                                                 1988                        120
  122              TN      Hotel                                                                 1989                        122
  123              PA      Hotel                                                                 1976         1986           122
  124              PA      Hotel                                                                 1988         1991           167
  125              PA      Hotel                                                                 1988                        105
  126              PA      Hotel                                                                 1966         1991           156
  127              MD      Hotel                                                                 1972         1986           130
CROWN TOTALS (15)

         Loan          Occupancy        Occupancy         Appraised   Appraisal     Original       Original
        Number         Percentage       as of Date          Value       Date        LTV Ratio      Balance
    ---------------------------------------------------------------------------------------------------------
           1               100.0%              8/1/96    33,000,000     8/1/96       65.15%        21,500,000
           2                98.8%    1/96 - 6/96 avg.    21,000,000    6/10/96       57.14%        12,000,000
           3                92.9%             11/6/96    16,200,000     4/5/96       67.28%        10,900,000
           4                77.0%    9/95 - 8/96 avg.    15,900,000     9/1/96       59.75%         9,500,000
           5                86.5%              8/1/96    15,850,000    8/23/96       59.31%         9,400,000
           6               100.0%             10/9/96    13,000,000     6/1/96       64.62%         8,400,000
           7                86.1%              8/1/96    14,000,000    7/24/96       60.00%         8,400,000
           8                90.8%    7/95 - 6/96 avg.    10,400,000   10/26/95       75.00%         7,800,000
           9               100.0%             6/27/96    12,100,000   10/16/95       60.33%         7,300,000
          10                91.4%             7/22/96    12,400,000    8/23/95       58.47%         7,250,000
          11                95.8%             7/31/96    11,900,000    12/1/95       59.16%         7,040,000
          12                98.8%              6/1/96     9,550,000   11/13/95       72.25%         6,900,000
          13                95.4%             6/30/96     9,800,000    4/16/96       70.10%         6,870,000
          14                89.1%            10/15/96     8,900,000    11/1/96       71.35%         6,350,000
          15                92.9%             10/1/96     9,500,000    5/17/96       63.16%         6,000,000
          16                97.6%    1/96 - 5/96 avg.    11,000,000    3/27/96       54.55%         6,000,000
          17                96.8%             7/31/96     8,210,000     2/8/96       73.08%         6,000,000
          18                86.9%             8/14/96     8,500,000     9/4/96       68.24%         5,800,000
          19                90.0%              8/6/96     7,800,000    11/6/95       74.36%         5,800,000
          20                94.1%             6/26/96     7,800,000   10/26/95       73.40%         5,725,000
          21               100.0%             9/30/96    11,710,000    2/22/96       44.41%         5,200,000
          22                83.5%             7/31/96     7,650,000    12/2/95       65.36%         5,000,000
          23                95.5%             8/18/96     6,900,000    9/22/95       68.41%         4,720,000
          24               100.0%             8/14/96     8,000,000     6/1/96       57.81%         4,625,000
          25                95.0%              7/1/96     6,200,000   10/24/95       74.19%         4,600,000
          26                95.0%             6/25/96     6,100,000     3/8/96       73.77%         4,500,000
          27                97.5%              8/1/96     6,500,000     4/1/96       66.15%         4,300,000
          28                96.7%             8/18/96     6,000,000    5/10/96       70.00%         4,200,000
          29                98.6%             6/30/96     6,495,000    2/20/96       64.67%         4,200,000
          30                82.7%              9/1/96     6,100,000   12/14/95       68.85%         4,200,000
          31                96.9%             10/1/96     7,500,000    4/15/96       54.67%         4,100,000
          32                66.9%             9/30/96     9,000,000    6/17/96       45.56%         4,100,000
          33                91.6%            10/30/96     5,050,000    2/16/96       80.00%         4,040,000
          34               100.0%              6/1/96     6,000,000    3/22/96       65.83%         3,950,000
          35                93.0%              6/1/96     5,480,000     3/7/96       69.34%         3,800,000
          36                65.3%    1/96 - 8/96 avg.     6,250,000   11/22/95       60.80%         3,800,000
          37                89.7%             6/30/96     5,300,000   10/26/95       70.75%         3,750,000
          38                98.0%             10/9/96     4,800,000     5/1/96       75.00%         3,600,000
          39                95.3%             8/24/96     5,000,000    6/26/96       70.60%         3,530,000
          40                77.4%    1/96 - 9/96 avg.     5,650,000    4/18/95       63.72%         3,600,000
          41                97.0%             6/29/96     4,600,000    9/22/95       73.26%         3,370,000
          42                98.0%             8/24/96     4,350,000     7/8/96       76.32%         3,320,000
          43                93.5%              8/1/96     4,260,000     2/1/96       74.82%         3,187,500
          44                96.6%            10/28/96     4,500,000   12/12/95       70.00%         3,150,000
          45                97.3%              7/1/96     4,030,000    4/12/96       76.92%         3,100,000

         Loan           Current          Cut Off      Mortgage        Annual   Remaining
        Number          Balance          Balance   Interest Rate   Debt Service  Term
    -------------------------------------------------------------------------------------
           1           21,450,490     21,450,490       8.800%      2,038,907     116
           2           11,912,736     11,912,736       9.350%      1,328,195     235
           3           10,838,074     10,838,074       8.750%      1,075,364     113
           4            9,459,444      9,459,444       9.460%      1,059,654     117
           5            9,373,719      9,373,719       8.780%        929,678     117
           6            8,381,841      8,381,841       8.600%        794,520     117
           7            8,377,540      8,377,540       9.050%        849,364     117
           8            7,630,877      7,630,877       9.125%        849,683     106
           9            7,232,645      7,232,645       9.000%        735,136     110
          10            7,154,694      7,154,694       8.500%        700,548     107
          11            6,943,702      6,943,702       8.250%        666,083     107
          12            6,861,296      6,861,296       8.500%        636,660     171
          13            6,848,773      6,848,773       9.375%        685,694     114
          14            6,341,363      6,341,363       7.950%        556,475      82
          15            5,986,954      5,986,954       9.090%        597,189     117
          16            5,964,114      5,964,114       9.100%        652,440     236
          17            5,955,138      5,955,138       8.875%        598,070     112
          18            5,789,104      5,789,104       8.710%        570,322     118
          19            5,746,534      5,746,534       7.500%        486,653     108
          20            5,671,715      5,671,715       7.875%        498,123     107
          21            5,154,280      5,154,280       8.625%        507,729     111
          22            4,949,979      4,949,979       8.500%        483,136      74
          23            4,641,978      4,641,978       8.000%        437,157     105
          24            4,615,002      4,615,002       8.600%        437,459     117
          25            4,578,279      4,578,279       8.750%        434,259     172
          26            4,485,356      4,485,356       9.125%        439,362     114
          27            4,289,029      4,289,029       9.400%        430,121     115
          28            4,175,811      4,175,811       9.625%        444,730     113
          29            4,175,303      4,175,303       9.500%        440,343     113
          30            4,168,935      4,168,935       9.125%        419,270     110
          31            4,076,323      4,076,323       8.650%        401,157     114
          32            4,070,279      4,070,279       9.375%        454,600     235
          33            4,005,191      4,005,191       8.750%        398,575     111
          34            3,926,773      3,926,773       9.500%        414,132     113
          35            3,782,439      3,782,439       8.875%        378,778     115
          36            3,726,632      3,726,632       8.750%        402,972     168
          37            3,700,704      3,700,704       8.500%        362,352     107
          38            3,577,010      3,577,010       9.000%        362,533     113
          39            3,523,539      3,523,539       8.500%        325,712     117
          40            3,508,344      3,508,344      10.000%        416,889     162
          41            3,323,463      3,323,463       8.190%        317,229     107
          42            3,313,923      3,313,923       8.500%        306,335     117
          43            3,171,352      3,171,352       9.000%        307,768     111
          44            3,134,350      3,134,350       8.500%        290,649     112
          45            3,088,185      3,088,185       9.125%        302,672     113
                  Remaining                                Balloon       Mat. Date
      Loan         Am Term    Original      Maturity       Balance       LTV Ratio
     Number          (3)        Date          Date           (4)            (5)
 --------------------------------------------------------------------------------------
        1             356      9/20/96      10/1/06      19,157,544        58.05%
        2             235      8/30/96       9/1/16               -
        3             294      7/29/96       7/1/06       8,990,367        55.50%
        4             237     10/10/96      11/1/06       6,835,841        42.99%
        5             297      10/7/96      11/1/06       7,737,870        48.82%
        6             333     10/30/96      11/1/06       7,262,923        55.87%
        7             297     10/10/96      11/1/06       6,958,054        49.70%
        8             226     11/16/95      12/1/06       5,559,882        53.46%
        9             290      3/27/96       4/1/06       6,039,965        49.92%
       10             287     12/21/95       1/1/06       5,928,367        47.81%
       11             287     12/28/95       1/1/06       5,721,532        48.08%
       12             351       4/3/96       5/1/11       5,387,722        56.42%
       13             354      7/15/96       8/1/06       6,184,220        63.10%
       14             358     11/25/96      12/1/03       5,868,352        65.94%
       15             321     10/22/96      11/1/06       5,160,574        54.32%
       16             236      9/18/96      10/1/16             -
       17             292       5/9/96       6/1/06       4,950,041        60.29%
       18             298     11/14/96      12/1/06       4,766,562        56.08%
       19             348      1/31/96       2/1/06       5,034,110        64.54%
       20             347      12/1/95       1/1/06       5,009,212        64.22%
       21             291       4/4/96       5/1/06       4,264,850        36.42%
       22             290      3/14/96       4/1/03       4,446,521        58.12%
       23             285     10/31/95      11/1/05       3,812,027        55.25%
       24             333     10/30/96      11/1/06       3,998,931        49.99%
       25             352      5/30/96       6/1/11       3,620,818        58.40%
       26             354      7/19/96       8/1/06       4,033,296        66.12%
       27             355      8/30/96       9/1/06       3,872,407        59.58%
       28             293      6/28/96       7/1/06       3,523,632        58.73%
       29             293      6/11/96       7/1/06       3,514,115        54.10%
       30             314      3/15/96       4/1/06       3,615,005        59.26%
       31             294      7/25/96       8/1/06       3,364,674        44.86%
       32             235      8/16/96       9/1/16             -
       33             291      4/12/96       5/1/06       3,323,291        65.81%
       34             293      6/19/96       7/1/06       3,304,941        55.08%
       35             295       8/8/96       9/1/06       3,135,026        57.21%
       36             228       1/8/96       2/1/11       1,627,204        26.04%
       37             287      12/8/95       1/1/06       3,066,395        57.86%
       38             293      6/26/96       7/1/06       2,978,612        62.05%
       39             357      10/7/96      11/1/06       3,127,669        62.55%
       40             222      7/17/95       8/1/10       1,635,087        28.94%
       41             287     12/21/95       1/1/06       2,734,776        59.45%
       42             357      10/7/96      11/1/06       2,941,604        67.62%
       43             351       4/1/96       5/1/06       2,850,572        66.91%
       44             352       5/1/96       6/1/06       2,790,981        62.02%
       45             353      6/12/96       7/1/06       2,778,491        68.95%

         Loan          Occupancy      Occupancy as of     Appraised   Appraisal    Original         Original
        Number         Percentage           Date            Value        Date      LTV Ratio        Balance
        -----------------------------------------------------------------------------------------------------
          46                96.0%          9/1/96        4,275,000    12/13/95       72.51%         3,100,000
          47                87.6%         10/1/96        4,080,000      4/8/96       75.25%         3,070,000
          48                95.5%         6/30/96        5,750,000     2/29/96       52.17%         3,000,000
          49                98.0%         7/31/96        4,550,000     5/10/96       64.29%         2,925,000
          50                93.6%     1/96 - 6/96 avg.   4,650,000     5/10/95       64.52%         3,000,000
          51                93.8%        10/31/96        3,900,000      6/7/96       74.36%         2,900,000
          52                87.3%         5/10/96        4,000,000     1/12/96       71.75%         2,870,000
          53                99.0%          8/1/96        4,150,000      6/7/96       68.67%         2,850,000
          54                97.5%          9/1/96        4,640,000      8/9/96       61.42%         2,850,000
          55                65.5%         6/30/96        4,500,000     5/10/95       65.00%         2,925,000
          56                93.2%         8/24/96        3,900,000     7/24/96       72.56%         2,830,000
          57                96.8%         9/28/96        3,725,000     11/2/95       74.23%         2,765,000
          58               100.0%         6/30/96        3,830,000     2/26/96       71.80%         2,750,000
          59                85.4%          8/1/96        4,550,000      8/1/96       58.68%         2,670,000
          60               100.0%         7/16/96        4,100,000     10/6/95       65.85%         2,700,000
          61                91.1%         6/30/96        4,300,000      3/6/96       60.47%         2,600,000
          62                96.6%         9/30/96        4,525,000      5/9/96       57.46%         2,600,000
          63                98.0%          4/1/96        4,000,000     2/16/96       62.50%         2,500,000
          64                99.3%         9/26/96        3,500,000     2/21/96       71.43%         2,500,000
          65                95.0%          8/1/96        3,400,000      8/1/96       69.12%         2,350,000
          66                97.0%        10/28/96        3,235,000    12/12/95       72.64%         2,350,000
          67               100.0%         8/26/96        3,925,000     11/4/95       58.60%         2,300,000
          68                83.1%         11/8/96        3,100,000      2/5/96       74.19%         2,300,000
          69                86.0%         8/15/96        3,500,000     3/11/96       64.57%         2,260,000
          70                94.0%         6/30/96        2,975,000     11/2/95       75.13%         2,235,000
          71               100.0%         3/25/96        6,800,000     1/25/96       33.09%         2,250,000
          72                91.4%         10/1/96        3,175,000     1/19/96       65.35%         2,075,000
          73                93.9%         5/31/96        3,025,000     6/13/96       68.26%         2,065,000
          74                93.9%         9/30/96        3,100,000     3/29/96       66.13%         2,050,000
          75                83.6%          8/1/96        3,250,000      8/1/96       62.46%         2,030,000
          76               100.0%          2/1/96        3,000,000      5/9/96       66.67%         2,000,000
          77                84.7%         3/29/96        4,800,000     11/1/95       41.67%         2,000,000
          78                98.2%         8/24/96        2,610,000     7/24/96       73.75%         1,925,000
          79                85.6%         11/1/96        2,850,000     10/6/95       68.06%         1,939,600
          80               100.0%          9/9/96        3,015,000     4/16/96       63.02%         1,900,000
          81                95.3%         9/30/96        2,540,000      4/9/96       70.87%         1,800,000
          82                89.8%         11/1/96        2,540,000      8/1/96       68.90%         1,750,000
          83               100.0%          8/1/96        2,400,000      8/1/96       71.25%         1,710,000
          84                97.1%          6/1/96        5,000,000     4/15/96       34.00%         1,700,000
          85                93.4%          6/1/96        3,500,000     7/15/96       48.29%         1,690,000
          86                93.0%         8/24/96        2,250,000     7/15/96       72.67%         1,635,000
          87                94.9%         8/25/96        2,760,000      3/4/96       57.97%         1,600,000
          88                90.0%         8/15/96        2,100,000     7/19/96       75.00%         1,575,000
          89                95.5%         5/13/96        2,500,000     3/27/96       62.00%         1,550,000
          90                98.2%        10/10/96        1,891,000      8/1/96       76.15%         1,440,000

         Loan           Current          Cut          Mortgage    Annual Debt Remaining
        Number          Balance      Off Balance   Interest Rate    Service     Term
        -------------------------------------------------------------------------------
          46            3,082,611      3,082,611       8.500%       286,036     111
          47            3,051,185      3,051,185       9.250%       315,491     113
          48            2,970,731      2,970,731       9.750%       341,466     113
          49            2,908,369      2,908,369       9.500%       327,178     116
          50            2,907,271      2,907,271       8.875%       321,013     221
          51            2,884,186      2,884,186       9.000%       292,040     114
          52            2,848,975      2,848,975       9.000%       289,019     112
          53            2,842,691      2,842,691       9.375%       284,458     115
          54            2,842,418      2,842,418       9.080%       288,881     117
          55            2,834,590      2,834,590       8.875%       312,988     221
          56            2,824,820      2,824,820       8.500%       261,123     117
          57            2,739,265      2,739,265       7.875%       240,578     107
          58            2,724,419      2,724,419       8.950%       275,806     110
          59            2,660,834      2,660,834       9.300%       275,491     116
          60            2,657,141      2,657,141       8.800%       287,357     110
          61            2,580,488      2,580,488       9.100%       282,724     235
          62            2,576,570      2,576,570       9.125%       283,228     234
          63            2,477,571      2,477,571       8.500%       241,568     111
          64            2,477,115      2,477,115       8.375%       239,046     111
          65            2,343,820      2,343,820       9.150%       239,557     117
          66            2,338,325      2,338,325       8.500%       216,834     112
          67            2,281,735      2,281,735       9.250%       236,361     291
          68            2,279,365      2,279,365       8.500%       222,243      75
          69            2,249,236      2,249,236       9.300%       224,093     111
          70            2,214,198      2,214,198       7.875%       194,464     107
          71            2,207,430      2,207,430       9.000%       273,852     174
          72            2,064,691      2,064,691       8.500%       191,460     112
          73            2,054,847      2,054,847       9.625%       218,659     114
          74            2,046,248      2,046,248       8.500%       189,153     117
          75            2,024,617      2,024,617       9.100%       206,099     117
          76            1,989,094      1,989,094       9.000%       201,407     114
          77            1,944,135      1,944,135       8.750%       239,868     170
          78            1,921,477      1,921,477       8.500%       177,619     117
          79            1,915,884      1,915,884       7.860%       177,489      73
          80            1,893,147      1,893,147       8.625%       177,336     114
          81            1,791,512      1,791,512       9.875%       194,379     114
          82            1,746,729      1,746,729       8.740%       172,508     118



          Loan           Current          Cut          Mortgage    Annual Debt Remaining
        Number          Balance      Off Balance   Interest Rate    Service     Term
        -------------------------------------------------------------------------------
          83            1,703,981      1,703,981       9.150%       174,316     116
          84            1,692,821      1,692,821       8.625%       158,669     113
          85            1,676,295      1,676,295       8.830%       203,647     177
          86            1,630,214      1,630,214       8.500%       157,986     117
          87            1,580,927      1,580,927       9.250%       175,846     172
          88            1,571,236      1,571,236       8.620%       146,935     116
          89            1,541,720      1,541,720       9.125%       157,686     114
          90            1,435,771      1,435,771       8.480%       138,910     117

      Loan        Remaining                 Maturity       Balloon       Mat. Date
     Number      Am Term (3)  Orig Date        Date      Balance (4)   LTV Ratio (5)
     -------------------------------------------------------------------------------
       46             351        4/1/96       5/1/06      2,746,679      64.25%
       47             293       6/10/96       7/1/06      2,554,520      62.61%
       48             233        6/6/96       7/1/06      2,175,992      37.84%
       49             236       9/13/96      10/1/06      2,107,061      46.31%
       50             221       6/26/95       7/1/15          -
       51             294       7/24/96       8/1/06      2,399,439      61.52%
       52             292        5/3/96       6/1/06      2,374,615      59.37%
       53             355        8/9/96       9/1/06      2,565,505      61.82%
       54             297       11/1/96      11/1/06      2,362,383      50.91%
       55             221       6/26/95       7/1/15          -
       56             357       10/7/96      11/1/06      2,507,452      64.29%
       57             347       12/6/95       1/1/06      2,419,297      64.95%
       58             290       3/30/96       4/1/06      2,272,714      59.34%
       59             296       9/26/96      10/1/06      2,224,163      48.88%
       60             230       3/29/96       4/1/06      1,906,622      46.50%
       61             235       8/22/96       9/1/16          -
       62             234        7/5/96       8/1/16          -
       63             291        4/9/96       5/1/06      2,044,264      51.11%
       64             291        4/4/96       5/1/06      2,038,060      58.23%
       65             297       10/2/96      11/1/06      1,951,025      57.38%
       66             352        5/1/96       6/1/06      2,082,159      64.36%
       67             291       4/29/96       5/1/21          -
       68             291       4/17/96       5/1/03      2,045,400      65.98%
       69             351        4/5/96       5/1/06      2,031,792      58.05%
       70             347       12/6/95       1/1/06      1,955,560      65.73%
       71             173       6/20/96       8/1/11          -
       72             352       5/20/96       6/1/06      1,838,502      57.91%
       73             294       7/15/96       8/1/06      1,732,452      57.27%
       74             357      10/28/96      11/1/06      1,816,352      58.59%
       75             297       10/1/96      11/1/06      1,683,446      51.80%
       76             294       7/31/96       8/1/06      1,654,784      55.16%
       77             170       3/29/96       4/1/11          -
       78             357       10/7/96      11/1/06      1,705,598      65.35%
       79             289        2/2/96       3/1/03      1,706,921      59.89%
       80             354        7/1/96       8/1/06      1,687,466      55.97%
       81             294       7/16/96       8/1/06      1,518,155      59.77%
       82             298       11/4/96      12/1/06      1,439,205      56.66%
       83             296       9/30/96      10/1/06      1,419,682      59.15%
       84             353       6/20/96       7/1/06      1,509,838      30.20%
       85             177       10/9/96      11/1/11          -
       86             297       10/7/96      11/1/06      1,336,949      59.42%
       87             232       5/30/96       6/1/11        701,817      25.43%
       88             356       9/24/96      10/1/06      1,398,688      66.60%
       89             294       7/29/96       8/1/06      1,286,118      51.44%
       90             297      10/18/96      11/1/06      1,176,926      62.24%

         Loan          Occupancy        Occupancy         Appraised   Appraisal   Original          Original
        Number         Percentage       as of Date          Value        Date     LTV Ratio         Balance
-------------------------------------------------------------------------------------------------------------
          91                98.0%         9/30/96        2,300,000    03/14/96       60.22          1,385,000
          92                93.3%         9/30/96        1,900,000    02/21/96       73.03          1,387,500
          93               100.0%         9/30/96        1,750,000    06/14/96       77.14          1,350,000
          94                98.0%         8/16/96        1,900,000    12/21/95       71.05          1,350,000
          95                96.6%          7/1/96        1,780,000    05/08/96       75.00          1,335,000
          96                91.0%        10/10/96        1,610,000    05/28/96       76.40          1,230,000
          97                89.1%          9/1/96        1,530,000    04/24/96       78.43          1,200,000
          98                93.9%         10/4/96        1,900,000    05/02/96       60.53          1,150,000
          99                91.0%          7/1/96        2,300,000    04/04/96       50.00          1,150,000
         100                86.0%  9/95-8/96 avg.        2,100,000    08/01/96       54.76          1,150,000
         101               100.0%         7/25/96        1,660,000    02/07/96       66.27          1,100,000
         102                74.0%         6/26/96        2,300,000    02/08/96       47.39          1,090,000
         103                94.9%          9/1/96        1,415,000    01/16/96       74.91          1,060,000
         104               100.0%          8/1/96        1,820,000    03/26/96       54.95          1,000,000
         105                97.6%         8/16/96        1,200,000    01/11/96       62.50            750,000
         106               100.0%         8/16/96          975,000    01/10/96       66.67            650,000
CROWN PROPERTIES (15)

         Loan           Current          Cut          Mortgage    Annual Debt Remaining
        Number          Balance      Off Balance   Interest Rate    Service     Term
---------------------------------------------------------------------------------------
          91            1,378,688      1,378,688       8.960%       139,020     115
          92            1,375,210      1,375,210       9.250%       142,588     110
          93            1,346,176      1,346,176       8.700%       132,637     117
          94            1,336,221      1,336,221       8.375%       129,085     110
          95            1,331,002      1,331,002       8.625%       124,602     115
          96            1,225,976      1,225,976       9.100%       119,826     114
          97            1,193,859      1,193,859       8.250%       113,537     115
          98            1,146,874      1,146,874       8.950%       115,337     177
          99            1,139,637      1,139,637       9.125%       125,274     234
         100            1,138,265      1,138,265       9.520%       144,270     176
         101            1,092,880      1,092,880       9.750%       117,630     112
         102            1,080,146      1,080,146       9.125%       110,889     110
         103            1,051,408      1,051,408       9.125%       107,837     111
         104              994,547        994,547       9.000%       100,704     294
         105              742,190        742,190       8.250%        70,961     110
         106              643,231        643,231       8.250%        61,499     110
CROWN PROPERTIES (15)

                  Remaining                                Ballon      Mat. Date
      Loan         Am Term     Orig         Maturity       Balance     LTV Ratio
     Number          (3)       Date            Date          (4)         (5)
--------------------------------------------------------------------------------
       91             295     08/23/96      09/01/06       1,144,884    49.78%
       92             290     03/29/96      04/01/06       1,154,526    60.76%
       93             297     10/22/96      11/01/06       1,109,195    63.38%
       94             290     03/29/96      04/01/06       1,100,552    57.92%
       95             355     08/01/96      09/01/06       1,185,666    66.61%
       96             354     07/17/96      08/01/06       1,101,947    68.44%
       97             295     08/12/96      09/01/06         975,260    63.74%
       98             297     10/18/96      11/01/11         760,366    40.02%
       99             234     07/30/96      08/01/16            -
      100             176     10/01/96      10/01/11            -
      101             292     05/10/96      06/01/06         925,322    55.74%
      102             290     03/28/96      04/01/06         904,432    39.32%
      103             291     04/01/96      05/01/06         879,537    62.16%
      104             294     07/18/96      08/01/21            -
      105             290     03/29/96      04/01/06         609,537    50.79%
      106             290     03/29/96      04/01/06         528,266    54.18%
CROWN PROPERTIES (15)

     Loan            Occupancy     Occupancy         Appraised    Appraisal    Original        Original
    Number           Percentage    as of Date          Value        Date       LTV Ratio       Balance
---------------------------------------------------------------------------------------------------------
      107             63.6%      2/96 - 8/96 avg.   16,500,000    01/01/95       47.90          7,903,000
      108             72.1%      2/96 - 8/96 avg.    9,400,000    01/01/95       53.54          5,033,000
      109             81.2%      2/96 - 8/96 avg.    9,000,000    01/01/95       55.37          4,983,000
      110             72.4%      2/96 - 8/96 avg.    8,400,000    01/01/95       55.57          4,668,000
      111             69.0%      2/96 - 8/96 avg.    8,100,000    01/01/95       55.41          4,488,000
      112             64.2%      2/96 - 8/96 avg.    8,400,000    01/01/95       53.06          4,457,000
      113             67.8%      2/96 - 8/96 avg.    6,900,000    01/01/95       59.23          4,087,000
      114             84.5%      2/96 - 8/96 avg.    6,100,000    01/01/95       65.16          3,975,000
      115             77.9%      2/96 - 8/96 avg.    7,200,000    01/01/95       54.86          3,950,000
      116             88.8%      2/96 - 8/96 avg.    7,200,000    01/01/95       50.22          3,616,000
      117             82.6%      2/96 - 8/96 avg.    6,000,000    01/01/95       53.07          3,184,000
      118             71.2%      2/96 - 8/96 avg.    5,300,000    01/01/95       54.81          2,905,000
      119             84.0%      2/96 - 8/96 avg.    5,000,000    01/01/95       54.36          2,718,000
      120             83.9%      2/96 - 8/96 avg.    4,600,000    01/01/95       55.15          2,537,000
      121             86.2%      2/96 - 8/96 avg.    4,100,000    01/01/95       61.73          2,531,000
      122             78.5%      2/96 - 8/96 avg.    5,100,000    01/01/95       49.53          2,526,000
      123             67.9%      2/96 - 8/96 avg.    4,200,000    01/01/95       58.50          2,457,000
      124             76.1%      2/96 - 8/96 avg.    5,000,000    01/01/95       44.60          2,230,000
      125             62.2%      2/96 - 8/96 avg.    3,600,000    01/01/95       53.78          1,936,000
      126             65.9%      2/96 - 8/96 avg.    4,200,000    01/01/95       45.81          1,924,000
      127             85.5%      2/96 - 8/96 avg.    3,300,000    01/01/95       36.85          1,216,000
 CROWN TOTALS (15)                                 137,600,000    01/01/95                     73,324,000
         Loan           Current          Cut          Mortgage    Annual Debt  Remaining
        Number          Balance      Off Balance   Interest Rate    Service      Term
----------------------------------------------------------------------------------------
         107            7,790,773      2,441,813
         108            4,961,529      1,555,061
         109            4,912,239      1,539,612
         110            4,601,712      1,442,286
         111            4,424,268      1,386,671
         112            4,393,708      1,377,093
         113            4,028,963      1,262,773
         114            3,918,553      1,228,168
         115            3,893,908      1,220,443
         116            3,564,651      1,117,246
         117            3,138,785        983,770
         118            2,863,747        897,566
         119            2,679,403        839,789
         120            2,500,973        783,864
         121            2,495,058        782,011
         122            2,490,129        780,466
         123            2,422,109        759,147
         124            2,198,333        689,010
         125            1,908,508        598,172
         126            1,896,678        594,464
         127            1,198,732        375,711
CROWN TOTALS (15)      72,282,758     22,655,134       9.820%       7,884,173   99

                  Remaining                                Ballon      Mat. Date
      Loan         Am Term     Orig         Maturity       Balance     LTV Ratio
     Number          (3)       Date            Date          (4)         (5)
--------------------------------------------------------------------------------

      107
      108
      109
      110
      111
      112
      113
      114
      115
      116
      117
      118
      119
      120
      121
      122
      123
      124
      125
      126
      127
CROWN TOTALS (15) 296         04/24/95       04/30/05      63,516,593    46.16

  Loan                                                              Required       94 NOI          95 NOI                    96
  Number                  Prepayment Provisions (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months
      1     LO-45,YM1-58,0%-13                                      Quarterly             -              -          -          6
      2     LO-44,7%-24,6%-12,5%-12,4%-12,3%-12,2%-12,1%-100,0%-7   Quarterly     4,195,556      4,117,838       3.10          6
      3     LO-41,YM1-65,0%-7                                       Quarterly     1,043,701      1,350,064       1.26          8
      4     YM1-110,0%-7                                            Quarterly     1,085,858      1,323,259       1.25          8
      5     LO-44,YM1-66,0%-7                                       Quarterly             -      1,060,123       1.14          9
      6     LO-46,YM1-64,0%-7                                       Quarterly     1,142,961      1,191,707       1.50          9
      7     LO-44,YM1-66,0%-7                                       Quarterly     1,890,654      1,565,256       1.84          6
      8     LO-35,YM1-64,0%-7                                       Quarterly     1,623,858      1,566,139       1.84         12
      9     LO-37,YM1-66,0%-7                                       Quarterly       926,911      1,165,569       1.59          6
     10     LO-10,YM1-24,1%-66,0%-7                                 Quarterly       428,281        890,998       1.27          7
     11     LO-34,YM1-66,0%-7                                       Quarterly       919,152      1,073,720       1.61          7
     12     LO-74,YM1-84,0%-13                                      Quarterly       844,295        865,346       1.36          9
     13     LO-43,YM1-64,0%-7                                       Quarterly       806,275      1,059,354       1.54          6
     14     LO-21,YM1-54,0%-7                                       Quarterly       802,392      1,061,869       1.91          9
     15     LO-57,YM1-53,0%-7                                       Quarterly     1,052,047      1,142,991       1.91          8
     16     LO-81,YM1-148,0%-7                                      Quarterly     1,895,185      2,308,849       3.54          5
     17     LO-41,YM1-64,0%-7                                       Quarterly       754,572        840,541       1.41        4.7
     18     LO-45,YM1-66,0%-7                                       Quarterly       782,796        980,168       1.72          9
     19     LO-35,YM1-66,0%-7                                       Quarterly             -        716,874       1.47          6
     20     LO-34,YM1-60,0%-13                                      Quarterly       633,493        695,023       1.40          7
     21     LO-38,YM1-66,0%-7                                       Quarterly       666,313        712,790       1.40          6
     22     LO-13,YM1-54,0%-7                                       Quarterly             -        642,819       1.33          6
     23     LO-32,YM1-66,0%-7                                       Quarterly       553,889        612,773       1.40          6
     24     LO-46,YM1-64,0%-7                                       Quarterly       768,740        769,690       1.76          8
     25     LO-75,YM1-90,0%-7                                       Quarterly       611,726        565,866       1.30          6
     26     LO-41,YM1-66,0%-7                                       Quarterly       380,938        549,239       1.25          6
     27     LO-42,YM1-66,0%-7                                       Quarterly       652,295        636,473       1.48          5
     28     LO-42,YM1-64,0%-7                                       Quarterly       424,575        434,149       0.98          5
     29     LO-40,YM1-66,0%-7                                       Quarterly       596,296        714,463       1.62          6
     30     LO-37,YM1-66,0%-7                                       Quarterly       529,311        532,178       1.27          7
     31     LO-41,YM1-66,0%-7                                       Quarterly       651,020        667,527       1.66          9
     32     LO-80,YM1-148,0%-7                                      Quarterly             -        787,959       1.73          9
     33     LO-38,YM1-60,0%-13                                      Quarterly       515,703        586,940       1.47          6
     34     LO-40,YM1-66,0%-7                                       Quarterly       555,980        542,715       1.31         10
     35     LO-42,YM1-66,0%-7                                       Quarterly       339,093        357,487       0.94          5
     36     LO-35,YM1-66,0%-67                                      Quarterly       288,767        614,317       1.52          9
     37     LO-34,YM1-66,0%-7                                       Quarterly       522,080        566,862       1.56          6
     38     LO-40,YM1-66,0%-7                                       Quarterly       427,169        455,540       1.26          7
     39     LO-46,YM1-64,0%-7                                       Quarterly       542,992        562,927       1.73          6
     40     LO-29,YM2-60,1%-66,0%-7                                 Quarterly       659,109        607,720       1.46          9
     41     YM1-100,0%-7                                            Quarterly       264,797        384,182       1.21          6
     42     LO-46,YM1-64,0%-7                                       Quarterly       231,418        635,595(8)    2.07          6
     43     YM1-38,3%-12,2%-12,1%-35,0%-14                          Quarterly             -              -          -        5.5
     44     LO-39,YM1-60,0%-13                                      Quarterly       307,975        542,704       1.87          6
     45     LO-40,YM1-60,0%-13                                      Quarterly             -        231,523       0.76          7

   Loan            96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
       1            6/30/96     1,559,142       1.53
       2            6/30/96     3,926,399       5.91
       3            8/31/96     1,071,300       1.49
       4            8/1/96        983,868       1.39
       5            9/30/96       822,254       1.18
       6            9/1/96        906,356       1.52
       7            6/1/96        721,096       1.70
       8            6/1/96      1,357,364       1.60
       9            6/20/96       647,348       1.76
      10            7/20/96       593,687       1.45
      11            7/31/96       695,929       1.79
      12            9/1/96        560,896       1.17
      13            6/30/96       522,854       1.53
      14            9/1/96        859,137       2.06
      15            8/1/96        661,234       1.66
      16            5/31/96     1,464,409       5.39
      17            9/30/96       275,638       1.18
      18            9/1/96        633,369       1.48
      19            6/30/96       363,462       1.49
      20            7/31/96       406,350       1.40
      21            6/1/96        516,716       2.04
      22            6/30/96       359,020       1.49
      23            6/30/96       318,775       1.46
      24            8/31/96       508,194       1.74
      25            6/1/96        286,816       1.32
      26            6/1/96        296,628       1.35
      27            5/1/96        335,865       1.87
      28            5/31/96       233,858       1.26
      29            6/30/96       376,622       1.71
      30            7/1/96        304,700       1.25
      31            9/30/96       477,148       1.59
      32            9/1/96        733,555       2.15
      33           10/1/96        203,752       1.02
      34           10/31/96       437,718       1.27
      35            5/1/96        191,944       1.22
      36            9/30/96       492,485       1.63
      37            6/1/96        278,556       1.54
      38            7/31/96       271,745       1.28
      39            6/30/96       240,065       1.47
      40            9/30/96       709,577       2.27
      41            6/1/96        205,286       1.29
      42            6/30/96       306,192       2.00
      43            9/30/96       152,672       1.08
      44            6/30/96       197,563       1.36
      45            7/1/96        246,793       1.40
                                     Upfront Reserves
                 ------------------------------------------------------------------

                 Repair &
Loan Number     Remediation         TI/LC            P&I    Environmental  Total
      1                 -             -               -             -        -
      2              200,000          -               -             -       200,000
      3              134,250          -               -             -       134,250
      4                 -             -               -             -        -
      5                 -           140,000           -             -       140,000
      6               48,750          -               -           60,000    108,750
      7               32,000          -               -             -        32,000
      8                 -             -               -           10,000     10,000
      9                 -           400,000           -             -       400,000
     10                8,250        277,973           -             -       286,223
     11                1,813          -               -             -         1,813
     12                 -             -               -             -        -
     13                 -             -               -             -        -
     14                 -            50,000          150,000        -       200,000
     15                 -           100,000(10)       -             -       100,000
     16               31,469          -              300,000        -       331,469
     17              494,394          -               -             -       494,394
     18               22,500         50,000           -             -        72,500
     19               13,938         92,000           -             -       105,938
     20                6,000          -               -             -         6,000
     21                 -             -               -             -        -
     22                4,063          -               -             -         4,063
     23                5,000          -               -             -         5,000
     24               26,195          -               -             -        26,195
     25               21,475          -               -             -        21,475
     26               40,000          -               -             -        40,000
     27                 -           100,000           -             -       100,000
     28                 -           116,266          -             -       116,266
     29                2,750          -               -             -         2,750
     30                 -            50,000           -             -        50,000
     31                 -             -               -             -        -
     32                7,750          -               -             -         7,750
     33               37,000          -               -             -        37,000
     34                2,425         47,000           -           62,500    111,925
     35              237,500          -               -             -       237,500
     36               27,600          -               -             -        27,600
     37                4,403          -               -             -         4,403
     38              100,150          -               -             -       100,150
     39               30,000          -               -             -        30,000
     40                6,250          -               -             -         6,250
     41              128,124          -               -             -       128,124
     42               70,000          -               -             -        70,000
     43              223,772          -               -             -       223,772
     44                4,638          -               -             -         4,638
     45                 -             -               -             -        -

  Loan                                                              Required       94 NOI          95 NOI                    96
  Number                  Prepayment Provisions (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months
---------------------------------------------------------------------------------------------------------------------------------
     46     LO-38,YM1-60,0%-13                                      Quarterly      349,450        344,086        1.20          5
     47     LO-40,YM1-66,0%-7                                       Quarterly      401,751        394,422        1.25          6
     48     LO-40,1%-66,0%-7                                        Quarterly      419,730        490,168        1.44          6
     49     LO-45,YM1-64,0%-7                                       Quarterly      142,320        241,879        0.74          8
     50     LO-64,7%-12,6%-12,5%-12,4%-12,3%-12,2%-12,1%-12,0%-73   Quarterly      465,094        641,395        2.00          6
     51     LO-41,YM1-66,0%-7                                       Quarterly      400,450        356,450        1.22          6
     52     LO-39,YM1-66,0%-7                                       Quarterly      444,975        445,643        1.54          6
     53     LO-44,YM1-64,0%-7                                       Quarterly      426,879        440,688        1.55          6
     54     LO-45,YM1-65,0%-7                                       Quarterly      342,357        379,607        1.31          8
     55     LO-64,7%-12,6%-12,5%-12,4%-12,3%-12,2%-12,1%-12,0%-73   Quarterly      525,655        649,694        2.08          6
     56     LO-46,YM1-64,0%-7                                       Quarterly      434,333        453,244        1.74          6
     57     LO-34,YM1-60,0%-13                                      Quarterly      343,813        330,359        1.37          6
     58     LO-39,YM1-64,0%-7                                       Quarterly      463,907        450,300        1.63          6
     59     LO-45,YM1-64,0%-7                                       Quarterly      339,898        369,194        1.34          6
     60     LO-39,5%-12,4%-12,3%-12,2%-12,1%-16,0%-7                Quarterly         -           568,646        1.98          6
     61     LO-79,YM1-149,0%-7                                      Quarterly      578,836        559,234        1.98          6
     62     LO-79,YM1-148,0%-7                                      Quarterly      415,871        390,859        1.38          6
     63     LO-38,YM1-60,0%-13                                      Quarterly          (14)           (14)       -             5
     64     LO-38,YM1-66,0%-7                                       Quarterly      254,466        387,536        1.62          6
     65     LO-46,YM1-64,0%-7                                       Quarterly         -           275,963        1.15          6
     66     LO-39,YM1-60,0%-13                                      Quarterly      284,656        355,816        1.64          9
     67     LO-74,YM1-204,0%-13                                     Quarterly      441,895        452,369        1.91          6
     68     LO-14,YM1-54,0%-7                                       Quarterly      300,286        308,440        1.39        5.4
     69     LO-38,YM1-66,0%-7                                       Quarterly      333,135        401,768        1.79          7
     70     LO-34,YM1-60,0%-13                                      Quarterly      277,894        266,966        1.37          6
     71     LO-42,YM1-125,0%-7                                      Quarterly           (9)            (9)         (9)         -
     72     LO-39,YM1-66,0%-7                                       Quarterly      304,278        279,414        1.46          9
     73     LO-43,YM1-64,0%-7                                       Quarterly      295,899        302,956        1.39          6
     74     LO-44,YM1-66,0%-7                                       Quarterly      266,286        283,496        1.50          5
     75     LO-46,YM1-64,0%-7                                       Quarterly      170,175        210,866        1.02          6
     76     LO-41,YM1-66,0%-7                                       Quarterly      220,943        277,271        1.38          9
     77     LO-73,YM1-84,0%-13                                      Quarterly      373,097        364,831        1.52          6
     78     LO-46,YM1-64,0%-7                                       Quarterly      338,550        292,120        1.64          6
     79     YM1-66,0%-7                                             Quarterly      210,570        247,252        1.39          6
     80     LO-41,YM1-60,0%-13                                      Quarterly      303,705        281,725        1.59          6
     81     LO-43,YM1-64,0%-7                                       Quarterly      222,410        277,794        1.43          6
     82     LO-45,YM1-66,0%-7                                       Quarterly      236,402        259,973        1.51          9
     83     LO-45,YM1-64,0%-7                                       Quarterly      216,253        229,663        1.32          6
     84     LO-40,YM1-60,0%-13                                      Quarterly      266,764        438,948        2.77          6
     85     LO-81,YM1-89,0%-7                                       Quarterly      307,560        383,589        1.88          7
     86     LO-46,YM1-64,0%-7                                       Quarterly      257,428        271,300        1.72          6
     87     LO-75,YM1-90,0%-7                                       Quarterly      246,155        293,367        1.67          6
     88     LO-43,YM1-60,0%-13                                      Quarterly         -              -           -            12
     89     LO-43,YM1-64,0%-7                                       Quarterly      124,106        171,965        1.09          9
     90     LO-44,YM1-60,0%-13                                      Quarterly      209,613        200,976        1.45          9

   Loan            96 End        96 NOI          96
   Number           Date         (7)(8)         DSCR
----------------------------------------------------
     46           09/01/1996     174,291       1.46
     47           06/30/1996     206,914       1.31
     48           06/01/1996     371,192       2.17
     49           08/31/1996     303,018       1.39
     50           06/01/1996     406,482       2.53
     51           06/30/1996     190,752       1.31
     52           06/30/1996     237,159       1.64
     53           06/30/1996     197,297       1.39
     54           08/31/1996     305,257       1.59
     55           06/01/1996     328,938       2.10
     56           06/01/1996     202,324       1.55
     57           06/30/1996     153,702       1.28
     58           06/01/1996     195,564       1.42
     59           06/30/1996     253,006       1.84
     60           06/30/1996     265,000       1.84
     61           06/30/1996     307,453       2.17
     62           06/30/1996     147,954       1.04
     63           06/30/1996     149,943       1.49
     64           06/30/1996     205,114       1.72
     65           06/30/1996     166,401       1.39
     66           09/30/1996     170,690       1.05
     67           06/30/1996     207,254       1.75
     68           09/30/1996     114,103       1.14
     69           07/31/1996     224,668       1.72
     70           06/30/1996     124,229       1.28
     71                        751,266(9)   2.74 (9)
     72           09/30/1996     188,670       1.31
     73           06/30/1996     159,083       1.46
     74           05/01/1996     123,100       1.56
     75           06/30/1996     109,148       1.06
     76           09/01/1996     204,881       1.36
     77           06/30/1996     138,858       1.16
     78           06/30/1996     123,140       1.39
     79           06/01/1996     128,556       1.45
     80           06/30/1996     162,558       1.83
     81           06/30/1996     135,192       1.39
     82           09/01/1996     194,685       1.50
     83           06/30/1996     149,976       1.72
     84           06/30/1996     163,756       2.06
     85           07/01/1996     247,521       2.08
     86           06/30/1996     126,817       1.61
     87           06/30/1996     172,749       1.96
     88           07/31/1996     246,602       1.68
     89           09/30/1996     140,355       1.19
     90           09/30/1996     143,379       1.38

                                     Upfront Reserves
                 -----------------------------------------------------------------
                   Repair &
Loan Number       Remediation       TI/LC      P&I    Environmental  Total
----------------------------------------------------------------------------------
     46               38,532          -         -             -        38,532
     47              308,375          -         -             -       308,375
     48               60,650          -         -             -        60,650
     49               75,375          -         -             -        75,375
     50               57,500          -         -             -        57,500
     51              171,570          -         -             -       171,570
     52                 -             -         -             -        -
     53                 -             -         -             -        -
     54                 -             -         -             -        -
     55               51,000          -         -             -        51,000
     56               30,000          -         -             -        30,000
     57                 -             -         -            9,255      9,255
     58               43,500          -         -             -        43,500
     59                 -            20,000     -             -        20,000
     60               39,600          -         -             -        39,600
     61               37,431          -        70,681         -       108,112
     62               50,124         25,000     -             -        75,124
     63                 -             -         -             -        -
     64               10,213          -         -             -        10,213
     65                 -           250,000     -            7,400    257,400
     66               20,988          -         -             -        20,988
     67               25,000          -         -             -        25,000
     68              110,313          -         -             -       110,313
     69                8,900          -         -             -         8,900
     70                 -             -         -            8,475      8,475
     71                4,063          -         -           13,500     17,563
     72               50,000          -         -             -        50,000
     73                 -             -         -             -         -
     74               58,500          -         -             -        58,500
     75                 -            60,200     -             -        60,200
     76               12,500          -         -             -        12,500
     77               60,000          -         -             -        60,000
     78               25,000          -         -             -        25,000
     79               36,184          -         -             -        36,184
     80                 -             -         -             -         -
     81                 -             -         -             -         -
     82               24,750          -         -             -        24,750
     83                 -            12,000     -             -        12,000
     84                 -             -         -             -         -
     85               18,030          -         -             -        18,030
     86               35,000          -         -             -        35,000
     87                 -             -         -             -         -
     88               30,000          -         -             -        30,000
     89                7,188          -         -             -         7,188
     90                5,840          -         -            2,080      7,920

            Prepayment
  Loan      Provisions                  Required       94 NOI          95 NOI                  96
  Number    (6)                         Stmt Freq      (7)(8)          (7)(8)      95 DSCR    Months
--------------------------------------------------------------------------------------------------------
     91     LO-44,YM1-22,0%-49          Quarterly      147,552        208,521        1.50          9
     92     LO-37,YM1-66,0%-7           Quarterly      220,531        259,964        1.82          6
     93     LO-46,YM1-64,0%-7           Quarterly         -         221,959(8)       1.67          5
     94     LO-37,YM1-66,0%-7           Quarterly      133,232        197,165        1.53          6
     95     LO-42,YM1-60,0%-13          Quarterly         -           206,230        1.66          6
     96     LO-41,YM1-60,0%-13          Quarterly         -              -           -           2.4
     97     LO-42,YM1-60,0%-13          Quarterly      184,992        198,903        1.75          6
     98     LO-82,YM1-88,0%-7           Quarterly      159,327        186,653        1.62          7
     99     LO-77,YM1-150,0%-7          Quarterly      115,942        174,952        1.40          6
    100     LO-80,YM1-89,0%-7           Quarterly         -              -           -            12
    101     LO-39,YM1-66,0%-7           Quarterly      203,440        194,010        1.65          6
    102     LO-39,YM1-64,0%-7           Quarterly      195,625        209,292        1.89          6
    103     LO-38,YM1-60,0%-13          Quarterly         -           114,871        1.07          9
    104     LO-77,YM1-204,0%-13         Quarterly      150,519        158,891        1.58          9
    105     LO-37,YM1-66,0%-7           Quarterly       91,953        119,147        1.68          6
    106     LO-37,YM1-66,0%-7           Quarterly       65,672        105,462        1.71          6
CROWN PROPERTIES (15)

   Loan            96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
------------------------------------------------------
     91             9/1/96       195,993       1.88
     92            9/30/96       142,626       2.00
     93             5/1/96       106,381       1.92
     94            6/30/96        95,106       1.47
     95             6/1/96       113,157       1.82
     96             9/1/96        50,562       2.11
     97            6/30/96       103,669       1.83
     98            7/31/96        84,229       1.25
     99             6/1/96        87,442       1.40
    100            6/30/96       274,237       1.90
    101             6/1/96        97,640       1.66
    102            6/25/96       109,191       1.97
    103            9/30/96        21,493       0.27
    104             9/1/96       119,875       1.59
    105            6/30/96        59,450       1.68
    106            6/30/96        56,166       1.83
CROWN PROPERTIES(15)


                                     Upfront Reserves
                 ------------------------------------------------------------
  Loan            Repair &                                Environ-
  Number         Remediation         TI/LC      P&I        mental     Total
-----------------------------------------------------------------------------
     91               89,154          -         -             -        89,154
     92                7,450       150,000      -             -       157,450
     93               24,375          -         -             -        24,375
     94               35,538          -         -           10,500     46,038
     95               43,965          -         -             -        43,965
     96                1,663          -         -             -         1,663
     97                 -             -         -             -          -
     98                4,848          -         -             -         4,848
     99               50,000          -         -             -        50,000
    100               10,719          -         -             -        10,719
    101               33,225         9,000      -             -        42,225
    102                3,785        10,252      -             -        14,037
    103               77,738          -         -             -        77,738
    104                 -             -         -             -          -
    105               12,075          -         -           10,500     22,575
    106               21,750          -         -            9,000     30,750
CROWN PROPERTIES(15)
             Prepayment
  Loan       Provisions             Required       94 NOI          95 NOI                    96
  Number        (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months
---------------------------------------------------------------------------------------------------
    107
    108
    109
    110
    111
    112
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125
    126
    127
CROWN TOTALS (15)         LO-27,3%-24,2%-24,1%-24                    Monthly       12,762,101    13,857,021       1.76          7



   Loan            96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
----------------------------------------------------
    107
    108
    109
    110
    111
    112
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125
    126
    127
CROWN TOTALS(15)      8/1/96    10,484,945      2.28



                                        Upfront Reserves
            --------------------------------------------------------------------

  Loan       Repair &                            Environ-
 Number     Remediation         TI/LC      P&I    mental            Total
--------------------------------------------------------------------------------
    107
    108
    109
    110
    111
    112
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125
    126
    127
CROWN TOTALS(15) 869,515          -        -              -          869,515

                                                               Ongoing Monthly Reserves
  Loan                 -----------------------------------------------------------------------------------------------
  Number               Replacement         Taxes           Insurance         TI/LC     Originator      Servicer
     1                 2,192                **               -               4,583         M               B
     2                   -                  **               *                 -           A               A
     3                   -                  **               -                 -           J               B
     4                   -                  **               -                 -           B               B
     5                 2,038                **               *               (12)          A               A
     6                 1,723                **               -               3,890         M               B
     7                   -                  **               -                 -           J               B
     8                 4,000                **               *                 -           A               A
     9                 1,497                **               *                 -           B               B
    10                 4,598                **               *               6,500         B               B
    11                 2,684                **               *               8,677         A               A
    12                   909                **               -                 -           H               B
    13                   -                  **               *               8,333         A               A
    14                 2,645                **               *               6,596         B               B
    15                   -                  **               -                 -           J               B
    16                 6,000                **               *                 -           A               A
    17                 4,167                **               *                 -           A               A
    18                 2,563                **               *               8,333         B               B
    19                 1,667                **               *               1,542         B               B
    20                   -                  **               -                 -           H               G
    21                   968                **               *               5,717         A               A
    22                 1,785                **               *               5,833         B               B
    23                 3,916                **               *                 -           B               B
    24                   771                **               -               2,367         M               B
    25                 5,250                **               *                 -           B               B
    26                 5,700                **               *                 -           A               A
    27                   937                **               *               4,300         B               B
    28                 1,149                **               *                 -           A               A
    29                 1,086                **               *                 -          MB               B
    30                 1,062                **               *               3,405         B               B
    31                   -                  **               -                 -           J               B
    32                   -                  **               *                 -           B               B
    33                   819                **               -                 -           H               B
    34                   525                **               *               2,227         B               B
    35                 2,288                **               -                 -           J               B
    36                 7,858                **               *                 -           N               B
    37                   675                **               *               2,782         A               A
    38                 3,059                **               *                 -           N               B
    39                 4,104                **               *                 -           N               B
    40                 7,075                **               *                 -           U               B
    41                 3,876                **               *                 -           HC              G
    42                 6,143                **               *                 -           N               B
    43                 4,239                **               -                 -           H               B
    44                   781                **               -                 -           H               B
    45                   -                  **               -                 -           H               B

                                                      Ongoing Monthly Reserves
             -------------------------------------------------------------------------------------------------------
Loan Number   Replacement           Taxes                 Insurance              TI/LC     Originator      Servicer
--------------------------------------------------------------------------------------------------------------------
    46            -                  **                       -                   -            H               B
    47          2,988                **                        *                  -            A               A
    48          6,583                **                        *                  -            B               B
    49          5,382                **                        *                  -           HC               B
    50          5,667                **                       -                   -            A               A
    51          3,300                **                        *                  -            N               B
    52            495                **                       -                  3,500         N               B
    53          1,002                **                       -                  2,042         B               B
    54          5,146                **                        *                  -            M               B
    55          9,544                **                       -                   -            A               A
    56          2,760                **                        *                  -            N               B
    57            -                  **                       -                   -            H               G
    58          1,442                **                        *                 3,350         A               A
    59          1,408                **                       -                  4,626         M               B
    60            (11)               **                       -                   -            A               A
    61          2,063                **                       -                   -            J               B
    62          5,658                **                        *                 2,800 (13)    A               A
    63            -                  **                       -                   -            H               B
    64          6,083                **                        *                  -            A               A
    65          1,044                **                       -                  4,248         M               B
    66            -                  **                       -                   -            H               B
    67          2,084                **                       -                  3,208         H               B
    68            -                  **                        *                  -            J               B
    69          2,522                **                        *                 2,634         A               A
    70            -                  **                       -                   -            H               G
    71            413                **                        *                  -            A               A
    72          1,458                **                       -                   -            H               B
    73            407                **                        *                 1,671         A               A
    74            -                  **                       -                   -            J               B
    75            992                **                       -                  3,975         M               B
    76            -                  **                       -                   -            J               B
    77            -                  **                       -                  2,333         H               B
    78          3,401                **                        *                  -            N               B
    79          1,745                **                        *                  -           HC               G
    80            -                  **                       -                   -            H               B
    81          1,507                **                        *                  -            A               A
    82            -                  **                       -                  1,250         J               B
    83            539                **                       -                  1,674         M               B
    84            -                  **                       -                   -            H               B
    85            -                  **                       -                   -            J               B
    86          2,092                **                        *                  -            N               B
    87            792                **                        *                  -            B               B
    88          1,685                **                       -                   -            H               B
    89          1,119                **                       -                   -            A               A
    90          1,190                **                       -                   -            H               B

                                           Ongoing Monthly Reserves
                   ---------------------------------------------------------------------
Loan Number        Replacement            Taxes                Insurance           TI/LC          Originator       Servicer
--------------------------------------------------------------------------------------------------------------------------------
         91             1,504                **                        *             -            A                 A
         92               476                **                        *            3,750         B                 B
         93               972                **                        *             -            B                 B
         94               -                  **                        *             -           MB                 B
         95               367                **                      -               -            H                 B
         96               -                  **                      -               -            H                 B
         97               -                  **                      -               -            H                 B
         98             2,167                **                        *             -            B                 B
         99             1,688                **                        *             -            A                 A
        100               -                  **                      -               -            J                 B
        101               267                **                        *             -            N                 B
        102             1,172                **                        *            2,563         A                 A
        103             1,380                **                      -               -            H                 B
        104               -                  **                      -               -            H                 B
        105               -                  **                        *             -           MB                 B
        106               -                  **                        *             -           MB                 B

CROWN PROPERTIES(15)
        107
        108
        109
        110
        111
        112
        113
        114
        115
        116
        117
        118
        119
        120
        121
        122
        123
        124
        125
        126
        127
CROWN TOTALS(15)     352,411(16)             **                      -               -            A               B

----------------------------
 (1) The Renovation Date is the date on which the Mortgaged Property most recently underwent some degree of capital improvement.

 (2) Number of units/square feet represents the number of units for multifamily, nursing home, hotel, mobile home park, cooperative / vacation homes, and self storage properties and square feet for all other properties.

 (3) Number of months required to fully amortize the Cut-off Date Balance using current payment amount and mortgage interest rate.

 (4) Balloon Balance is the principal balance of a Mortgage Loan on the related Maturity Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments. See the table entitled "Balloon Mortgage Loans Remaining Amortization Term" in "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans."

 (5) The Maturity Date LTV Ratio is a fraction, expressed as a percentage, the numerator of which is the Balloon Balance and the denominator of which is the appraised value of the related Mortgage Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan.

 (6) Key: LO = Lock-out Period, 0% = No Prepayment Premium, YM1 = greater of 1% or Yield Maintenance, YM2 = greater of 1% or Yield Maintenance calculated based on a discount rate equal to 50 basis points over the U.S. Treasury rate specified therein; Example: LO-45, YM1-12, 3%-12, 2%-12, 1%-12, 0%-3;
     Means that as of the Cut-Off date, a Mortgage Loan has a 45-month Lock-out Period followed by a 12 month period where Prepayment Premium is calculated based on Yield Maintenance, followed by three 12 month periods where the Prepayment Premium is 3%, 2%, 1%, respectively, of amount prepaid followed by a 3 month period where there is no Prepayment Premium. See the table entitled "Prepayment Lock-out/Prepayment Premium Analysis Percentage of Mortgage Loans by Outstanding Principal Balance as of the Date Indicated Assuming No Prepayments" in "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans."

 (7) Net operating Income for a Mortgaged Property equals the operating revenues for such Mortgaged Property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commission and similar items.

 (8) Net operating Income represents in the case of 1994 and 1995 NOI, operating income based on a 12 month fiscal operating statement, except for loan numbers 42 and 93 for which 1995 NOI is annualized based on a 8 month and 10 month operating statement, respectively; in the case of 1996 NOI, operating income is based on the number of months specified in the "96 Months" column.

 (9) Property is owned by a cooperative corporation. 1994 NOI and 1995
     NOI are $258,423 and $293,629, respectively, resulting in a 1995 DSCR of 1.07x, 1996 NOI and 1996 DSCR set forth herein are based on the appraisal obtained in connection with the origination of the related note. The partial year (6 months) 1996 NOI and 1996 DSCR reported by the Mortgagor were $134,422 and 0.98x, respectively.

(10) Upfront TI/LC Reserve is in the form of a Letter of Credit.

(11) A monthly replacement reserve of $1,657 is collected when the upfront replacement reserve balance falls below the initial amount.

(12) A monthly TI/LC reserve of $4,743 is collected when the upfront TI/LC reserve balance falls below the initial amount.

(13) The TI/LC monthly reserve will increase to $6,134 commencing July 1, 1997.

(14) This property underwent substantial renovation throughout part of 1994 and 1995 due to an earthquake in 1994. 1994 NOI reported by the Mortgagor was $(14,550); no operating statement for 1995 was obtained.

(15) Except for the Cut-off Balance, all amounts and terms were calculated based on a 100% participation interest in the Crown Hotel Notes.

(16) Represents average monthly amount. See "Description of the Mortgage Pool--The Crown Participation--Reserves."

   * = 1/12 of Annual Amount.

  ** = 1/12 of Annual Taxes.

     Key for Originator and Servicer: A: AMRESCO Capital Corporation  B: BOMCC
     G: GMAC H: Home Savings of America, FSB HC: Hanover Capital Mortgage Corporation J: John Hancock Real Estate Finance, Inc. M: MGT MB:
     Midlantic Bank  N: Norwest Bank Minnesota   U: First Union.

                       FORM OF MONTHLY REPORTS N ANNEX B

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Report to Certificateholders

Quick Reference

                                                Scheduled
             Beginning                          Principal                                Ending
              Balance   Certificate  Interest  Distribution   Principal      Interest    Balance
 Class        Factor       Rate        Type    Percentages   Distribution  Distribution  Factors
 ----       ----------  -----------  -------- -------------  ------------  ------------ ----------
 A1
 A2
 A3
 B
 C
 D
 E
 X
 F
 G
 NR
 R-I
 R-II
 R-III
 Total

Payment Summary

                                      Principal   Principal   Interest    Interest       Total
 Class                                 Payable   Adjustments  Payable   Adjustments     Payable
 -----                               ----------  -----------  --------  -----------     -------
 A1
 A2
 A3
 B
 C
 D
 E
 X
 F
 G
 NR
 R-I
 R-II
 R-III
 Total

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Report to Certificateholders (Continued)

Principal Distribution Detail

                             Scheduled                 Unscheduled
                             Principal    Collateral    Principal                  Distribution
                Beginning   Distribution  Valuation   Distribution     Realized    Certificate    Prepayment   Ending
 Class           Balance       Amount     Adjustment     Amount         Losses      Principal      Premium     Balance
 -----         ----------   ------------  ----------  ------------     ---------   ------------   ----------   -------
 A1
 A2
 A3
 B
 C
 D
 E
 X
 F
 G
 NR
 R-I
 R-II
 R-III
 Total

Interest Distribution Detail

                                                                      Distribution
                                                                       Certificate           Unpaid
                               Accrued     Prepayment   Prepayment      Interest          Distribution                Distribution
                             Certificate    Interest     Interest       for prior         Certificate    Prepayment   Certificate
 Class                        Interest       Excess     Shortfall   Distribution Dates      Interest      Premium       Interest
 -----                       -----------    --------    ---------   ------------------    ------------   -----------   -----------
 A1
 A2
 A3
 B
 C
 D
 E
 X
 F
 G
 NR
 R-I
 R-II
 R-III
 Total

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Report to Certificateholders (Continued)

Fees and Advances

                                 Special
                     Servicing  Servicing  Current   Cumulative  Reimbursement
Class                  Fees       Fees     Advances   Advances    on Advances
------                ---------  ---------  --------  ----------  -------------

 A1
 A2
 A3
 B
 C
 D
 E
 X
 F
 G
 NR
 R-I
 R-II
 R-III
 Total

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Portfolio Summary Statistics

                                                                                Wtd Avg      Wtd Avg
                                         Percent          Percent of              Rem          Rem
                                Average     of       At       At      Wtd        Months       Months       Wtd        Wtd Avg
      Number           Current  Current  Current    Issue    Issue    Avg          To           To         Avg       Amortized
      of Loans         Balance  Balance  Balance   Balance  Balance  Coupon(1)  Maturity(1)  Amortize(1)  DSCR(1)(2) LTV(1)(2)
      --------         -------  -------  -------   ------- --------- ---------  ----------- ------------  ---------  ---------
Summary
------------------------------------------------------------------------------------------------------------------------------
 At Issue
 Current
------------------------------------------------------------------------------------------------------------------------------

(1) Weighted averages based on the current principal balance.

(2) DSCR based on most current available information.

Gross Coupons

   7.50%   -  7.75%
   7.76%   -  8.00%
   8.01%   -  8.25%
   8.26%   -  8.50%
   8.51%   -  8.75%
   8.76%   -  9.00%
   9.01%   -  9.25%
   9.26%   -  9.50%
   9.51%   -  9.75%
   9.76%   - 10.00%
   10.01%  - 10.25%
   10.26%  - 10.50%
   10.51%  - 10.75%


Property Types

Multi-Family
Retail - with anchor
 tenant
Retail - without
 anchor tenant
Hotel
Nursing Home
Office
Industrial
Mobile Home Park
Self Storage
Cooperative / Vacation Homes

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Portfolio Summary Statistics (Continued)
                                                                                     Wtd Avg      Wtd Avg
                                    Average  Percent of   At   Percent of           Rem Months   Rem Months                Wtd Avg
                  Number   Current  Current  Current    Issue    At Issue Wtd Avg      To           To          Wtd Avg   Amortized
                 of Loans  Balance  Balance  Balance    Balance  Balance  Coupon(1)  Maturity(1)  Amortize(1)  DSCR(1)(2)  LTV(1)(2)
                 --------  -------  -------  -------    -------  -------  ---------  -----------  -----------  ----------  ---------
Months to Maturity
        1 -  12
       13 -  24
       25 -  36
       37 -  48
       49 -  60
       61 -  72
       73 -  84
       85 -  96
       97 - 108
      109 - 120
       Over 120

(1) Weighted averages based on the current principal balance.

(2) DSCR based on most current available information.

Current Balances

     $1,000,001 -  2,000,000
     $2,000,001 -  3,000,000
     $3,000,001 -  4,000,000
     $4,000,001 -  5,000,000
     $5,000,001 -  6,000,000
     $6,000,001 -  7,000,000
     $7,000,001 -  8,000,000
     $8,000,001 -  9,000,000
     $9,000,001 - 10,000,000
     $10,000,001 - 11,000,000
     $11,000,001 - 12,000,000
     $12,000,001 - 13,000,000
     Over $13,000,000

Amortized LTV

     50.00% or less
     50.01% - 55.00%
     55.01% - 60.00%
     60.01% - 65.00%
     65.01% - 70.00%
     70.01% - 75.00%

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Portfolio Summary Statistics (Continued)

                                                                                     Wtd Avg      Wtd Avg
                                    Average  Percent of   At   Percent of           Rem Months   Rem Months                Wtd Avg
                  Number   Current  Current  Current    Issue    At Issue Wtd Avg      To           To          Wtd Avg   Amortized
                 of Loans  Balance  Balance  Balance    Balance  Balance  Coupon(1)  Maturity(1)  Amortize(1)  DSCR(1)(2)  LTV(1)(2)
                 --------  -------  -------  -------    -------  -------  ---------  -----------  -----------  ----------  ---------

 State

 Arizona
 California
 Colorado
 Florida
 Georgia
 Illinois
 Kentucky
 Louisiana
 Maryland
 Massachusetts
 Michigan
 Minnesota
 Nevada
 New Jersey
 New York
 N. Carolina
 Oklahoma
 Pennsylvania
 S. Carolina
 S. Dakota
 Tennessee
 Texas
 Virginia
 Wisconsin

(1) Weighted averages based on the current principal balance.

(2) DSCR based on most current available information.

    Debt Service Coverage

 1.901x - 2.000x
 1.801x - 1.900x
 1.701x - 1.800x
 1.601x - 1.700x
 1.501x - 1.600x
 1.401x - 1.500x
 1.301x - 1.400x
 1.251x - 1.300x
 1.200x - 1.250x
 Under 1.200x
 Not available

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Portfolio Summary Statistics (Continued)


                                                                                     Wtd Avg      Wtd Avg
                                    Average  Percent of   At   Percent of           Rem Months   Rem Months                Wtd Avg
                  Number   Current  Current  Current    Issue    At Issue Wtd Avg      To           To          Wtd Avg   Amortized
                 of Loans  Balance  Balance  Balance    Balance  Balance  Coupon(1)  Maturity(1)  Amortize(1)  DSCR(1)(2)  LTV(1)(2)
                 --------  -------  -------  -------    -------  -------  ---------  -----------  -----------  ----------  ---------

Property Age (In Years)
         Under 5
         6 - 10
         11 - 15
         16 - 20
         21 - 25
         26 - 30
         Over 30
Current Delinquency Status
         31 - 60 Days
         61 - 90 Days
         91 - 180 Days
         Foreclosure
         REO

(1) Weighted averages based on the current principal balance.
(2) DSCR based on most current available information.


J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Portfolio Summary Statistics (Continued)

Delinquency Trend

 Current and Each        Current   31-60   61-90  91-180    Over 180    Foreclosure   REO
     Prior                         Days     Days   Days       Days
 Distribution Date       --------  ------  -----  ------    ---------   -----------   ----
                         $  % #    $ % #   $  % #  $  %  #   $  %  #     $  %  #    $  %  #




Prepayment Penalty
                            Current      +1 Year     +2 Years    +3 Years      +4  Years      +5 Years
                            -------      ------      --------    --------      ---------      --------
 L/O
 YM
 5%
 4%
 3%
 2%
 1%
 None

Stated as a Percentage of Current Principal Outstanding

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Portfolio Summary Statistics  (Continued)

Occupancy
                                         Average Occupancy     Most                    Percent of
                                          Per Most Recent     Recent       Current      Current
Property Type                                Rent Roll       Avg Rent      Balance      Balance
-------------                            -----------------   --------      -------     ----------
Multi-Family
Retail - with anchor
 tenant
Retail - without
 anchor tenant
Hotel
Nursing Home
Office
Industrial
Mobile Home Park
Self Storage
Cooperative/Vacation Homes

Loan Payoff/Property Disposal Detail

                                                                                   Disposal Proceeds
                            Payoff/        Nature of     Payoff/      Payoff/       Reimbursable To
                          Disposition       Payoff/    Disposition  Disposition  Servicer (Unpaid Fees,   Realized
Property Type                Date         Disposition    Balance     Proceeds     Advances, Interest)       Loss
-------------             -----------     -----------  -----------  -----------  ----------------------   --------

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Collateral Performance Report (1)(2)

                                                                                     Date of
                                                                            Fiscal    Fiscal
                                                         Number     Net    Year End  Year End
Loan Number      Property Name  Type  City  State  Zip  of Units  Sq Feet    DSCR      DSCR
-----------      -------------  ----  ----  -----  ---  --------  -------  --------  --------


                 Date of                 Date of
                Trailing  Fiscal Year  Fiscal Year                  Date of                    Date of
Trailing 12        12     End Annual   End Annual    Trailing 12  Trailing 12   Effective     Effective                Date of
 DSCR             DSCR        NOI          NOI          NOI          NOI      Gross Income  Gross Income  Occupancy  Occupancy
-----------     --------  -----------  -----------   -----------  ----------- ------------  ------------  ---------  ---------

(1) The above information will be provided on a monthly basis for each loan and will be updated to the extent current information is made available.

(2) The above information with respect to the Crown Hotel Properties will be provided as if one property.



Portfolio Loan Characteristics


                    Beginning   Ending
                    Scheduled  Scheduled
                    Principal  Principal  Paid To  Days Past  Months to   Remaining    Gross   Service   Trustee    Net
Loan Number          Balance    Balance    Date       Due     Maturity   Amort. Terms  Coupon  Fee Rate  Fee Rate  Coupon
-----------         ---------  ---------  -------  ---------  ---------  ------------  ------  --------  --------  ------


J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Specially Serviced Asset/REO Report


 Primary Loan ID Number
 Related Owner Loan ID Number
 Specially Serviced Loan Status
 Servicing Transfer Date
 REO Date of Acquisition
 Date of Note
 Lien Position Code
 Cross Collateralization Provision
 Cross Default Terms
 Maturity Date
 Paid-To-Date
 Number of Days Past Due
 Current Principal Balance
 Mortgage Interest Rate
 Mortgagor
 Name of Mortgaged Property
 Property Street Address
 Property City
 Property County
 Property State
 Property Zip Code
 Property Type Code
 Property Type Sub-Code
 Occupancy as of Most Recent Rent Roll
 Date of Most Recent Rent Roll
 Net Rentable Building Area (S.F.)
 # of Units/Pads/Beds/Rooms
 Cumulative Outstanding Servicing Advance
 Most Recent Annual NOI
 Date of Most Recent Annual NOI
 Annual NOI Statement Type
 Trailing NOI
 Trailing NOI Date
 Trailing Effective Gross Income
 Trailing Effective Gross Income Date

J.P. Morgan Commercial Mortgage Finance Corp.
Mortgage Pass-Through Certificates
Series 1997-C4
Payment Date:

Specially Serviced Asset/REO Report (Continued)


 Most Recent Appraised Value
 Most Recent Appraised Value Date
 Current LTV Ratio
 Non-Recoverable Advance Flag
 Cumulative Outstanding Non-Recoverable
 Sales Contract Due Diligence Expiration Date
 Ad Valorum Assessed Value
 Executed Sales Contract
 Executed Sales Contract Amount
 Executed Sales Contract Estimated Closing Date
 Issues/Action
 Estimated Gain/Loss at REO Sale
 Overall Inspection Evaluation at Last Property Inspection Report
 Date of Last Property Inspection Report
 Net Expense Since Date of REO Acquisition
 Number of Pending Offer(s)
 Amount of Pending Offer(s)
 Prospective PurchaserOs Name(s)
 Asset Officer
 Asset Officer Phone Number


COMMENTS:

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                                                                        ANNEX C

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered J.P. Morgan Commercial Mortgage Finance Corp. Mortgage Pass-Through Certificates, Series 1997-C4 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in sameday funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

  Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

  Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the ease may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

  CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
  4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership,~ Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

Mortgage Pass-Through Certificates
(Issuable in Series)

J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by multifamily or commercial mortgage loans (collectively, the "CMBS") or a combination of Mortgage Loans and/or CMBS (with respect to any Series, collectively, the "Mortgage Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain Series of Certificates, will be such rent payments. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any Series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any Series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

                                                        (Continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

Prior to issuance there will have been no market for the Certificates of any Series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

JANUARY 17, 1997

                                            (continued from the preceding page)
  Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any Series will be made only from the assets of the related Trust Fund.

  The Certificates of each Series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Primary Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The Assets in each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates pursuant to a Pooling and Servicing Agreement and one or more Servicing Agreements, or a Trust Agreement, as more fully described herein.

  The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

  If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Supplement......................................................   3
Available Information......................................................   3
Incorporation of Certain Information by Reference..........................   4
Summary of Prospectus......................................................   5
Risk Factors...............................................................  13
Description of the Trust Funds.............................................  20
Use of Proceeds............................................................  26
Yield Considerations.......................................................  26
The Depositor..............................................................  30
Description of the Certificates............................................  30
Description of the Agreements..............................................  38
Description of Credit Support..............................................  53
Certain Legal Aspects of the Mortgage Loans and the Leases.................  56
Certain Federal Income Tax Consequences....................................  71
State Tax Considerations...................................................  96
ERISA Considerations.......................................................  96
Legal Investment...........................................................  98
Plan of Distribution.......................................................  99
Legal Matters.............................................................. 100
Financial Information...................................................... 100
Rating..................................................................... 100
Index of Principal Definitions............................................. 101

  Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other shall the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

                             PROSPECTUS SUPPLEMENT

  As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such Series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any Series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Primary Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W, Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including J.P. Morgan Commercial Mortgage Finance Corp., that file electronically with the Commission.

  To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more leases (each, a "Lease") on the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no Series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given Series, a significant or the sole source of payments on the Mortgage Loans in such Series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related Series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

  A Master Servicer or the Trustee will be required to mail to holders of Definitive Certificates (as defined herein) of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to Beneficial Owners (as defined herein) in the Certificates upon request to their respective DTC Participants or Indirect Participants (as defined herein). See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance."

  The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either
(i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to J.P. Morgan Commercial Mortgage Finance Corp., c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260-0060, Attention: Secretary. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                             SUMMARY OF PROSPECTUS

  The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such "Series." An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates...  Mortgage Pass-Through Certificates, issuable in
                          Series (the "Certificates").

Depositor...............  J.P. Morgan Commercial Mortgage Finance Corp., an
                          indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated. See "The Depositor."

Master Servicer.........  The master servicer (the "Master Servicer"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Special Servicer........  The special servicer (the "Special Servicer"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

Primary Servicer........  The primary servicer (the "Primary Servicer"), if any, for each Series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

Trustee.................  The trustee (the "Trustee") for each Series of
                          Certificates will be named in the related Prospectus Supplement. See "Description of the Agreements--The Trustee."

The Trust Assets........  Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

 (a) Mortgage Assets...   The Mortgage Assets with respect to each Series of
                          Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "CMBS") or a combination of Mortgage Loans and CMBS. The Mortgage
                          Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The CMBS may be guaranteed or insured by an affiliate of the Depositor, the Federal Home Loan
                          Mortgage Corporation, the Federal National Mortgage
                          Association, the Government National Mortgage
                          Association, or any other person specified in the related Prospectus

                          Supplement. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units (the "Multifamily Properties") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                          To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds-- Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                          The Mortgaged Properties may be located in or outside the United States. All Mortgage Loans will have individual principal balances at origination of not less than $250,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related Series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                          Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or is partially fixed and partially floating or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time at the Mortgagor's election, in each case as described in the related Prospectus Supplement. The floating Mortgage Interest Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds-- Assets."

 (b) Collection           Each Trust Fund will include one or more accounts
 Accounts..............   established and maintained on behalf of the
                          Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus
                          Supplement, deposit all payments and collections received or advanced with respect to the Mortgage
                          Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See
                          "Description of the Agreements-- Distribution Account and Other Collection Accounts."

 (c) Credit Support....   If so provided in the related Prospectus Supplement,
                          partial or full protection against certain defaults and losses on the Mortgage Assets in the related
                          Trust Fund may be provided to one or more classes of Certificates of the related Series in the form of subordination of one or more other classes of Certificates of such Series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support").
                          The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates.
                          The Prospectus Supplement for any Series of
                          Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS.
                          See "Risk Factors--Credit Support Limitations" and
                          "Description of Credit Support."

 (d) Cash Flow.........   Agreements If so provided in the related Prospectus
                          Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related
                          Series will be invested at a specified rate. The
                          Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets of one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow
                          Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus
                          Supplement will provide certain information with respect to the obligor under any such Cash Flow
                          Agreement. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust
                          Fund that includes CMBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS. See "Description of the Trust Funds--Cash Flow
                          Agreements."

Description of            Each Series of Certificates evidencing an interest in
Certificates............  a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each Series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. The Mortgage Loans shall be serviced pursuant to a pooling and servicing agreement and a servicing agreement. Pooling and servicing agreements, servicing agreements and trust agreements are referred to herein as the "Agreements." Each
                          Series of Certificates will include one or more classes. Each Series of Certificates (including any class or classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust
                          Fund. Each class of Certificates (other than certain
                          Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate
                          Balance") and (other than certain Stripped Principal
                          Certificates, as defined below), will accrue interest thereon based on a fixed, variable or floating interest rate (a "Pass-Through Rate"). The related
                          Prospectus Supplement will specify the Certificate
                          Balance, if any, and the Pass-Through Rate, if any, for each class of Certificates or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on          Each Series of Certificates will consist of one or
Certificates............  more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior
                          (collectively, "Senior Certificates") or subordinate
                          (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal
                          Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                          "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual
                          Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus
                          Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through
                          Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                          The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors-- Limited Assets" and "Description of the Certificates."

 (a) Interest..........   Interest on each class of Offered Certificates (other
                          than Stripped Principal Certificates and certain classes of Stripped Interest Certificates) of each Series will accrue at the applicable Pass-Through
                          Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related
                          Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related
                          Prospectus Supplement. Stripped Principal
                          Certificates with no stated Pass-Through Rate will not accrue interest. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield
                          Considerations" and "Description of the
                          Certificates--Distributions of Interest on the
                          Certificates."

 (b) Principal.........   The Certificates of each Series initially will have
                          an aggregate Certificate Balance no greater than the outstanding principal balance of the Mortgage Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related
                          Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust
                          Fund. Unless otherwise provided in the related
                          Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest
                          Certificates with no Certificate Balance will not receive distributions in respect of principal. See

                          "Description of the Certificates--Distributions of Principal of the Certificates."

Advances................  Unless otherwise provided in the related Prospectus
                          Supplement, the Primary Servicer, the Special Servicer or the Master Servicer (each, a "Servicer") will be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund which it deems recoverable. Any such advances will be made under and subject to any determinations or conditions set forth in the related Prospectus Supplement. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any "Series," each Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

Termination.............  If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, or purchase such Mortgage Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

Registration of           If so provided in the related Prospectus Supplement,
Certificates............  one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered
                          Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--
                          Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive
                          Certificates."

Tax Status of the         The Certificates of each Series will constitute
Certificates............  either (i) "regular interests" ("REMIC Regular
                          Certificates") or "residual interests" ("REMIC

                          Residual Certificates") in a Trust Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Code, or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

 (a) REMIC.............   REMIC Regular Certificates generally will be treated
                          as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular
                          Certificates may be issued with original issue discount for federal income tax purposes. See
                          "Certain Federal Income Tax Consequences" in the
                          Prospectus Supplement.

                          The Offered Certificates will be treated as (i) "loans" within the meaning of the assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

 (b) Grantor Trust.....   If no election is made to treat the Trust Fund
                          relating to a Series of Certificates as a REMIC, the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interest in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                          Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.


ERISA Considerations....  A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                          Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Description of the Certificates--General" and "ERISA Considerations."

Legal Investment........  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating..................  At the date of issuance, as to each Series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                          A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 RISK FACTORS

  Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

  There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders," "-- Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS

  The Certificates will not represent an interest in or obligation of the Depositor, any Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor (or, if otherwise provided in the related Prospectus Supplement, the person identified therein as the person making certain representations and warranties with respect to the Mortgage Loans, as applicable, the "Warrantying Party") pursuant to certain limited representations and warranties made with respect to the Mortgage Loans. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, any Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each Series of Certificates (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

  Unless otherwise specified in the related Prospectus Supplement, a Series of Certificates will not have any claim against or security interest in the Trust Funds for any other Series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Distribution Account, the Trust Master Collection Account, Trust Primary Collection Account and Trust REO Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Trust Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS AND EFFECT ON AVERAGE LIFE OF CERTIFICATES AND YIELDS

  Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A Series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such Series may be more sensitive to prepayments on Mortgage Assets. A Series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A Series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or floating Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

  Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related Series are entitled that is not covered by the applicable rating.

  The amount, type and nature of credit support, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such "Series." Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

  Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a Mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the Mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a Mortgagor to repay a single family loan typically is dependent primarily upon the Mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the Mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a Mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

  The performance of a mortgage loan secured by an income-producing property leased by the Mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

  It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of Mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

  Further, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a single or limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

  If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

  If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the Mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

  Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain nursing homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

  To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

  If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

  Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

  The Prospectus Supplement for a Series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

  A Series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such Series has been repaid. As a result, the impact of significant losses and shortfalls on the Trust Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

  The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any Series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the

Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any Series of Certificates.

ENFORCEABILITY

  Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

  If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

  Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the Mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Each Pooling and Servicing Agreement will provide that no Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless such Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials (as defined herein) for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any Hazardous Materials are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a percent value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

  If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due or are non-performing. Unless otherwise described in the related Prospectus Supplement, the servicing of such Mortgage Loans as to which a specified number of payments are delinquent will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Assets in such Trust Fund and the yield on the Certificates of such series.

RISKS ASSOCIATED WITH MORTGAGED PROPERTIES NOT LOCATED IN THE UNITED STATES

  If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series of Certificates may include Mortgage Loans secured by Mortgaged Properties not located in the United States. The related Prospectus Supplement will set forth certain material risks associated with such Mortgage Loans which are different and additional to those associated with similar properties in the United States including restrictions on enforcement of the rights of the holder of the related Mortgage Notes, currency exchange rate fluctuations, currency exchange controls and general trends or conditions in the related real estate market.

ERISA CONSIDERATIONS

  Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any Series.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

  Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Certain Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

  Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a Series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such Series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

  If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Beneficial Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Beneficial Owners will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Beneficial Owners will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

  The primary assets of each Trust Fund will include (i) one or more multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities (collectively, the "CMBS"), or (iii) a combination of Mortgage Loans and CMBS. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying CMBS. Mortgage Loans that secure, or interests in which are evidenced by, CMBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an CMBS evidences an interest or which secure an CMBS are sometimes referred to herein also as CMBS or as "Underlying CMBS." Mortgage Loans and CMBS are sometimes referred to herein as "Mortgage Assets." No CMBS originally issued in a private placement will be included as an asset of a Trust Fund until the holding period provided for under Rule 144(k) promulgated under the Securities Act of 1933, as amended, has expired or such CMBS has been registered under the Securities Act of 1933, as amended. The Mortgage Assets will not be guaranteed or insured by J.P. Morgan Commercial Mortgage Finance Corp. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS.

  Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Mortgage Assets.

MORTGAGE LOANS

General

  The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail centers, hotels or motels, nursing homes, congregate care facilities, industrial properties, mini-warehouse facilities or self-storage facilities, mobile home parks, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage

Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The Prospectus Supplement will specify whether the term of any such leasehold exceeds the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

Leases

  To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related Mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the Mortgagor and the mortgagee may agree that payments under Leases are to be made directly to a Servicer.

  To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the Mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the Mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the Mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the Mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the Mortgagor must rely entirely on rent paid by such Lessee in order for the Mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the Mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the Mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

  Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the Mortgagor's assets, in the event of the Mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

  As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) retail centers, office buildings and industrial properties. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

  Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee rather than the Mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

  While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

  The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a

Balloon Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

  The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the Mortgagor.

  Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

  While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

Loan-to-Value Ratio

  The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

  Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,
(v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with floating Mortgage Interest Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "-- Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

Payment Provisions of the Mortgage Loans

  Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $250,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that is partially fixed and partially floating, or that may be converted from a floating to a fixed Mortgage Interest Rate, or from a fixed to a floating Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

CMBS

  Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "CMBS Agreement"). A seller (the "CMBS Issuer") and/or servicer (the "CMBS Servicer") of the underlying Mortgage Loans (or Underlying CMBS) will have entered into the CMBS Agreement with a trustee or a custodian under the CMBS Agreement

(the "CMBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or CMBS evidenced by the CMBS.

  Distributions of any principal or interest, as applicable, will be made on CMBS on the dates specified in the related Prospectus Supplement. The CMBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the CMBS by the CMBS Trustee or the CMBS Servicer. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

  Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying CMBS evidenced by or securing such CMBS and other factors and generally will have been established for the CMBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the CMBS or the initial purchasers of the CMBS.

  The Prospectus Supplement for a Series of Certificates evidencing interests in Mortgage Assets that include CMBS will specify, to the extent available,
(i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) whether such CMBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the CMBS or formula for determining such rates, if any, (v) the applicable payment provisions for the CMBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying CMBS or directly to such CMBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying CMBS for such CMBS or the CMBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying CMBS may be substituted for those originally underlying the CMBS,
(x) the servicing fees payable under the CMBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying CMBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the CMBS and (xiii) whether the CMBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

ACCOUNTS

  Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Distribution Account and Other Collection Accounts."

CREDIT SUPPORT

  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Trust Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related Series in the form of subordination of one or more other classes of Certificates in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

  If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets and to pay for certain expenses incurred in connection with such purchase of Trust Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

  The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

  Certificates of any class within a Series may have fixed, variable or floating Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any Series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or floating Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

  The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Mortgage Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

  Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--The Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related Series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

  The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from voluntary prepayments by the Mortgagors, insurance proceeds, condemnations and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Interest Rates and the stated pass-through or pay-through interest rate of certain CMBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

  If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series of Certificates, the effect on yield on one or more classes of the Certificates of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

  When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

  The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

  The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Certificates may affect the ultimate maturity and the weighted average life of each class of such "Series." Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related "Series."

  If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein.

  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

  In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the CMBS. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related Series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Interest Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds."

  Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

  Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR.

  The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

  The Prospectus Supplement with respect to each Series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such Series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

  A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

Foreclosures and Payment Plans

  The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

  Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases-- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

Single Mortgage Loan or Single Mortgagor

  The Mortgage Assets in a particular Trust Fund may consist of a single Mortgage Loan or obligations of a single Mortgagor or related Mortgagors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single Mortgagor.

                                 THE DEPOSITOR

  J.P Morgan Commercial Mortgage Finance Corp., the Depositor, is an indirect wholly-owned subsidiary of J.P Morgan & Co. Incorporated and was incorporated in the State of Delaware on September 19, 1994. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10260-0060. Its telephone number is (212) 648-3636.

  The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates of each Series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each Series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or floating rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such Series (collectively, "Accrual Certificates");
(vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Trust Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

  Each class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a Series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and Series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

  Distributions on the Certificates of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such Series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

  All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Distribution Account as of the corresponding Determination Date, including Servicer advances, net of any scheduled payments due and payable after such Distribution Date;

    (ii) interest or investment income on amounts on deposit in the Distribution Account, including any net amounts paid under any Cash Flow Agreements; and

    (iii) to the extent not on deposit in the related Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

  As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

  Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or floating rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or floating Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a Series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that Series will be specified in the related Prospectus Supplement.

  The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or; in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

  The Certificates of each Series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a Series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

  To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

  If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

  If so provided in the Prospectus Supplement for a Series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement See "Description of Credit Support" for a description of the types of protection that may be included in shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

  With respect to any Series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, a Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Distribution Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund and were delinquent on the related Determination Date, subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, each Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to such Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Trust Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

  Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of a Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Distribution Account prior to any distributions being made on the Certificates to the extent that a Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Trust Assets otherwise distributable on such Subordinate Certificates. If advances have been made by a Servicer from excess funds in the Distribution Account, such Servicer is required to replace such funds in the Distribution Account on any future Distribution Date to the extent that funds in the Distribution Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of a Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

  If and to the extent so provided in the related Prospectus Supplement, a Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Trust Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

  The Prospectus Supplement for any Series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any corresponding advancing obligation of any person in connection with such CMBS.

REPORTS TO CERTIFICATEHOLDERS

  Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a Series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

    (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

    (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

    (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

    (iv) the amount of related servicing compensation received by each Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of any unreimbursed advances at the close of business on such Distribution Date;

    (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

    (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to each Whole Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the Mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

    (ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

    (x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to each Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

    (xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

    (xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to each Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

    (xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

    (xv) the aggregate amount of principal prepayments made during the related Due Period;

    (xvi) the aggregate Accrued Certificate Interest and unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

    (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Certificates with a floating Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the floating Pass-Through Rate applicable to such

  Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

    (xx) the aggregate amount of payments by the Mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

  In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xiv), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any CMBS. The Prospectus Supplement for each Series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

  Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force.

  Unless and until Definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such statements or reports will be forwarded by the Master Servicer or the Trustee to Cede. Such statements or reports may be available to Beneficial Owners upon request to DTC or their respective Participant or Indirect Participant. In addition, the Trustee shall furnish a copy of any such statement or report to any Beneficial Owner which requests such copy and certifies to the Trustee or the Master Servicer, as applicable, that it is the Beneficial Owner of a Certificate. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

  The obligations created by the Agreements for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the Distribution Account or by any Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreements following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreements continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreements will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

  If so specified in the related Prospectus Supplement, a Series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include J.P. Morgan Securities Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Beneficial Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Beneficial Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Beneficial Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Beneficial Owners will not be recognized by the Trustee as Certificateholders under the Agreements. Beneficial Owners will be permitted to exercise the rights of Certificateholders under the related Agreements only indirectly through the Participants who in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account the Book-Entry Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Voting Rights required therefor. Therefore, Beneficial Owners will only be able to exercise their Voting Rights to the extent permitted, and subject to the procedures established, by their Participant and/or Indirect Participant, as applicable. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Servicers, the Depositor, the Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Beneficial Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

  Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Beneficial Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Beneficial Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

  The Certificates of each Series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, if specified in the related Prospectus Supplement, a Special Servicer and the Trustee. The Certificates of each Series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. The Master Servicer, any Special Servicer and the Trustee with respect to any Series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. The Mortgage Loans shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and, unless otherwise specified in the Prospectus Supplement, a Servicing Agreement among the Depositor (or an affiliate thereof), a Master Servicer, a Special Servicer and a Primary Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement and a form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreements relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any Series, the term "Certificate" refers to all of the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreements (without exhibits) relating to any Series of Certificates without charge upon written request of a holder of a Certificate of such Series addressed to the Trustee specified in the related Prospectus Supplement.

  Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans included in each Trust Fund were being serviced prior to the issuance of the related Series of Certificates pursuant to the terms of a Servicing Agreement by the Master Servicer, the Special Servicer and/or a Primary Servicer. Unless otherwise specified in the related Prospectus Supplement, following the issuance of the related Series of Certificates, such Mortgage Loans will continue to be serviced pursuant to such Servicing Agreement, together with the related Pooling and Servicing Agreement. Pursuant to the terms of each Servicing Agreement, a Primary Servicer or a

Special Servicer will service the Mortgage Loans directly and a Master Servicer may monitor the activities of each Primary Servicer and Special Servicer. The Depositor shall assign its rights under each Servicing Agreement to the Trustee for the benefit of the Certificateholders.

ASSIGNMENT OF ASSETS; REPURCHASES

  At the time of issuance of any Series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Trust Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Trust Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each CMBS included in the related Trust Fund, including without limitation, the CMBS Issuer, CMBS Servicer and CMBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

  With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Company delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise provided in the related Prospectus Supplement, the related Agreements will require that the Depositor or another party specified therein promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

  The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Depositor. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Depositor will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

  If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Primary Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

  With respect to each CMBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

  Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warranting Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property;
(v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

  Any Warranting Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

  Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

  Unless otherwise provided in the related Prospectus Supplement, the Agreements will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor.

As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Interest Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to each Servicer. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

  Neither the Depositor (except to the extent that it is the Warranting Party) nor any Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

  Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes CMBS, make or assign certain representations or warranties, as of a specified date, with respect to such CMBS, covering (i) the accuracy of the information set forth therefor on the schedule of Mortgage Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Mortgage Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

  Each Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation in a Pooling and Servicing Agreement of a Master Servicer or Special Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. A breach of any such representation in a Servicing Agreement of a Servicer which continues unremedied for thirty days after giving notice of such breach to such Servicer will constitute an Event of Default under such Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

ACCOUNTS

General

  Each Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "Accounts"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds an Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which such Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such Series. The collateral eligible to secure amounts in an Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). An Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in an Account will be paid to a Servicer or its designee as additional servicing compensation. An Account may be maintained with an institution that is an affiliate of a Servicer provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, an Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to a Servicer or serviced or master serviced by it on behalf of others.

Deposits

  Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer will deposit or cause to be deposited in an Account on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Primary Servicer:

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

    (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

    (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure, condemnation or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

    (iv) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

    (v) any amounts representing Prepayment Premiums;

    (vi) any amounts received from a Special Servicer;

but excluding any REO Proceeds and penalties or modification fees which may be retained by the Primary Servicer. REO Proceeds shall be maintained in an Account by the Special Servicer.

  Once a month the Primary Servicer and the Special Servicer remit funds on deposit in the Account each maintains together with any P&I Advances to the Master Servicer for deposit in an Account maintained by the Master Servicer.

Withdrawals

  A Servicer may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from an Account for each Trust Fund for any of the following purposes:

    (i) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by such Servicer as late collections of interest on and principal of the particular Whole Loans with respect to which the advances were made;

    (ii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred;

    (iii) to reimburse a Servicer for any advances described in clause (i) above and any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (i) and (ii), respectively, such reimbursement to be made from amounts collected on other Trust Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Trust Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related Series;

    (iv) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (i) above and the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

    (v) unless otherwise provided in the related Prospectus Supplement, to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Account; and

    (vi) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement.

  If and to the extent specified in the Prospectus Supplement amounts may be withdrawn from any Account to cover additional costs, expenses or liabilities associated with: the preparation of environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes and materials, the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property; if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes"; retaining an independent appraiser or other expert in real estate matters to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property; and obtaining various opinions of counsel pursuant to the related Agreement for the benefit of Certificateholders.

Distribution Account

  Unless otherwise specified in the related Prospectus Supplement, the Trustee will, as to each Trust Fund, establish and maintain, or cause to be established and maintained, one or more separate Accounts for the collection of payments from the Master Servicer immediately preceding each Distribution Date (the "Distribution Account"). The Trustee will also deposit or cause to be deposited in a Distribution Account the following amounts:

    (i) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Certificates as described under "Description of Credit Support";

    (ii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (iii) all proceeds of any Trust Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates-- Termination" (also, "Liquidation Proceeds");

    (iv) any other amounts required to be deposited in the Distribution Account as provided in the related Agreement and described in the related Prospectus Supplement.

  The Trustee may, from time to time, unless otherwise provided in the related Agreements and described in the related Prospectus Supplement, make a withdrawal from a Distribution Account to make distributions to the Certificateholders on each Distribution Date.

Other Collection Accounts

  Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any Series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Primary Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more Series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Distribution Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Distribution Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

Primary Servicer

  The Primary Servicer is required under each Servicing Agreement to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Servicing Agreement, (ii) applicable law and
(iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

  Each Primary Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the Mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by any Mortgagor pursuant to the Mortgage Loan; processing assumptions or substitutions in those cases where the Primary Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans.

Master Servicer

  The Master Servicer shall monitor the actions of the Primary Servicer and the Special Servicer to confirm compliance with the Agreements.

  Unless otherwise specified in the related Prospectus Supplement, a Master Servicer, as servicer of the Mortgage Loans, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. See "Description of Credit Support."

  If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Distribution Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

Special Servicer

  A Mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such Mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, upon the occurrence of any of the following events (each a "Servicing Transfer Event") with respect to a Mortgage Loan, servicing for such Mortgage Loan (thereafter, a "Specially Serviced Mortgage Loan") will be transferred from the Primary Servicer to the Special Servicer:

    (a) such Mortgage Loan becomes a defaulted Mortgage Loan,

    (b) the occurrence of certain events indicating the possible insolvency of the Mortgagor,

    (c) the receipt by the Primary Servicer of a notice of foreclosure of any other lien on the related Mortgaged Property,

    (d) the Master Servicer or the Primary Servicer determines that a payment default is imminent,

    (e) with respect to a Balloon Mortgage Loan, no assurances have been given as to the ability of the Mortgagor to make the final payment thereon, or

    (f) the occurrence of certain other events constituting defaults under the terms of such Mortgage Loan.

  The Special Servicer is required to monitor any Mortgage Loan which is in default, contact the Mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of such corrective action or the need for additional initiatives.

  The time within which the Special Servicer makes the initial determination of appropriate action evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Special Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage Loans and the Leases."

  Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

  The Special Servicer may agree to modify, waive or amend any term of any Specially Serviced Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Special Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Special Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

  The Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Special Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

    (i) the Mortgaged Property is in compliance with applicable environmental laws; or if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions; and

    (ii) and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation or that, if any such materials are present, taking such action with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions.

  Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Special Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

  If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

  The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

  If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Special Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Interest Rate plus the aggregate amount of expenses incurred by the Special Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Special Servicer will be entitled to withdraw or cause to be withdrawn from a related Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

  If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Special Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

  Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Primary Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by Mortgagors. All amounts collected by the Primary Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Primary Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in a related Account.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

  The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

(i) the replacement cost of the improvements less physical depreciation and
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  The Agreements for a Trust Fund that includes Whole Loans will require the Primary Servicer to cause the Mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

  In addition, to the extent required by the related Mortgage, the Primary Servicer may require the Mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by a Servicer from a related Account, with interest thereon, as provided by the Agreements.

RENTAL INTERRUPTION INSURANCE POLICY

  If so specified in the related Prospectus Supplement, the Primary Servicer or the Mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Primary Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Primary Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Primary Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in a related Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

  Unless otherwise specified in the related Prospectus Supplement, the Agreements will require that the Servicers obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer. The related Agreements will allow a Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreements are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

  Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Primary Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Primary Servicer for entering into an assumption agreement will be retained by or on behalf of the Primary Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from Mortgagor payments as received and will not be part of the related Trust Fund.

  Unless otherwise specified in the related Prospectus Supplement, each Servicer's primary servicing compensation with respect to a Series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization of the Mortgage Assets. The Prospectus Supplement with respect to a Series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from Mortgagors and any interest or other income which may be earned on funds held in a related Account.

  The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

  Each Servicing Agreement will provide that on or before a specified date in each year, beginning on a date specified therein, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of each Servicer was conducted in compliance with the terms of such agreements except for any exceptions the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

  Each Servicing Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Servicer to the effect that such Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

  Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders and Beneficial Owners without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement; provided that such Beneficial Owner shall have certified to the Master Servicer that it is the Beneficial Owner of a Certificate.

CERTAIN MATTERS REGARDING EACH SERVICER AND THE DEPOSITOR

  The Master Servicer, the Primary Servicer and the Special Servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to a Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

  Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that any Servicer may resign from its obligations and duties thereunder only with the consent of the Trustee, which may not be unreasonably withheld or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed such Servicer's obligations and duties under the related Servicing Agreement. If a Primary Servicer resigns, the Master Servicer shall assume the obligations thereof.

  Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that none of the Servicers, or any officer, employee, or agent thereof will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action in accordance with the Servicing standards set forth in the Servicing Agreement, in good faith pursuant to the related Servicing Agreement; provided, however, that no Servicer nor any such person will be protected against any breach of a representation or warranty made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, the Depositor shall be liable only to the extent of its obligations specifically imposed upon and undertaken by the Depositor. Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will further provide that each Servicer will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the related Servicing Agreement or the Mortgage Loans; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties. In addition, each Servicing Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Servicing Agreement and which in its opinion may involve it in any expense or liability. Any Servicer may, however, with the consent of the Trustee undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Servicer will be entitled to be reimbursed therefor.

  Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor will be the successor of such Servicer or the Depositor, as applicable, under the related Agreements.

EVENTS OF DEFAULT

  Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default with respect to a Servicer under the related Agreements will include (i) any failure by such Servicer to distribute or cause to be distributed to the Trustee, another Servicer or the Certificateholders, any required payment within one Business Day of the date due; (ii) any failure by such Servicer to timely deliver a report that continues unremedied for two days after receipt of notice of such failure has been given to such Servicer by the Trustee or another Servicer; (iii) any failure by such Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to such Servicer; (iv) any breach of a representation or warranty made by such Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to such Servicer; (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of such Servicer indicating its insolvency or inability to pay its obligations; and
(vi) any failure by such Servicer to maintain a required license to do business or service the Mortgage Loans pursuant to the related Agreements. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the related Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Master Servicer (or if such Servicer is the Master Servicer, the Trustee) will succeed to all of the responsibilities, duties and liabilities of such Servicer under the Agreements (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 25% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

  Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

  No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

  As described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," unless and until Definitive Certificates are issued, Beneficial Owners may only exercise their rights as owners of Certificates indirectly through DTC, or their respective Participants and Indirect Participants.

AMENDMENT

  Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any Series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

  The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

  The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Trust Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to such Servicer or its designee in respect of the Certificates or the Trust Assets, or deposited into or withdrawn from any Account or any other account by or on behalf of any Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreements. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreements.

CERTAIN MATTERS REGARDING THE TRUSTEE

  Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Distribution Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related

Agreement or Series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

  The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

  If at any time the Trustee shall cease to be eligible to continue as such under the related Agreements, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any Series entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

  Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

  For any Series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

  Unless otherwise provided in the related Prospectus Supplement for a Series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

  If Credit Support is provided with respect to one or more classes of Certificates of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein,

(c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

  If so specified in the related Prospectus Supplement, one or more classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

  If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate class or classes of Certificates of a Series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

  If so provided in the Prospectus Supplement for a Series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

LETTER OF CREDIT

  If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related Series.

INSURANCE POLICIES AND SURETY BONDS

  If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related Series.

RESERVE FUNDS

  If so provided in the Prospectus Supplement for a Series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Trust Assets as specified in the related Prospectus Supplement.

  Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

  Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

  Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO CMBS

  If so provided in the Prospectus Supplement for a Series of Certificates, the CMBS in the related Trust Fund and/or the Mortgage Loans underlying such CMBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

          CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

  The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

  All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

  A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a Mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a Mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "Mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the Mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the Mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the Mortgagor. At origination of a mortgage loan involving a land trust, the Mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

  The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Seller will make certain representations and warranties in the

Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

  Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the Mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the Mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the Mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the Mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the Mortgagor, which remains entitled to collect such rates absent a default, or pledged by the Mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

  Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

  Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

  Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

COOPERATIVE LOANS

  If specified in the Prospectus Supplement relating to a Series of Offered Certificate, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

  Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property Mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by whomever financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

FORECLOSURE

General

  Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the Mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

  Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

  United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the Mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the Mortgagor's default and the likelihood that the Mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate Mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the Mortgagor failed to maintain the mortgaged property adequately or the Mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a Mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the Mortgagor.

  A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the Mortgagor was insolvent (or the Mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

Non-Judicial Foreclosure/Power of Sale

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the Mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the Mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The Mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the Mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the Mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the Mortgagor is in default. Any additional proceeds are generally payable to the Mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  In connection with a Series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Provisions and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the Mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

  The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the Mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the Mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former Mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Anti-Deficiency Legislation

  Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the Mortgagor. Even if a mortgage loan by its terms provides for recourse to the Mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the Mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former Mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the Mortgagor. In certain other states, the lender has the option of bringing a personal action against the Mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the Mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former Mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former Mortgagor as a result of low or no bids at the judicial sale.

Leasehold Risks

  Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the Mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the Mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

  In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to
Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Cooperative Loans

  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

  In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

BANKRUPTCY LAWS

  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

  Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a Series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related Series of Certificates in the event that a related Lessee or a related Mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a Mortgagor related to a Mortgaged Property if the related Mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

  In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the Mortgagor, as lessor under a Lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

  If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus

Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

  In a bankruptcy or similar proceeding of a Mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the Mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

  A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a Mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

  To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related Series of Certificates in the same manner as a principal prepayment.

  In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

ENVIRONMENTAL LEGISLATION

  Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances as more fully described below, liability for clean up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

  Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

  Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decision could be inferred from the extent of its involvement in the facility's financial management.

  On April 29, 1992, in response to the decision in Fleet Factors Corp., the United States Environmental Protection Agency (the "EPA") adopted a rule interpreting and delineating CERCLA's secured-creditor exemption in EPA enforcement proceedings. The rule attempted to define and specify the range of permissible actions that may be undertaken by a foreclosing lender/holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. The rule also attempted to specify the circumstances under which governmental or government-appointed entities that acquire possession or control of contaminated facilities as conservators or receivers will be considered "involuntary" owners for purposes of CERCLA's "innocent landowner" defense to liability. Issuance of this rule by the EPA under CERCLA does not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

  The validity of the EPA rule was challenged in the U.S. Court of Appeals for the District of Columbia in Kelley v. EPA. In an opinion issued on February 4, 1994, the D.C. Circuit Court invalidated EPA's lender liability rule, holding that EPA exceeded its authority in enacting the rule. The U.S. Supreme Court denied certiorari on January 17, 1995. Legislation has been proposed that would clarify, by statute, the range of activities a secured creditor may undertake without being deemed to have participated in the management of the facility, and thus losing the benefit of the secured-creditor exemption.

  Under the Kelley case, the secured-creditor exemption under CERCLA will be subject to existing case law interpretations. Some of those cases have interpreted the exemption extremely narrowly, but most of the cases since promulgation of the EPA rule have held that a lender is entitled to the protection of the secured-creditor exemption provided that a lender complies with the provisions set out in the EPA rule and does not itself (or through its agents) cause or contribute to contamination. As a result of Kelley, the cases applying the EPA rule have little, if any, precedential value and, thus, lenders should expect a return to the narrower interpretations of the exemption.

  In September 1995, EPA issued a guidance document stating that, in its enforcement of CERCLA, EPA would apply the protections afforded to secured creditors under the lender liability rule that was invalidated in the Kelley decision. However, this EPA policy is not binding on the courts nor on states or private parties.

  The secured-creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The definition of "hazardous substances" under CERCLA specifically excludes petroleum products, and the secured-creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum (other than heating oil) storage tanks. However, the EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protections for secured creditors.

  If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

  The related Agreement will provide that the Special Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Special Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental assessments, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken, or that, if any Hazardous Materials are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Special Servicer will detect all possible Environmental

Hazard Conditions, that any estimate of the costs of effecting compliance at any Mortgaged Property and the recovery thereon will be correct, or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. Any additional restrictions on acquiring titles to a Mortgaged Property may be set forth in the related Prospectus Supplement. See "Description of the Agreements Realization Upon Defaulted Whole Loans."

  Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warranting Party will represent and warrant that based on an environmental audit commissioned by Warranting Party, as of the date of the origination of a Mortgage Loan, the related Mortgaged Property is not affected by a Disqualifying Condition (as defined below). No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of origination of the related Mortgage Loan, whether due to actions of the Mortgagor, the Master Servicer, the Primary Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the origination of the related Mortgage Loan.

  A "Disqualifying Condition" is defined generally as a condition which would reasonably be expected to (1) constitute or result in a violation of applicable environmental laws, (2) require any expenditure material in relation to the principal balance of the related Mortgage Loan to achieve or maintain compliance in all material respects with any applicable environmental laws, or (3) require substantial cleanup, remedial action or other extraordinary response under any applicable environmental laws in excess of a specified escrowed amount.

  "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products and urea formaldehyde.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

  Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the Mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the Mortgagor of an otherwise non-recourse loan, the Mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

  In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

  Where the Mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the Mortgagor (as junior loans often do) and the senior loan does not, a Mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

  Forms of notes and mortgages used by lenders may contain provisions obligating the Mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a Mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a Mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Interest Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

  Unless otherwise specified in the related Prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

  The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

  In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

  Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

  The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood llp, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. Brown & Wood llp will deliver an opinion to the Depositor that the information set forth under this caption, "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

  The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

  If a REMIC election is not made, Brown & Wood llp will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

  Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

  Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

  Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood llp will have advised the Depositor that:

    (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans...............secured by an interest in real property which
  is.................residential property'' within the meaning of Code Section
  7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

    (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

    (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] ... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

  The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

  Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code.

  Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

  Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

  If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

  On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

  Original Issue Discount. The Internal Revenue Service (the "IRS") has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

  Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

  A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

  1. Stripped Bonds and Stripped Coupons

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

  Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

  Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

  The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

  It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

  Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

  Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(6)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s]...which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code
Section 860G(a)(3).

  2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

  The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate Mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

  Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

  Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor

Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

  3. Grantor Trust Certificates Representing Interests in ARM Loans

  The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "-- Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

  Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

  Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

  Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the Mortgagor is not a natural person in order to qualify for the exemption from withholding.

  The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

  The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

  The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "-- Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood llp will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sale class of residual interests

("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

  A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

  In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code
Section 856(c).

  Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

  Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code; (ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and
(iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

  The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

  General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

  Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

  Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

  In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

  Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

  Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

  The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations proposed on April 8, 1986, with respect to original issue discount should apply to such Certificates. Under those rules, a Super-Premium Certificate would not be required to report income on the basis of a yield based on the Prepayment Assumption, but rather would use a yield equal to the applicable Federal rate (which is an average yield on Treasury obligations), until the initial price of the respective Super-Premium Certificate is fully recovered. The IRS recently proposed and then withdrew a revised set of proposed contingent payment regulations which differed substantially from the contingent payment regulations proposed in 1986. The proposed regulations regarding contingent interest have not been adopted in final form and may not currently be relied upon. If the Super Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those Certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

  Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

  Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period (an "accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

  A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

  Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually,
(ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

  The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

  Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest.

  In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

  Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under
Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

  Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

  The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

  A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

  On June 27, 1996 the IRS issued proposed regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

  Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

  Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a

Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--REMIC Regular Certificates--Treatment of Realized Losses" below.

  Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "-- Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

  Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

  The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such Section applies will be ordinary income or loss.

  The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

  Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

  Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

  Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

  Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

  Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

  REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual
Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC

Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

  Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

  Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

  A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

  A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

  Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates-- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

  For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

  The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

  A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

  Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

  Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently released proposed regulations (the "Proposed Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 can not be marked-to-market. The Proposed Mark-to-Market Regulations change the temporary regulations which allowed a Residual Certificate to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

  Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

  In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

  Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and
(iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "-- Non-U.S. Persons" below.

  With respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

  In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

  The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

  In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

  Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

  Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such Section applies would be ordinary income or loss.

  Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

  The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

  In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

  In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

  Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Seller, as the case may be, out of its own funds or (ii) the Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Seller. In the event that such Master Servicer, Trustee or Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

  If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

  The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

  Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

  Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

  Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS NON-U.S. PERSONS

  Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

  REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

  Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

  A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

  In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

  Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

  Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record of beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed I.R.S. Form 4224 and the Trustee consents to such transfer in writing.

  Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                           STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

GENERAL

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

  Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in nonexempt prohibited transactions.

  The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

  Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Servicers, the Trustee and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

  The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter's Exemption for Certificates

  Labor has granted to J.P. Morgan Securities Inc. Prohibited Transaction Exemption 90-23 (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which J.P. Morgan Securities Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

  General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust Fund may be eligible for exemptive relief thereunder:

    (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;

    (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

    (4) The Trustee is not an affiliate of the Underwriters, the Depositor, the Servicers, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

    (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicers represent not more than reasonable compensation for the Servicers' services under the Agreements and reimbursement of the Servicer's reasonable expenses in connection therewith; and

    (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

  Before purchasing a Certificate, a fiduciary of a Plan should itself confirm
(a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

  Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. The Prospectus Supplement with respect to a Series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                               LEGAL INVESTMENT

  The Prospectus Supplement for each Series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation, on or before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

  SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

  Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain classes of Offered Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

  In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

  If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

  Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase any Offered Certificates or to purchase Offered Certificates representing more than a special percentage of the investors' assets.

  Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, the Depositor will make no representations as to the proper characterization of the Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

  The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc. ("JPMSI") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

  Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by JPMSI acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If JPMSI acts as agent in the sale of Offered Certificates, JPMSI will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that JPMSI elects to purchase Offered Certificates as principal, JPMSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

  The Depositor will indemnify JPMSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMSI and any underwriters may be required to make in respect thereof.

  In the ordinary course of business, JPMSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

  Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  As to each Series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Brown & Wood llp, New York, New York.

                             FINANCIAL INFORMATION

  A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will he included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

  It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

  Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by Mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                               PAGE(S) ON WHICH
                                                                TERM IS DEFINED
                               TERM                            IN THE PROSPECTUS
                               ----                            -----------------
1986 Act...............................................................       77
Accounts...............................................................       41
Accrual Certificates...................................................    8, 30
Accrual Period.........................................................       82
Accrued Certificate Interest...........................................       32
ADA....................................................................       70
Agreements.............................................................        8
Applicable Amount......................................................       90
Amortizable Bond Premium Regulations...................................   73, 85
ARM Loans..............................................................   24, 77
Asset Seller...........................................................       20
Available Distribution Amount..........................................       31
Balloon Mortgage Loans.................................................       16
Bankruptcy Code........................................................       62
Beneficial Owners......................................................       37
Benefit Plan Investors.................................................       97
Book-Entry Certificates................................................       31
Cash Flow Agreement....................................................    7, 26
Cash Flow Agreements...................................................        1
Cede...................................................................    4, 37
CERCLA.................................................................   18, 66
Certificate............................................................       38
Certificate Balance....................................................    8, 32
Certificateholder......................................................       37
Certificateholders.....................................................       20
Certificates...........................................................        5
Closing Date...........................................................       81
CMBS................................................................... 1, 5, 20
CMBS Agreement.........................................................       24
CMBS Issuer............................................................       24
CMBS Servicer..........................................................       24
CMBS Trustee...........................................................       25
Code...................................................................       11
Commercial Loans.......................................................       20
Commercial Properties..................................................    6, 20
Commission.............................................................        3
Contributions Tax......................................................       92
Cooperative............................................................       57
Cooperative Loans......................................................       57
Cooperatives...........................................................       21
Covered Trust..........................................................   17, 53
CPR....................................................................       28
Credit Support......................................................... 1, 7, 26
Crime Control Act......................................................       71
Cut-off Date...........................................................        9
Debt Service Coverage Ratio............................................       22
Deferred Interest......................................................       78
Definitive Certificates................................................   31, 38

                                                               PAGE(S) ON WHICH
                                                                TERM IS DEFINED
                             TERM                              IN THE PROSPECTUS
                             ----                              -----------------
Depositor.....................................................           20
Determination Date............................................           31
Disqualifying Condition.......................................           68
Distribution Account..........................................           43
Distribution Date.............................................            9
DTC...........................................................        4, 37
Environmental Hazard Condition................................           67
EPA...........................................................           66
Equity Participations.........................................           24
ERISA.........................................................       11, 96
Excess Servicing..............................................           75
Exchange Act..................................................            4
Exemption.....................................................           97
FDIC..........................................................       41, 98
Grantor Trust Certificates....................................           11
Hazardous Materials...........................................           68
Indirect Participants.........................................           37
Insurance Proceeds............................................           42
IRS...........................................................           74
JPMSI.........................................................           99
Labor.........................................................           96
L/C Bank......................................................           54
Lease.........................................................         3, 6
Lease Assignment..............................................            1
Legislative History...........................................           77
Lessee........................................................         4, 6
Liquidation Proceeds..........................................       42, 43
Loan-to-Value Ratio...........................................           23
Lock-out Date.................................................           24
Lock-out Period...............................................           24
Master REMIC..................................................           80
Master Servicer...............................................            5
Model Law.....................................................           99
Mortgage Assets...............................................        1, 20
Mortgage Loans................................................     1, 5, 20
Mortgage Notes................................................           21
Mortgage Interest Rate........................................        6, 24
Mortgaged Properties..........................................            6
Mortgages.....................................................           21
Mortgagor.....................................................           56
Multifamily Loans.............................................           20
Multifamily Properties........................................        6, 20
NCUA..........................................................           98
Net Operating Income..........................................           22
Nonrecoverable Advance........................................           34
Offered Certificates..........................................            1
OID...........................................................       72, 74
OID Regulations...............................................           74
Originator....................................................           21
OTS...........................................................           98
Participants..................................................           37
Parties in Interest...........................................           96

                                                               PAGE(S) ON WHICH
                                                                TERM IS DEFINED
                             TERM                              IN THE PROSPECTUS
                             ----                              -----------------
Pass-Through Rate.............................................       8, 32
Payment Lag Certificates......................................          86
Permitted Investments.........................................          41
Plans.........................................................          96
Policy Statement..............................................          98
Pre-Issuance Accrued Interest.................................          86
Prepayment....................................................          28
Prepayment Assumption.........................................          77
Prepayment Premium............................................          24
Primary Servicer..............................................           5
Prohibited Transactions Tax...................................          92
Proposed Mark-to-Market Regulations...........................          90
Purchase Price................................................          41
Qualified Mortgage............................................          80
Rating Agency.................................................          12
RCRA..........................................................          67
Record Date...................................................          31
Refinance Loans...............................................          23
Related Proceeds..............................................          34
Relief Act....................................................          71
REMIC.........................................................          11
REMIC Certificates............................................          79
REMIC Regular Certificateholders..............................          80
REMIC Regular Certificates....................................      10, 79
REMIC Regulations.............................................          71
REMIC Residual Certificateholder..............................          87
REMIC Residual Certificates...................................      10, 80
Restricted Group..............................................          97
Retained Interest.............................................          49
RICO..........................................................          71
Senior Certificates...........................................       8, 30
Series........................................................           1
Servicer......................................................          10
Servicing Standard............................................          44
Servicing Transfer Event......................................          45
SMMEA.........................................................          98
SMMEA Certificates............................................          98
Special Servicer..............................................           5
Specially Serviced Mortgage Loan..............................          45
Stripped ARM Obligations......................................          78
Stripped Bond Certificates....................................          75
Stripped Coupon Certificates..................................          75
Stripped Interest Certificates................................       8, 30
Stripped Principal Certificates...............................       8, 30
Subordinate Certificates......................................       8, 30
Subsidiary REMIC..............................................          80
Super-Premium Certificates....................................          82
Thrift Institutions...........................................          91
Title V.......................................................          69
Trust Assets..................................................           3
Trust Fund....................................................           1

                                                               PAGE(S) ON WHICH
                                                                TERM IS DEFINED
                             TERM                              IN THE PROSPECTUS
                             ----                              -----------------
Trustee.......................................................           5
U.S. Person...................................................          79
UCC...........................................................          37
Underlying CMBS...............................................          20
Underlying Mortgage Loans.....................................          20
Value.........................................................          23
Voting Rights.................................................          19
Warrantying Party.............................................      13, 40

                                  Disclaimer


         Additional information is available upon request. Information herein is believed to be reliable but J.P. Morgan does not warrant its completeness or accuracy. These materials are subject to change from time to time without notice. Past performance is not indicative of future results. Any description of the mortgage loans contained herein supersedes any previous collateral information and will be superseded by the final prospectus relating to the securities. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any security, and have been provided to you for informational purposes only and may not be relied upon by you in evaluating the merits of investing in the securities. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus relating to the securities. No assurance or representation can be made as to the actual rate or timing of principal payments or prepayments on any of the mortgage loans or the performance characteristics of the securities. J.P. Morgan may hold a position or act as market maker in the financial instruments of any issuer discussed herein or act as advisor or lender to such issuer.

  By accepting and using this information, you hereby agree to the following terms and conditions. These materials are provided for information purposes only and any use for other purposes is disclaimed. The information contained herein is provided by J.P. Morgan "as is" and all expressed or implied warranties and representations of any kind with regard to the information are hereby disclaimed, including, but not limited to, warranties of merchantability or fitness for a particular purpose or warranties as to any results to be obtained from any use of the information or any information derived from the information.
    The information is intended solely for your internal use and may not be distributed in any form to any third party. J.P. Morgan does not guarantee the timeliness, accuracy or completeness of the information. The information is calculated on the basis of historical information and should not be relied upon to predict future results. In no event shall J.P. Morgan be liable for any use by any party of, any decision made or action taken by any party in reliance upon, or for any inaccuracies, errors in, or omissions of, the information. J.P.
 Morgan shall not be liable (in contract, tort or otherwise) for any ordinary, direct, indirect, consequential, incidental, special, punitive or exemplary damages in connection with your use of the information contained herein, even if
  J.P. Morgan has been apprised of such use or the likelihood of such damages occurring.

                      JPMSI is a member of SIPC and SFA.
                Copyright 1997 J.P. Morgan & Co. Incorporated.

  The attached diskette contains two spreadsheet files (the "Spreadsheet Files") that can be put on a user-specified hard drive or network drive. These two files are "JPM97C4.XLW" and "JPM97C4.WK4". The file "JPM97C4.XLW" is a Microsoft Excel/1/, Version 4.0 spreadsheet, and the file "JPM97C4.WK4" is a Lotus 123/1/, Version 4.01 spreadsheet. Each file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" in the Prospectus Supplement and in Annex A to the Prospectus Supplement. Defined terms used in the Spreadsheet Files but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet Files are subject to the same limitations and qualifications contained in this Prospectus Supplement. Prospective investors are strongly urged to read the Prospectus Supplement in its entirety prior to accessing the Spreadsheet Files.

--------
  /1/Microsoft Excel and Lotus 123 are registered trademarks of Microsoft Corporation and Lotus Development Corporation, respectively.

                             JP MORGAN C-4 ANNEX A

 Loan
Number                  Property Name                          Property Address                                 Property City

   1             Heritage Pavillion Shopping Center        U.S. Highway 41 & Hargrove Road                         Smyrna
   2             Hillside Manor Nursing Home               Hillside Avenue                                         Queens
   3             Dorchester Park Apartments                3010-3260 W. 14th Avenue                                Denver
   4             Radisson Heritage Hotel                   10 Independence Drive                                   Chelmsford
   5             The Mall at Lexington Green               Nicholasville Road                                      Lexington
   6             Pak N' Save                               4946-4950 Almaden Expressway                            San Jose
   7             Bloomingdale Pavillion                    311 Edgewater Drive                                     Bloomington
   8             Humbert Lane Health Centre                90 Humbert Lane                                         South Strabane
   9             Saratoga Office Center                    12900-12980 Saratoga Ave.                               Saratoga
  10             Plano Market Square Shopping Center       1717 Spring Creek Parkway                               Plano
  11             West Colonial Oaks Shopping Center        7038 W. Colonial Drive                                  Orlando
  12             Colonial Gardens Apartments               3025-3121 S. Barrington Ave. & 11730-810 National Blvd. Los Angeles
  13             Square Lake Park II                       1750 Telegraph Road                                     Bloomfield
  14             Ashwaubenon Plaza                         2763 Oneida Street                                      Ashwaubenon
  15             Basin Office Park                         1150-1160 Pittsford Victor Road                         Perinton
  16             Long Island Care Center                   144-61 38th Ave.                                        Queens
  17             London Park Condominiums                  15889 Preston Road                                      Dallas
  18             Lincoln Square Shopping Center            901 West Morton Avenue                                  Jacksonville
  19             Princeton Plaza Shopping Center           3220-3380 San Pablo Dam Road                            San Pablo
  20             Vintage Ridge Apartments                  2705 Range Avenue                                       Santa Rosa
  21             Pembroke Pines Plaza West                 SEC Palm Ave. & Pines Blvd.                             Pembroke Pines
  22             Sky Ridge Plaza                           2000 S. IH-35                                           Round Rock
  23             Covered Bridge Apartments                 1810 NW 23rd Blvd                                       Gainesville
  24             Sav-Max Center                            885 Blossom Hill Road                                   San Jose
  25             Burlington Court Apartments               Route 130 and Columbus Road                             Burlington
  26             Newport Village Apartments                2901 Sunset Drive                                       San Angelo
  27             Fireside Thrift Building                  5600 Mowry School Road                                  Newark
  28             Gilbert Town Center                       645-745 N. Gilbert Rd.                                  Gilbert
  29             Satellite Self Storage of Ocean           2120 Kings Highway                                      Ocean
  30             Almond Plaza Shopping Center              7154-7222 Regional Street                               Dublin
  31             Park Terrace Apartments                   3830 Swenson Street                                     Las Vegas
  32             Inn of Sedona                             1200 W. Highway 89A                                     Sedona
  33             Sunset Manor Apts                         1230, 1234, 1238, 1242 West Cameron Ave                 West Covina
  34             Three Fountains                           1810-1940 Fountainview                                  Houston
  35             Hampton Court Apartments                  5689 North Christine                                    Westland
  36             Holiday Inn - Ontario Airport             3400 Shelby Street                                      Ontario
  37             Preston Summerside Shopping Center        17401-17489 Preston Road                                Dallas
  38             Northtown Village Apartments              7879 University Avenue, NE                              Spring Lake Park
  39             Brentwood Timberlane Apartments           4515 Maplewood Avenue                                   Wichita Falls
  40             Day's Inn Rocky Point                     7627 Courtney Campbell Causeway                         Tampa
  41             Country Oaks Apts.                        2913 Mustang Dr.                                        Grapevine
  42             The Colony Park Apartments                4700 Taft Blvd                                          Wichita Falls
  43             Cedar Ridge Apartments                    4945 Mack Road                                          Sacramento
  44             Santa Fe Apartments                       1210 N. Cherokee Avenue                                 Los Angeles
  45             Lanewood Apts                             7005 Lanewood & 7000 Hawthorne                          Los Angeles

  Loan        Property                                                                       Year    Year Renov   # of Units/
 Number       State    Property Type           Anchor                       Anchor Sq. Ft.   Built       (1)      Sq Ft (2)
     1          GA      Anchored Retail         Marshall's/Computer City     30,688/18,750    1995                    262,875
     2          NY      Nursing Home                                                          1975                        400
     3          CO      Multifamily                                                           1965         1994           476
     4          MA      Hotel                                                                 1983         1993           213
     5          KY      Anchored Retail         Joseph-Beth Booksellers             44,587    1986         1996       163,022
     6          CA      Anchored Retail         Safeway                             76,852    1973         1992       139,052
     7          IL      Nursing Home                                                          1975         1994           259
     8          PA      Nursing Home                                                          1983                        180
     9          CA      Office                                                                1986                     89,825
    10          TX      Anchored Retail         Garden Ridge Corporation           150,852    1983         1994       275,270
    11          FL      Anchored Retail         Winn Dixie                          35,000    1986                    161,060
    12          CA      Multifamily                                                           1969                        160
    13          MI      Office                                                                1988                     70,595
    14          WI      Anchored Retail         Shawando Foodland                   46,034    1990                    211,642
    15          NY      Office                                                                1983                    145,231
    16          NY      Nursing Home                                                          1969         1992           200
    17          TX      Multifamily                                                           1979         1982           221
    18          IL      Anchored Retail         JC Penney/Walgreen Co.       40,000/15,000    1964         1994       207,363
    19          CA      Anchored Retail         Raley's Grocery Corporation         60,114    1990                    113,544
    20          CA      Multifamily                                                           1987                        140
    21          FL      Anchored Retail         Eckerd Drugs                        10,800    1983         1995       116,197
    22          TX      Anchored Retail         Walgreen Drug Co.                   10,998    1987         1994       141,293
    23          FL      Multifamily                                                           1972         1995           176
    24          CA      Anchored Retail         Food 4 Less                         48,648    1973                     61,680
    25          NJ      Multifamily                                                           1971         1995           210
    26          TX      Multifamily                                                           1979         1992           302
    27          CA      Office                                                                1988                     56,213
    28          AZ      Anchored Retail         Osco Drug Store                      9,100    1986                     91,855
    29          NJ      Self Storage                                                          1986         1993           950
    30          CA      Retail                                                                1978                     51,155
    31          NV      Multifamily                                                           1975         1990           199
    32          AZ      Hotel                                                                 1995                        110
    33          CA      Multifamily                                                           1963         1986           120
    34          TX      Retail                                                                1968         1995        41,969
    35          MI      Multifamily                                                           1969                        183
    36          CA      Hotel                                                                 1990                        150
    37          TX      Retail                                                                1983                     47,311
    38          MN      Multifamily                                                           1971         1995           161
    39          TX      Multifamily                                                           1980         1992           216
    40          FL      Hotel                                                                 1961         1994           144
    41          TX      Multifamily                                                           1973                        228
    42          TX      Multifamily                                                           1978         1993           272
    43          CA      Multifamily                                                           1985                        274
    44          CA      Multifamily                                                           1988                         90
    45          CA      Multifamily                                                           1969         1996           111

                             JP MORGAN C-4 ANNEX A

 Loan
Number              Property Name                              Property Address                                 Property City
  46             Woodbend Apartments                       7040 Archibald Avenue                                Rancho Cucamonga
  47             Edgewater Apartments                      10286 W. Winston Drive                               Baton Rouge
  48             Saddleback Village Modular Homes          73G Sipprelle Dr.                                    Battlement Mesa
  49             Oakwood Villas Apartments                 6603 N. 65th Ave.                                    Glendale
  50             Days Inn - Research Triangle Park         1000 Airport Road                                    Morrisville
  51             Cleveland Heights Apartment               221 N. Cleveland Avenue                              Sioux Falls
  52             Suburban Square                           1664 Suburban Avenue                                 St. Paul
  53             Loggerhead Plaza                          14255 U.S. Highway One                               Juno Beach
  54             Park Forest Apartments                    50 N. 21st St.                                       Las Vegas
  55             Days Inn - Raleigh                        6329 Glenwood Avenue                                 Raleigh
  56             The Chateaus/Summit Ridge                 408 Summit Ridge Drive                               Oklahoma City
  57             Fairmount Heights Apartments - 77         77 Fairmount Avenue                                  Oakland
  58             Pine Plaza Shopping Center                Route 589 & Cathell Road                             Berlin
  59             Michael's Plaza                           3320-3330 S. Price Road                              Tempe
  60             300 Pond Street                           300 Pond Street                                      Randolph
  61             Lake Front Healthcare Center, Inc.        7618 N. Sheridan Road                                Chicago
  62             Fountain Square Shopping Center           8026 West Broad Street                               Henrico County
  63             Charmont Apartments                       330 California Avenue                                Santa Monica
  64             Versailles Apartments                     8001 Fulton                                          Houston
  65             Columbia Plaza                            7420-7440 West Cactus Road                           Peoria
  66             Ventana Apartments                        1200 N. Mansfield Avenue                             Los Angeles
  67             Wetmore Plaza                             4343 Oracle Road                                     Tucson
  68             Guthrie Creek Apartments                  600 Baylor Drive                                     Longview
  69             Cross Creek Centre                        1301&1311 W. Boynton Beach Blvd.                     Boynton Beach
  70             Fairmount Heights Apartments - 55         55 Fairmount Avenue                                  Oakland
  71             Beachcomber Resort                        727 Old Montauk Road                                 Montauk
  72             The St. Andrews Apartments                5555 Harold Way                                      Los Angeles
  73             Shelby Crossing                           SEC Macon Road & Sycamore View                       East Shelby County
  74             Windsong Apartments                       15223 Plaza South Dr.                                Taylor
  75             Palm Plaza                                NWC Elliot and Arizona Ave                           Chandler
  76             Del Prado Apartments                      928 Del Prado Drive                                  Euless
  77             Goldstone Commercial Retail Building      529 Broadway                                         New York
  78             Hillcrest Estates Townhouse Apartments    101-129 N. Crestland Drive                           Norman
  79             The Place Apts.                           1341 Castle Court                                    Houston
  80             Country Hollow Apartments                 5858 Morgan Place                                    Stockton
  81             Minikahda Ministorage IV                  300 N. 5th St.                                       Minneapolis
  82             Freeport Shopping Center                  1601-1645 Southwest Avenue                           Freeport
  83             Bell Plaza                                7420 West Cactus Road                                Phoenix
  84             Chateau Brentana Apartments               11666 Montana Avenue                                 Los Angeles
  85             U-STORE                                   1450 Russell Street                                  Baltimore
  86             Park Place Apartments                     3611 Maplewood Avenue                                Wichita Falls
  87             East Lake Self Storage                    2351 Boswell Road                                    Chula Vista
  88             St. Tropez Apartments                     5811-5821 Tujunga                                    Los Angeles
  89             Quail Run Apartments                      4001 Rawleigh Street                                 Lower Paxton
  90             The Kingsley 400                          400 S. Kingsley Drive                                Los Angeles
                                                                                                          Year
  Loan        Property                                                                        Year     Renovated   # of Units/
 Number       State     Property Type                Anchor                 Anchor Sq Ft      Built       (1)      Sq Ft (2)
  46          CA        Multifamily                                                           1986                        120
  47          LA        Multifamily                                                           1973         1992           161
  48          CO        Mobile Home Park                                                      1981                        312
  49          AZ        Multifamily                                                           1963                        205
  50          NC        Hotel                                                                 1986                        110
  51          SD        Multifamily                                                           1984                        144
  52          MN        Retail                                                                1987                     39,381
  53          FL        Retail                                                                1986                     42,949
  54          NV        Multifamily                                                           1980                        202
  55          NC        Hotel                                                                 1975         1993           122
  56          OK        Multifamily                                                           1983         1984           133
  57          CA        Multifamily                                                           1972         1989            63
  58          MD        Anchored Retail                 Food City                   24,650    1986                     63,900
  59          AZ        Anchored Retail                 Michaels                    24,993    1987                     67,373
  60          MA        Industrial                                                            1964         1987       132,500
  61          IL        Nursing Home                                                          1971                         99
  62          VA        Anchored Retail                 Ukrop's Grocery             31,650    1977                     89,438
  63          CA        Multifamily                                                           1929         1994            50
  64          TX        Multifamily                                                           1966         1993           292
  65          AZ        Retail                                                                1987                     48,509
  66          CA        Multifamily                                                           1988                         67
  67          AZ        Anchored Retail                 Michaels                    14,740    1984                     34,987
  68          TX        Multifamily                                                           1979                        160
  69          FL        Anchored Retail                 Blockbuster Entertainment    5,537    1988                     35,079
  70          CA        Multifamily                                                           1972         1989            51
  71          NY        Cooperative Vacation Homes                                            1983                         88
  72          CA        Multifamily                                                           1989                         70
  73          TN        Retail                                                                1988                     32,570
  74          MI        Multifamily                                                           1984                        101
  75          AZ        Retail                                                                1986                     66,147
  76          TX        Multifamily                                                           1972                        132
  77          NY        Retail                                                                1920         1990        15,350
  78          OK        Multifamily                                                           1984         1995           112
  79          TX        Multifamily                                                           1974         1994           113
  80          CA        Multifamily                                                           1984         1992            99
  81          MN        Self Storage                                                          1912         1989           529
  82          IL        Retail                                                                1968         1991        49,220
  83          AZ        Retail                                                                1979                     27,230
  84          CA        Multifamily                                                           1969         1994            36
  85          MD        Self Storage                                                          1985                        828
  86          TX        Multifamily                                                           1973                        100
  87          CA        Self Storage                                                          1986                        690
  88          CA        Multifamily                                                           1986                         69
  89          PA        Multifamily                                                           1973         1994            88
  90          CA        Multifamily                                                           1971                         57

                             JP MORGAN C-4 ANNEX A

 Loan
Number                  Property Name                          Property Address                                 Property City
  91             Hidden Village Apartments                 1200 Aquarena Springs Drive                          San Marcos
  92             Plantation Village Corporate Park         457 This Way Street                                  Lake Jackson
  93             Lantana Apartments                        1802 West Avenue                                     Austin
  94             Woodbridge Apartments                     585 Rahway Avenue                                    Woodbridge
  95             Allegheny Apartments                      11970-11980 Allegheny Street                         Los Angeles
  96             Edgemont Court Apartments                 1603 N. Edgemont St.                                 Los Angeles
  97             Ridge Route II                            31727 Ridge Route Road                               Los Angeles
  98             Parkwood Place Apartments                 2716 Parkwood Drive                                  Huntsville
  99             The Schuyler Apartments                   275 South Church Street                              Spartanburg
  100            The Comfort Inn                           4760 Sherwood Lane                                   Houston
  101            Power Inn Business Park                   4225-4275 Power Inn Road                             Sacramento
  102            Crosspoint Plaza Shopping Center          2011 W. Spring St.                                   Plano
  103            Crystal Springs Manor                     7603-7629 Franklin Blvd.                             Sacramento
  104            Cozy Villa Apts                           2418-2420 Huntington Street                          Huntington Beach
  105            Belleville Apartments                     560 Washington Avenue                                Belleville
  106            Chestnut Street Apartments                304 Chestnut Street                                  Roselle Park
CROWN  PROPERTIES:  (15)
  107            Comfort Inns - Atlanta                    101 International Boulevard                          Atlanta
  108            Holiday Inn - York                        200 Loucks Rd.                                       York
  109            Holiday Inn - Frederick                   5400 Holiday Inn Drive                               Frederick
  110            Holiday Inn - Charlotte                   8520 University Executive Park                       Charlotte
  111            Holiday Inn - Uniontown                   700 West Main Street                                 Uniontown
  112            Holiday Inn - Johnstown                   250 Market Street                                    Johnstown
  113            Holiday Inn - Indiana                     Route 119 & Indian Springs Rd.                       Indiana
  114            Comfort Inns - Asheville                  890 Brevard Road                                     Asheville
  115            Best Western - Raleigh                    4620 South Miami Boulevard                           Durham
  116            Comfort Inn - Newport                     12330 Jefferson Ave                                  Newport News
  117            Comfort Inn - Pottstown                   Route 100 and Shoemaker Road                         Pottstown
  118            Super 8 - Frederick                       5579 Spectrum Ave                                    Federick
  119            Best Western Crowne Park-Harrisburg       765 Eisenhower Blvd                                  Harrisburg
  120            Comfort Inn - Harrisburg                  4021 Union Deposit Road                              Harrisburg
  121            Comfort Inn - Macon                       2690 Riverside Dr.                                   Macon
  122            Comfort Inn - Oakridge                    433 S. Rutgers Avenue                                Oak Ridge
  123            Holiday Inn Clarion                       Route 68 and I80 (Exit 9 )                           Clarion
  124            Marriot Courtyard                         3327 Street Road                                     Bensalem
  125            Holiday Inn Express - Johnstown           1440 Scalp Ave(Route 56)                             Johnstown
  126            Holiday Inn - Beaver Falls                Route 18 North                                       Beaver Falls
  127            Holiday Inn - Cumberland                  100 South George Street                              Cumberland
CROWN TOTALS  (15)                                         Various                                              Various
                                                                                                              Year
  Loan            Property                                                                        Year     Renovated   # of Units/
 Number           State        Property Type              Anchor                 Anchor Sq Ft     Built       (1)      Sq Ft (2)
   91              TX      Multifamily                                                           1975         1994            81
   92              TX      Office                                                                1986                     38,069
   93              TX      Multifamily                                                           1962         1995            50
   94              NJ      Multifamily                                                           1950         1995            52
   95              CA      Multifamily                                                           1986         1995            58
   96              CA      Multifamily                                                           1990                         34
   97              CA      Multifamily                                                           1984                         46
   98              TX      Multifamily                                                           1972                         99
   99              SC      Multifamily                                                           1951         1994            90
  100              TX      Hotel                                                                 1994                         46
  101              CA      Industrial                                                            1976                     49,600
  102              TX      Retail                                                                1984                     38,349
  103              CA      Multifamily                                                           1978         1994            80
  104              CA      Multifamily                                                           1988                         21
  105              NJ      Multifamily                                                           1917         1995            42
  106              NJ      Multifamily                                                           1950         1995            29
CROWN  PROPERTIES:  (15)
  107              GA                                                                            1987                        260
  108              PA                                                                            1982         1990           181
  109              MD                                                                            1980                        155
  110              NC                                                                            1990                        177
  111              PA                                                                            1968         1993           180
  112              PA                                                                            1973         1991           164
  113              PA                                                                            1965         1990           159
  114              NC                                                                            1989                        125
  115              NC                                                                            1990                        177
  116              VA                                                                            1988                        125
  117              PA                                                                            1989                        121
  118              MD                                                                            1986                        104
  119              PA                                                                            1988         1990           167
  120              PA                                                                            1990                        116
  121              GA                                                                            1988                        120
  122              TN                                                                            1989                        122
  123              PA                                                                            1976         1986           122
  124              PA                                                                            1988         1991           167
  125              PA                                                                            1988                        105
  126              PA                                                                            1966         1991           156
  127              MD                                                                            1972         1986           130
CROWN TOTALS (15)  Various  Hotel

                             JP Morgan C-4 Annex A

         Loan          Occupancy      Occupancy as of     Appraised   Appraisal                     Original
        Number         Percentage           Date            Value        Date     Original LTV      Balance
          1                100.0%          8/1/96        33,000,000   08/01/1996     65.15%        21,500,000
          2                 98.8%     1/96 - 6/96 avg.   21,000,000   06/10/1996     57.14%        12,000,000
          3                 92.9%         11/6/96        16,200,000   04/05/1996     67.28%        10,900,000
          4                 77.0%     9/95 - 8/96 avg.   15,900,000   09/01/1996     59.75%         9,500,000
          5                 86.5%          8/1/96        15,850,000   08/23/1996     59.31%         9,400,000
          6                100.0%         10/9/96        13,000,000   06/01/1996     64.62%         8,400,000
          7                 86.1%          8/1/96        14,000,000   07/24/1996     60.00%         8,400,000
          8                 90.8%     7/95 - 6/96 avg.   10,400,000   10/26/1995     75.00%         7,800,000
          9                100.0%         6/27/96        12,100,000   10/16/1995     60.33%         7,300,000
          10                91.4%         7/22/96        12,400,000   08/23/1995     58.47%         7,250,000
          11                95.8%         7/31/96        11,900,000   12/01/1995     59.16%         7,040,000
          12                98.8%          6/1/96         9,550,000   11/13/1995     72.25%         6,900,000
          13                95.4%         6/30/96         9,800,000   04/16/1996     70.10%         6,870,000
          14                89.1%         10/15/96        8,900,000   11/01/1996     71.35%         6,350,000
          15                92.9%         10/1/96         9,500,000   05/17/1996     63.16%         6,000,000
          16                97.6%     1/96 - 5/96 avg.   11,000,000    3/27/1996     54.55%         6,000,000
          17                96.8%         7/31/96         8,210,000   02/08/1996     73.08%         6,000,000
          18                86.9%         8/14/96         8,500,000   09/04/1996     68.24%         5,800,000
          19                90.0%          8/6/96         7,800,000   11/06/1995     74.36%         5,800,000
          20                94.1%         6/26/96         7,800,000   10/26/1995     73.40%         5,725,000
          21               100.0%         9/30/96        11,710,000   02/22/1996     44.41%         5,200,000
          22                83.5%         7/31/96         7,650,000   12/02/1995     65.36%         5,000,000
          23                95.5%         8/18/96         6,900,000   09/22/1995     68.41%         4,720,000
          24               100.0%         8/14/96         8,000,000   06/01/1996     57.81%         4,625,000
          25                95.0%          7/1/96         6,200,000   10/24/1995     74.19%         4,600,000
          26                95.0%         6/25/96         6,100,000   03/08/1996     73.77%         4,500,000
          27                97.5%          8/1/96         6,500,000   04/01/1996     66.15%         4,300,000
          28                96.7%         8/18/96         6,000,000   05/10/1996     70.00%         4,200,000
          29                98.6%         6/30/96         6,495,000   02/20/1996     64.67%         4,200,000
          30                82.7%          9/1/96         6,100,000   12/14/1995     68.85%         4,200,000
          31                96.9%         10/1/96         7,500,000   04/15/1996     54.67%         4,100,000
          32                66.9%         9/30/96         9,000,000   06/17/1996     45.56%         4,100,000
          33                91.6%         10/30/96        5,050,000   02/16/1996     80.00%         4,040,000
          34               100.0%          6/1/96         6,000,000   03/22/1996     65.83%         3,950,000
          35                93.0%          6/1/96         5,480,000   03/07/1996     69.34%         3,800,000
          36                65.3%     1/96 - 8/96 avg.    6,250,000   11/22/1995     60.80%         3,800,000
          37                89.7%         6/30/96         5,300,000   10/26/1995     70.75%         3,750,000
          38                98.0%         10/9/96         4,800,000   05/01/1996     75.00%         3,600,000
          39                95.3%         8/24/96         5,000,000   06/26/1996     70.60%         3,530,000
          40                77.4%     1/96 - 9/96 avg.    5,650,000   04/18/1995     63.72%         3,600,000
          41                97.0%         6/29/96         4,600,000   09/22/1995     73.26%         3,370,000
          42                98.0%         8/24/96         4,350,000   07/08/1996     76.32%         3,320,000
          43                93.5%          8/1/96         4,260,000   02/01/1996     74.82%         3,187,500
          44                96.6%         10/28/96        4,500,000   12/12/1995     70.00%         3,150,000
          45                97.3%          7/1/96         4,030,000   04/12/1996     76.92%         3,100,000

         Loan           Current          Cut          Mortgage    Annual Debt Remaining
        Number          Balance      Off Balance   Interest Rate    Service     Term
          1            21,450,490     21,450,490       8.800%      2,038,907     116
          2            11,912,736     11,912,736       9.350%      1,328,195     235
          3            10,838,074     10,838,074       8.750%      1,075,364     113
          4             9,459,444      9,459,444       9.460%      1,059,654     117
          5             9,373,719      9,373,719       8.780%        929,678     117
          6             8,381,841      8,381,841       8.600%        794,520     117
          7             8,377,540      8,377,540       9.050%        849,364     117
          8             7,630,877      7,630,877       9.125%        849,683     106
          9             7,232,645      7,232,645       9.000%        735,136     110
          10            7,154,694      7,154,694       8.500%        700,548     107
          11            6,943,702      6,943,702       8.250%        666,083     107
          12            6,861,296      6,861,296       8.500%        636,660     171
          13            6,848,773      6,848,773       9.375%        685,694     114
          14            6,341,363      6,341,363       7.950%        556,475      82
          15            5,986,954      5,986,954       9.090%        597,189     117
          16            5,964,114      5,964,114       9.100%        652,440     236
          17            5,955,138      5,955,138       8.875%        598,070     112
          18            5,789,104      5,789,104       8.710%        570,322     118
          19            5,746,534      5,746,534       7.500%        486,653     108
          20            5,671,715      5,671,715       7.875%        498,123     107
          21            5,154,280      5,154,280       8.625%        507,729     111
          22            4,949,979      4,949,979       8.500%        483,136      74
          23            4,641,978      4,641,978       8.000%        437,157     105
          24            4,615,002      4,615,002       8.600%        437,459     117
          25            4,578,279      4,578,279       8.750%        434,259     172
          26            4,485,356      4,485,356       9.125%        439,362     114
          27            4,289,029      4,289,029       9.400%        430,121     115
          28            4,175,811      4,175,811       9.625%        444,730     113
          29            4,175,303      4,175,303       9.500%        440,343     113
          30            4,168,935      4,168,935       9.125%        419,270     110
          31            4,076,323      4,076,323       8.650%        401,157     114
          32            4,070,279      4,070,279       9.375%        454,600     235
          33            4,005,191      4,005,191       8.750%        398,575     111
          34            3,926,773      3,926,773       9.500%        414,132     113
          35            3,782,439      3,782,439       8.875%        378,778     115
          36            3,726,632      3,726,632       8.750%        402,972     168
          37            3,700,704      3,700,704       8.500%        362,352     107
          38            3,577,010      3,577,010       9.000%        362,533     113
          39            3,523,539      3,523,539       8.500%        325,712     117
          40            3,508,344      3,508,344      10.000%        416,889     162
          41            3,323,463      3,323,463       8.190%        317,229     107
          42            3,313,923      3,313,923       8.500%        306,335     117
          43            3,171,352      3,171,352       9.000%        307,768     111
          44            3,134,350      3,134,350       8.500%        290,649     112
          45            3,088,185      3,088,185       9.125%        302,672     113
      Loan        Remaining                 Maturity       Balloon     Mat Date
     Number      Am Term (3)  Orig Date        Date      Balance (4)    LTV (5)
       1              356     09/20/1996    10/01/2006    19,157,544    58.05%
       2              235     08/30/1996    09/01/2016             -        -
       3              294     07/29/1996    07/01/2006     8,990,367    55.50%
       4              237     10/10/1996    11/01/2006     6,835,841    42.99%
       5              297     10/07/1996    11/01/2006     7,737,870    48.82%
       6              333     10/30/1996    11/01/2006     7,262,923    55.87%
       7              297     10/10/1996    11/01/2006     6,958,054    49.70%
       8              226     11/16/1995    12/01/2005     5,559,882    53.46%
       9              290     03/27/1996    04/01/2006     6,039,965    49.92%
       10             287     12/21/1995    01/01/2006     5,928,367    47.81%
       11             287     12/28/1995    01/01/2006     5,721,532    48.08%
       12             351     04/03/1996    05/01/2011     5,387,722    56.42%
       13             354     07/15/1996    08/01/2006     6,184,220    63.10%
       14             358     11/25/1996    12/01/2003     5,868,352    65.94%
       15             321     10/22/1996    11/01/2006     5,160,574    54.32%
       16             236     09/18/1996    10/01/2016             -        -
       17             292     05/09/1996    06/01/2006     4,950,041    60.29%
       18             298     11/14/1996    12/01/2006     4,766,562    56.08%
       19             348     01/31/1996    02/01/2006     5,034,110    64.54%
       20             347     12/01/1995    01/01/2006     5,009,212    64.22%
       21             291     04/04/1996    05/01/2006     4,264,850    36.42%
       22             290     03/14/1996    04/01/2003     4,446,521    58.12%
       23             285     10/31/1995    11/01/2005     3,812,027    55.25%
       24             333     10/30/1996    11/01/2006     3,998,931    49.99%
       25             352     05/30/1996    06/01/2011     3,620,818    58.40%
       26             354     07/19/1996    08/01/2006     4,033,296    66.12%
       27             355     08/30/1996    09/01/2006     3,872,407    59.58%
       28             293     06/28/1996    07/01/2006     3,523,632    58.73%
       29             293     06/11/1996    07/01/2006     3,514,115    54.10%
       30             314     03/15/1996    04/01/2006     3,615,005    59.26%
       31             294     07/25/1996    08/01/2006     3,364,674    44.86%
       32             235     08/16/1996    09/01/2016             -        -
       33             291     04/12/1996    05/01/2006     3,323,291    65.81%
       34             293     06/19/1996    07/01/2006     3,304,941    55.08%
       35             295     08/08/1996    09/01/2006     3,135,026    57.21%
       36             228     01/08/1996    02/01/2011     1,627,204    26.04%
       37             287     12/08/1995    01/01/2006     3,066,395    57.86%
       38             293     06/26/1996    07/01/2006     2,978,612    62.05%
       39             357     10/07/1996    11/01/2006     3,127,669    62.55%
       40             222     07/17/1995    08/01/2010     1,635,087    28.94%
       41             287     12/21/1995    01/01/2006     2,734,776    59.45%
       42             357     10/07/1996    11/01/2006     2,941,604    67.62%
       43             351     04/01/1996    05/01/2006     2,850,572    66.91%
       44             352     05/01/1996    06/01/2006     2,790,981    62.02%
       45             353     06/12/1996    07/01/2006     2,778,491    68.95%

                             JP Morgan C-4 Annex A

         Loan          Occupancy      Occupancy as of     Appraised   Appraisal                     Original
        Number         Percentage           Date            Value        Date     Original LTV      Balance
          46                96.0%          9/1/96        4,275,000    12/13/1995     72.51%         3,100,000
          47                87.6%         10/1/96        4,080,000    04/08/1996     75.25%         3,070,000
          48                95.5%         6/30/96        5,750,000    02/29/1996     52.17%         3,000,000
          49                98.0%         7/31/96        4,550,000    05/10/1996     64.29%         2,925,000
          50                93.6%     1/96 - 6/96 avg.   4,650,000    05/10/1995     64.52%         3,000,000
          51                93.8%         10/31/96       3,900,000    06/07/1996     74.36%         2,900,000
          52                87.3%         5/10/96        4,000,000    01/12/1996     71.75%         2,870,000
          53                99.0%          8/1/96        4,150,000    06/07/1996     68.67%         2,850,000
          54                97.5%          9/1/96        4,640,000    08/09/1996     61.42%         2,850,000
          55                65.5%         6/30/96        4,500,000    05/10/1995     65.00%         2,925,000
          56                93.2%         8/24/96        3,900,000    07/24/1996     72.56%         2,830,000
          57                96.8%         9/28/96        3,725,000    11/02/1995     74.23%         2,765,000
          58               100.0%         6/30/96        3,830,000    02/26/1996     71.80%         2,750,000
          59                85.4%          8/1/96        4,550,000    08/01/1996     58.68%         2,670,000
          60               100.0%         7/16/96        4,100,000    10/06/1995     65.85%         2,700,000
          61                91.1%         6/30/96        4,300,000    03/06/1996     60.47%         2,600,000
          62                96.6%         9/30/96        4,525,000    05/09/1996     57.46%         2,600,000
          63                98.0%          4/1/96        4,000,000    02/16/1996     62.50%         2,500,000
          64                99.3%         9/26/96        3,500,000    02/21/1996     71.43%         2,500,000
          65                95.0%          8/1/96        3,400,000    08/01/1996     69.12%         2,350,000
          66                97.0%         10/28/96       3,235,000    12/12/1995     72.64%         2,350,000
          67               100.0%         8/26/96        3,925,000    11/04/1995     58.60%         2,300,000
          68                83.1%         11/8/96        3,100,000    02/05/1996     74.19%         2,300,000
          69                86.0%         8/15/96        3,500,000    03/11/1996     64.57%         2,260,000
          70                94.0%         6/30/96        2,975,000    11/02/1995     75.13%         2,235,000
          71               100.0%         3/25/96        6,800,000    01/25/1996     33.09%         2,250,000
          72                91.4%         10/1/96        3,175,000    01/19/1996     65.35%         2,075,000
          73                93.9%         5/31/96        3,025,000    06/13/1996     68.26%         2,065,000
          74                93.9%         9/30/96        3,100,000    03/29/1996     66.13%         2,050,000
          75                83.6%          8/1/96        3,250,000    08/01/1996     62.46%         2,030,000
          76               100.0%          2/1/96        3,000,000    05/09/1996     66.67%         2,000,000
          77                84.7%         3/29/96        4,800,000    11/01/1995     41.67%         2,000,000
          78                98.2%         8/24/96        2,610,000    07/24/1996     73.75%         1,925,000
          79                85.6%         11/1/96        2,850,000    10/06/1995     68.06%         1,939,600
          80               100.0%          9/9/96        3,015,000    04/16/1996     63.02%         1,900,000
          81                95.3%         9/30/96        2,540,000    04/09/1996     70.87%         1,800,000
          82                89.8%         11/1/96        2,540,000    08/01/1996     68.90%         1,750,000
          83               100.0%          8/1/96        2,400,000    08/01/1996     71.25%         1,710,000
          84                97.1%          6/1/96        5,000,000    04/15/1996     34.00%         1,700,000
          85                93.4%          6/1/96        3,500,000    07/15/1996     48.29%         1,690,000
          86                93.0%         8/24/96        2,250,000    07/15/1996     72.67%         1,635,000
          87                94.9%         8/25/96        2,760,000    03/04/1996     57.97%         1,600,000
          88                90.0%         8/15/96        2,100,000    07/19/1996     75.00%         1,575,000
          89                95.5%         5/13/96        2,500,000    03/27/1996     62.00%         1,550,000
          90                98.2%         10/10/96       1,891,000    08/01/1996     76.15%         1,440,000

         Loan           Current          Cut          Mortgage    Annual Debt Remaining
        Number          Balance      Off Balance   Interest Rate    Service     Term
          46            3,082,611      3,082,611       8.500%       286,036     111
          47            3,051,185      3,051,185       9.250%       315,491     113
          48            2,970,731      2,970,731       9.750%       341,466     113
          49            2,908,369      2,908,369       9.500%       327,178     116
          50            2,907,271      2,907,271       8.875%       321,013     221
          51            2,884,186      2,884,186       9.000%       292,040     114
          52            2,848,975      2,848,975       9.000%       289,019     112
          53            2,842,691      2,842,691       9.375%       284,458     115
          54            2,842,418      2,842,418       9.080%       288,881     117
          55            2,834,590      2,834,590       8.875%       312,988     221
          56            2,824,820      2,824,820       8.500%       261,123     117
          57            2,739,265      2,739,265       7.875%       240,578     107
          58            2,724,419      2,724,419       8.950%       275,806     110
          59            2,660,834      2,660,834       9.300%       275,491     116
          60            2,657,141      2,657,141       8.800%       287,357     110
          61            2,580,488      2,580,488       9.100%       282,724     235
          62            2,576,570      2,576,570       9.125%       283,228     234
          63            2,477,571      2,477,571       8.500%       241,568     111
          64            2,477,115      2,477,115       8.375%       239,046     111
          65            2,343,820      2,343,820       9.150%       239,557     117
          66            2,338,325      2,338,325       8.500%       216,834     112
          67            2,281,735      2,281,735       9.250%       236,361     291
          68            2,279,365      2,279,365       8.500%       222,243      75
          69            2,249,236      2,249,236       9.300%       224,093     111
          70            2,214,198      2,214,198       7.875%       194,464     107
          71            2,207,430      2,207,430       9.000%       273,852     174
          72            2,064,691      2,064,691       8.500%       191,460     112
          73            2,054,847      2,054,847       9.625%       218,659     114
          74            2,046,248      2,046,248       8.500%       189,153     117
          75            2,024,617      2,024,617       9.100%       206,099     117
          76            1,989,094      1,989,094       9.000%       201,407     114
          77            1,944,135      1,944,135       8.750%       239,868     170
          78            1,921,477      1,921,477       8.500%       177,619     117
          79            1,915,884      1,915,884       7.860%       177,489      73
          80            1,893,147      1,893,147       8.625%       177,336     114
          81            1,791,512      1,791,512       9.875%       194,379     114
          82            1,746,729      1,746,729       8.740%       172,508     118
          83            1,703,981      1,703,981       9.150%       174,316     116
          84            1,692,821      1,692,821       8.625%       158,669     113
          85            1,676,295      1,676,295       8.830%       203,647     177
          86            1,630,214      1,630,214       8.500%       157,986     117
          87            1,580,927      1,580,927       9.250%       175,846     172
          88            1,571,236      1,571,236       8.620%       146,935     116
          89            1,541,720      1,541,720       9.125%       157,686     114
          90            1,435,771      1,435,771       8.480%       138,910     117

      Loan        Remaining                 Maturity       Balloon     Mat Date
     Number      Am Term (3)  Orig Date       Date       Balance (4)    LTV (5)
       46             351     04/01/1996    05/01/2006     2,746,679    64.25%
       47             293     06/10/1996    07/01/2006     2,554,520    62.61%
       48             233     06/06/1996    07/01/2006     2,175,992    37.84%
       49             236     09/13/1996    10/01/2006     2,107,061    46.31%
       50             221     06/26/1995    07/01/2015         -            -
       51             294     07/24/1996    08/01/2006     2,399,439    61.52%
       52             292     05/03/1996    06/01/2006     2,374,615    59.37%
       53             355     08/09/1996    09/01/2006     2,565,505    61.82%
       54             297     11/01/1996    11/01/2006     2,362,383    50.91%
       55             221     06/26/1995    07/01/2015         -            -
       56             357     10/07/1996    11/01/2006     2,507,452    64.29%
       57             347     12/06/1995    01/01/2006     2,419,297    64.95%
       58             290     03/30/1996    04/01/2006     2,272,714    59.34%
       59             296     09/26/1996    10/01/2006     2,224,163    48.88%
       60             230     03/29/1996    04/01/2006     1,906,622    46.50%
       61             235     08/22/1996    09/01/2016         -            -
       62             234     07/05/1996    08/01/2016         -            -
       63             291     04/09/1996    05/01/2006     2,044,264    51.11%
       64             291     04/04/1996    05/01/2006     2,038,060    58.23%
       65             297     10/02/1996    11/01/2006     1,951,025    57.38%
       66             352     05/01/1996    06/01/2006     2,082,159    64.36%
       67             291     04/29/1996    05/01/2021         -            -
       68             291     04/17/1996    05/01/2003     2,045,400    65.98%
       69             351     04/05/1996    05/01/2006     2,031,792    58.05%
       70             347     12/06/1995    01/01/2006     1,955,560    65.73%
       71             173     06/20/1996    08/01/2011         -            -
       72             352     05/20/1996    06/01/2006     1,838,502    57.91%
       73             294     07/15/1996    08/01/2006     1,732,452    57.27%
       74             357     10/28/1996    11/01/2006     1,816,352    58.59%
       75             297     10/01/1996    11/01/2006     1,683,446    51.80%
       76             294     07/31/1996    08/01/2006     1,654,784    55.16%
       77             170     03/29/1996    04/01/2011         -            -
       78             357     10/07/1996    11/01/2006     1,705,598    65.35%
       79             289     02/02/1996    03/01/2003     1,706,921    59.89%
       80             354     07/01/1996    08/01/2006     1,687,466    55.97%
       81             294     07/16/1996    08/01/2006     1,518,155    59.77%
       82             298     11/04/1996    12/01/2006     1,439,205    56.66%
       83             296     09/30/1996    10/01/2006     1,419,682    59.15%
       84             353     06/20/1996    07/01/2006     1,509,838    30.20%
       85             177     10/09/1996    11/01/2011         -            -
       86             297     10/07/1996    11/01/2006     1,336,949    59.42%
       87             232     05/30/1996    06/01/2011       701,817    25.43%
       88             356     09/24/1996    10/01/2006     1,398,688    66.60%
       89             294     07/29/1996    08/01/2006     1,286,118    51.44%
       90             297     10/18/1996    11/01/2006     1,176,926    62.24%

                             JP Morgan C-4 Annex A

         Loan          Occupancy      Occupancy as of     Appraised   Appraisal                     Original
        Number         Percentage           Date            Value        Date     Original LTV      Balance
          91                98.0%         9/30/96        2,300,000    03/14/1996     60.22%         1,385,000
          92                93.3%         9/30/96        1,900,000    02/21/1996     73.03%         1,387,500
          93               100.0%         9/30/96        1,750,000    06/14/1996     77.14%         1,350,000
          94                98.0%         8/16/96        1,900,000    12/21/1995     71.05%         1,350,000
          95                96.6%          7/1/96        1,780,000    05/08/1996     75.00%         1,335,000
          96                91.0%         10/10/96       1,610,000    05/28/1996     76.40%         1,230,000
          97                89.1%          9/1/96        1,530,000    04/24/1996     78.43%         1,200,000
          98                93.9%         10/4/96        1,900,000    05/02/1996     60.53%         1,150,000
          99                91.0%          7/1/96        2,300,000    04/04/1996     50.00%         1,150,000
         100                86.0%     9/95 - 8/96 avg.   2,100,000    08/01/1996     54.76%         1,150,000
         101               100.0%         7/25/96        1,660,000    02/07/1996     66.27%         1,100,000
         102                74.0%         6/26/96        2,300,000    02/08/1996     47.39%         1,090,000
         103                94.9%          9/1/96        1,415,000    01/16/1996     74.91%         1,060,000
         104               100.0%          8/1/96        1,820,000    03/26/1996     54.95%         1,000,000
         105                97.6%         8/16/96        1,200,000    01/11/1996     62.50%           750,000
         106               100.0%         8/16/96          975,000    01/10/1996     66.67%           650,000
CROWN

         Loan           Current       Cut Off          Mortgage    Annual Debt Remaining
        Number          Balance       Balance       Interest Rate    Service     Term
          91            1,378,688      1,378,688       8.960%       139,020     115
          92            1,375,210      1,375,210       9.250%       142,588     110
          93            1,346,176      1,346,176       8.700%       132,637     117
          94            1,336,221      1,336,221       8.375%       129,085     110
          95            1,331,002      1,331,002       8.625%       124,602     115
          96            1,225,976      1,225,976       9.100%       119,826     114
          97            1,193,859      1,193,859       8.250%       113,537     115
          98            1,146,874      1,146,874       8.950%       115,337     177
          99            1,139,637      1,139,637       9.125%       125,274     234
         100            1,138,265      1,138,265       9.520%       144,270     176
         101            1,092,880      1,092,880       9.750%       117,630     112
         102            1,080,146      1,080,146       9.125%       110,889     110
         103            1,051,408      1,051,408       9.125%       107,837     111
         104              994,547        994,547       9.000%       100,704     294
         105              742,190        742,190       8.250%        70,961     110
         106              643,231        643,231       8.250%        61,499     110
CROWN

      Loan        Remaining                 Maturity       Balloon     Mat Date
     Number      Am Term (3)  Orig Date        Date      Balance  (4)   LTV (5)
       91             295     08/23/1996    09/01/2006     1,144,884    49.78%
       92             290     03/29/1996    04/01/2006     1,154,526    60.76%
       93             297     10/22/1996    11/01/2006     1,109,195    63.38%
       94             290     03/29/1996    04/01/2006     1,100,552    57.92%
       95             355     08/01/1996    09/01/2006     1,185,666    66.61%
       96             354     07/17/1996    08/01/2006     1,101,947    68.44%
       97             295     08/12/1996    09/01/2006       975,260    63.74%
       98             297     10/18/1996    11/01/2011       760,366    40.02%
       99             234     07/30/1996    08/01/2016             -        -
      100             176     10/01/1996    10/01/2011             -        -
      101             292     05/10/1996    06/01/2006       925,322    55.74%
      102             290     03/28/1996    04/01/2006       904,432    39.32%
      103             291     04/01/1996    05/01/2006       879,537    62.16%
      104             294     07/18/1996    08/01/2021             -        -
      105             290     03/29/1996    04/01/2006       609,537    50.79%
      106             290     03/29/1996    04/01/2006       528,266    54.18%
CROWN

     Loan            Occupancy   Occupancy as of     Appraised    Appraisal                     Original
    Number           Percentage        Date            Value        Date      Original LTV      Balance
      107             63.6%      2/96 - 8/96 avg.   16,500,000    01/01/1995     47.90%         7,903,000
      108             72.1%      2/96 - 8/96 avg.    9,400,000    01/01/1995     53.54%         5,033,000
      109             81.2%      2/96 - 8/96 avg.    9,000,000    01/01/1995     55.37%         4,983,000
      110             72.4%      2/96 - 8/96 avg.    8,400,000    01/01/1995     55.57%         4,668,000
      111             69.0%      2/96 - 8/96 avg.    8,100,000    01/01/1995     55.41%         4,488,000
      112             64.2%      2/96 - 8/96 avg.    8,400,000    01/01/1995     53.06%         4,457,000
      113             67.8%      2/96 - 8/96 avg.    6,900,000    01/01/1995     59.23%         4,087,000
      114             84.5%      2/96 - 8/96 avg.    6,100,000    01/01/1995     65.16%         3,975,000
      115             77.9%      2/96 - 8/96 avg.    7,200,000    01/01/1995     54.86%         3,950,000
      116             88.8%      2/96 - 8/96 avg.    7,200,000    01/01/1995     50.22%         3,616,000
      117             82.6%      2/96 - 8/96 avg.    6,000,000    01/01/1995     53.07%         3,184,000
      118             71.2%      2/96 - 8/96 avg.    5,300,000    01/01/1995     54.81%         2,905,000
      119             84.0%      2/96 - 8/96 avg.    5,000,000    01/01/1995     54.36%         2,718,000
      120             83.9%      2/96 - 8/96 avg.    4,600,000    01/01/1995     55.15%         2,537,000
      121             86.2%      2/96 - 8/96 avg.    4,100,000    01/01/1995     61.73%         2,531,000
      122             78.5%      2/96 - 8/96 avg.    5,100,000    01/01/1995     49.53%         2,526,000
      123             67.9%      2/96 - 8/96 avg.    4,200,000    01/01/1995     58.50%         2,457,000
      124             76.1%      2/96 - 8/96 avg.    5,000,000    01/01/1995     44.60%         2,230,000
      125             62.2%      2/96 - 8/96 avg.    3,600,000    01/01/1995     53.78%         1,936,000
      126             65.9%      2/96 - 8/96 avg.    4,200,000    01/01/1995     45.81%         1,924,000
      127             85.5%      2/96 - 8/96 avg.    3,300,000    01/01/1995     36.85%         1,216,000
 CROWN                                             137,600,000    01/01/1995                   75,000,000



         Loan           Current      Cut Off          Mortgage    Annual Debt Remaining
        Number          Balance      Balance       Interest Rate    Service     Term
         107            7,790,773      2,441,813
         108            4,961,529      1,555,061
         109            4,912,239      1,539,612
         110            4,601,712      1,442,286
         111            4,424,268      1,386,671
         112            4,393,708      1,377,093
         113            4,028,963      1,262,773
         114            3,918,553      1,228,168
         115            3,893,908      1,220,443
         116            3,564,651      1,117,246
         117            3,138,785        983,770
         118            2,863,747        897,566
         119            2,679,403        839,789
         120            2,500,973        783,864
         121            2,495,058        782,011
         122            2,490,129        780,466
         123            2,422,109        759,147
         124            2,198,333        689,010
         125            1,908,508        598,172
         126            1,896,678        594,464
         127            1,198,732        375,711
CROWN                  72,282,758     22,655,134       9.820%       7,884,173   99

      Loan        Remaining                 Maturity       Balloon     Mat Date
     Number      Am Term (3)  Orig Date       Date       Balance  (4)   LTV (5)

      107
      108
      109
      110
      111
      112
      113
      114
      115
      116
      117
      118
      119
      120
      121
      122
      123
      124
      125
      126
      127
CROWN             296         04/24/1995     04/30/2005    63,516,593    46.16%

        (1)
        (2)
        (3)
        (4)  Mortgage Loans Remaining

                             JP Morgan C-4 Annex A

   Loan                                                             Required       94 NOI          95 NOI                    96
  Number                  Prepayment Provisions (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months
      1     LO-45,YM1-58,0%-13                                      Quarterly             -              -          -          6
      2     LO-44,7%-24,6%-12,5%-12,4%-12,3%-12,2%-12,1%-100,0%-7   Quarterly     4,195,556      4,117,838       3.10          6
      3     LO-41,YM1-65,0%-7                                       Quarterly     1,043,701      1,350,064       1.26          8
      4     YM1-110,0%-7                                            Quarterly     1,085,858      1,323,259       1.25          8
      5     LO-44,YM1-66,0%-7                                       Quarterly             -      1,060,123       1.14          9
      6     LO-46,YM1-64,0%-7                                       Quarterly     1,142,961      1,191,707       1.50          9
      7     LO-44,YM1-66,0%-7                                       Quarterly     1,890,654      1,565,256       1.84          6
      8     LO-35,YM1-64,0%-7                                       Quarterly     1,623,858      1,566,139       1.84         12
      9     LO-37,YM1-66,0%-7                                       Quarterly       926,911      1,165,569       1.59          6
     10     LO-10,YM1-24,1%-66,0%-7                                 Quarterly       428,281        890,998       1.27          7
     11     LO-34,YM1-66,0%-7                                       Quarterly       919,152      1,073,720       1.61          7
     12     LO-74,YM1-84,0%-13                                      Quarterly       844,295        865,346       1.36          9
     13     LO-43,YM1-64,0%-7                                       Quarterly       806,275      1,059,354       1.54          6
     14     LO-21,YM1-54,0%-7                                       Quarterly       802,392      1,061,869       1.91          9
     15     LO-57,YM1-53,0%-7                                       Quarterly     1,052,047      1,142,991       1.91          8
     16     LO-81,YM1-148,0%-7                                      Quarterly     1,895,185      2,308,849       3.54          5
     17     LO-41,YM1-64,0%-7                                       Quarterly       754,572        840,541       1.41        4.7
     18     LO-45,YM1-66,0%-7                                       Quarterly       782,796        980,168       1.72          9
     19     LO-35,YM1-66,0%-7                                       Quarterly             -        716,874       1.47          6
     20     LO-34,YM1-60,0%-13                                      Quarterly       633,493        695,023       1.40          7
     21     LO-38,YM1-66,0%-7                                       Quarterly       666,313        712,790       1.40          6
     22     LO-13,YM1-54,0%-7                                       Quarterly             -        642,819       1.33          6
     23     LO-32,YM1-66,0%-7                                       Quarterly       553,889        612,773       1.40          6
     24     LO-46,YM1-64,0%-7                                       Quarterly       768,740        769,690       1.76          8
     25     LO-75,YM1-90,0%-7                                       Quarterly       611,726        565,866       1.30          6
     26     LO-41,YM1-66,0%-7                                       Quarterly       380,938        549,239       1.25          6
     27     LO-42,YM1-66,0%-7                                       Quarterly       652,295        636,473       1.48          5
     28     LO-42,YM1-64,0%-7                                       Quarterly       424,575        434,149       0.98          5
     29     LO-40,YM1-66,0%-7                                       Quarterly       596,296        714,463       1.62          6
     30     LO-37,YM1-66,0%-7                                       Quarterly       529,311        532,178       1.27          7
     31     LO-41,YM1-66,0%-7                                       Quarterly       651,020        667,527       1.66          9
     32     LO-80,YM1-148,0%-7                                      Quarterly             -        787,959       1.73          9
     33     LO-38,YM1-60,0%-13                                      Quarterly       515,703        586,940       1.47          6
     34     LO-40,YM1-66,0%-7                                       Quarterly       555,980        542,715       1.31         10
     35     LO-42,YM1-66,0%-7                                       Quarterly       339,093        357,487       0.94          5
     36     LO-35,YM1-66,0%-67                                      Quarterly       288,767        614,317       1.52          9
     37     LO-34,YM1-66,0%-7                                       Quarterly       522,080        566,862       1.56          6
     38     LO-40,YM1-66,0%-7                                       Quarterly       427,169        455,540       1.26          7
     39     LO-46,YM1-64,0%-7                                       Quarterly       542,992        562,927       1.73          6
     40     LO-29,YM2-60,1%-66,0%-7                                 Quarterly       659,109        607,720       1.46          9
     41     YM1-100,0%-7                                            Quarterly       264,797        384,182       1.21          6
     42     LO-46,YM1-64,0%-7                                       Quarterly       231,418        635,595       2.07          6
     43     YM1-38,3%-12,2%-12,1%-35,0%-14                          Quarterly             -              -          -        5.5
     44     LO-39,YM1-60,0%-13                                      Quarterly       307,975        542,704       1.87          6
     45     LO-40,YM1-60,0%-13                                      Quarterly             -        231,523       0.76          7

    Loan           96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
       1           06/30/1996   1,559,142       1.53
       2           06/30/1996   3,926,399       5.91
       3           08/31/1996   1,071,300       1.49
       4           08/01/1996     983,868       1.39
       5           09/30/1996     822,254       1.18
       6           09/01/1996     906,356       1.52
       7           06/01/1996     721,096       1.70
       8           06/01/1996   1,357,364       1.60
       9           06/20/1996     647,348       1.76
      10           07/20/1996     593,687       1.45
      11           07/31/1996     695,929       1.79
      12           09/01/1996     560,896       1.17
      13           06/30/1996     522,854       1.53
      14           09/01/1996     859,137       2.06
      15           08/01/1996     661,234       1.66
      16           05/31/1996   1,464,409       5.39
      17           09/30/1996     275,638       1.18
      18           09/01/1996     633,369       1.48
      19           06/30/1996     363,462       1.49
      20           07/31/1996     406,350       1.40
      21           06/01/1996     516,716       2.04
      22           06/30/1996     359,020       1.49
      23           06/30/1996     318,775       1.46
      24           08/31/1996     508,194       1.74
      25           06/01/1996     286,816       1.32
      26           06/01/1996     296,628       1.35
      27           05/01/1996     335,865       1.87
      28           05/31/1996     233,858       1.26
      29           06/30/1996     376,622       1.71
      30           07/01/1996     304,700       1.25
      31           09/30/1996     477,148       1.59
      32           09/01/1996     733,555       2.15
      33           10/01/1996     203,752       1.02
      34           10/31/1996     437,718       1.27
      35           05/01/1996     191,944       1.22
      36           09/30/1996     492,485       1.63
      37           06/01/1996     278,556       1.54
      38           07/31/1996     271,745       1.28
      39           06/30/1996     240,065       1.47
      40           09/30/1996     709,577       2.27
      41           06/01/1996     205,286       1.29
      42           06/30/1996     306,192       2.00
      43           09/30/1996     152,672       1.08
      44           06/30/1996     197,563       1.36
      45           07/01/1996     246,793       1.40
                                     Upfront Reserves
                 --------------------------------------------------------------------------------

 Loan            Repair &
Number          Remediation         TI/LC      P&I    Environmental  Total      Replacement
      1                 -             -         -             -        -            2,192
      2              200,000          -         -             -       200,000        -
      3              134,250          -         -             -       134,250        -
      4                 -             -         -             -        -             -
      5                 -            140,000    -             -       140,000       2,038
      6               48,750          -         -           60,000    108,750       1,723
      7               32,000          -         -             -        32,000         -
      8                 -             -         -           10,000     10,000       4,000
      9                 -            400,000    -             -       400,000       1,497
     10                8,250         277,973    -             -       286,223       4,598
     11                1,813          -         -             -         1,813       2,684
     12                 -             -         -             -        -              909
     13                 -             -         -             -        -             -
     14                 -             50,000   150,000        -       200,000       2,645
     15                 -            100,000    -             -       100,000        -
     16               31,469          -        300,000        -       331,469       6,000
     17              494,394          -         -             -       494,394       4,167
     18               22,500          50,000    -             -        72,500       2,563
     19               13,938          92,000    -             -       105,938       1,667
     20                6,000          -         -             -         6,000          -
     21                 -             -         -             -        -              968
     22                4,063          -         -             -         4,063       1,785
     23                5,000          -         -             -         5,000       3,916
     24               26,195          -         -             -        26,195         771
     25               21,475          -         -             -        21,475       5,250
     26               40,000          -         -             -        40,000       5,700
     27                 -            100,000    -             -       100,000         937
     28                 -            116,266    -             -       116,266       1,149
     29                2,750          -         -             -         2,750       1,086
     30                 -             50,000    -             -        50,000       1,062
     31                 -             -         -             -        -             -
     32                7,750          -         -             -         7,750        -
     33               37,000          -         -             -        37,000         819
     34                2,425          47,000    -           62,500    111,925         525
     35              237,500          -         -             -       237,500       2,288
     36               27,600          -         -             -        27,600       7,858
     37                4,403          -         -             -         4,403         675
     38              100,150          -         -             -       100,150       3,059
     39               30,000          -         -             -        30,000       4,104
     40                6,250          -         -             -         6,250       7,075
     41              128,124          -         -             -       128,124       3,876
     42               70,000          -         -             -        70,000       6,143
     43              223,772          -         -             -       223,772       4,239
     44                4,638          -         -             -         4,638         781
     45                 -             -         -             -        -             -

                             JP Morgan C-4 Annex A

   Loan                                                             Required       94 NOI          95 NOI                    96
  Number                  Prepayment Provisions (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months
     46     LO-38,YM1-60,0%-13                                      Quarterly      349,450        344,086        1.20          5
     47     LO-40,YM1-66,0%-7                                       Quarterly      401,751        394,422        1.25          6
     48     LO-40,1%-66,0%-7                                        Quarterly      419,730        490,168        1.44          6
     49     LO-45,YM1-64,0%-7                                       Quarterly      142,320        241,879        0.74          8
     50     LO-64,7%-12,6%-12,5%-12,4%-12,3%-12,2%-12,1%-12,0%-73   Quarterly      465,094        641,395        2.00          6
     51     LO-41,YM1-66,0%-7                                       Quarterly      400,450        356,450        1.22          6
     52     LO-39,YM1-66,0%-7                                       Quarterly      444,975        445,643        1.54          6
     53     LO-44,YM1-64,0%-7                                       Quarterly      426,879        440,688        1.55          6
     54     LO-45,YM1-65,0%-7                                       Quarterly      342,357        379,607        1.31          8
     55     LO-64,7%-12,6%-12,5%-12,4%-12,3%-12,2%-12,1%-12,0%-73   Quarterly      525,655        649,694        2.08          6
     56     LO-46,YM1-64,0%-7                                       Quarterly      434,333        453,244        1.74          6
     57     LO-34,YM1-60,0%-13                                      Quarterly      343,813        330,359        1.37          6
     58     LO-39,YM1-64,0%-7                                       Quarterly      463,907        450,300        1.63          6
     59     LO-45,YM1-64,0%-7                                       Quarterly      339,898        369,194        1.34          6
     60     LO-39,5%-12,4%-12,3%-12,2%-12,1%-16,0%-7                Quarterly         -           568,646        1.98          6
     61     LO-79,YM1-149,0%-7                                      Quarterly      578,836        559,234        1.98          6
     62     LO-79,YM1-148,0%-7                                      Quarterly      415,871        390,859        1.38          6
     63     LO-38,YM1-60,0%-13                                      Quarterly         -              -           -             5
     64     LO-38,YM1-66,0%-7                                       Quarterly      254,466        387,536        1.62          6
     65     LO-46,YM1-64,0%-7                                       Quarterly         -           275,963        1.15          6
     66     LO-39,YM1-60,0%-13                                      Quarterly      284,656        355,816        1.64          9
     67     LO-74,YM1-204,0%-13                                     Quarterly      441,895        452,369        1.91          6
     68     LO-14,YM1-54,0%-7                                       Quarterly      300,286        308,440        1.39        5.4
     69     LO-38,YM1-66,0%-7                                       Quarterly      333,135        401,768        1.79          7
     70     LO-34,YM1-60,0%-13                                      Quarterly      277,894        266,966        1.37          6
     71     LO-42,YM1-125,0%-7                                      Quarterly                                    -
     72     LO-39,YM1-66,0%-7                                       Quarterly      304,278        279,414        1.46          9
     73     LO-43,YM1-64,0%-7                                       Quarterly      295,899        302,956        1.39          6
     74     LO-44,YM1-66,0%-7                                       Quarterly      266,286        283,496        1.50          5
     75     LO-46,YM1-64,0%-7                                       Quarterly      170,175        210,866        1.02          6
     76     LO-41,YM1-66,0%-7                                       Quarterly      220,943        277,271        1.38          9
     77     LO-73,YM1-84,0%-13                                      Quarterly      373,097        364,831        1.52          6
     78     LO-46,YM1-64,0%-7                                       Quarterly      338,550        292,120        1.64          6
     79     YM1-66,0%-7                                             Quarterly      210,570        247,252        1.39          6
     80     LO-41,YM1-60,0%-13                                      Quarterly      303,705        281,725        1.59          6
     81     LO-43,YM1-64,0%-7                                       Quarterly      222,410        277,794        1.43          6
     82     LO-45,YM1-66,0%-7                                       Quarterly      236,402        259,973        1.51          9
     83     LO-45,YM1-64,0%-7                                       Quarterly      216,253        229,663        1.32          6
     84     LO-40,YM1-60,0%-13                                      Quarterly      266,764        438,948        2.77          6
     85     LO-81,YM1-89,0%-7                                       Quarterly      307,560        383,589        1.88          7
     86     LO-46,YM1-64,0%-7                                       Quarterly      257,428        271,300        1.72          6
     87     LO-75,YM1-90,0%-7                                       Quarterly      246,155        293,367        1.67          6
     88     LO-43,YM1-60,0%-13                                      Quarterly         -              -           -            12
     89     LO-43,YM1-64,0%-7                                       Quarterly      124,106        171,965        1.09          9
     90     LO-44,YM1-60,0%-13                                      Quarterly      209,613        200,976        1.45          9

    Loan           96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
     46           09/01/1996     174,291       1.46
     47           06/30/1996     206,914       1.31
     48           06/01/1996     371,192       2.17
     49           08/31/1996     303,018       1.39
     50           06/01/1996     406,482       2.53
     51           06/30/1996     190,752       1.31
     52           06/30/1996     237,159       1.64
     53           06/30/1996     197,297       1.39
     54           08/31/1996     305,257       1.59
     55           06/01/1996     328,938       2.10
     56           06/01/1996     202,324       1.55
     57           06/30/1996     153,702       1.28
     58           06/01/1996     195,564       1.42
     59           06/30/1996     253,006       1.84
     60           06/30/1996     265,000       1.84
     61           06/30/1996     307,453       2.17
     62           06/30/1996     147,954       1.04
     63           06/30/1996     149,943       1.49
     64           06/30/1996     205,114       1.72
     65           06/30/1996     166,401       1.39
     66           09/30/1996     170,690       1.05
     67           06/30/1996     207,254       1.75
     68           09/30/1996     114,103       1.14
     69           07/31/1996     224,668       1.72
     70           06/30/1996     124,229       1.28
     71                          751,266       2.74
     72           09/30/1996     188,670       1.31
     73           06/30/1996     159,083       1.46
     74           05/01/1996     123,100       1.56
     75           06/30/1996     109,148       1.06
     76           09/01/1996     204,881       1.36
     77           06/30/1996     138,858       1.16
     78           06/30/1996     123,140       1.39
     79           06/01/1996     128,556       1.45
     80           06/30/1996     162,558       1.83
     81           06/30/1996     135,192       1.39
     82           09/01/1996     194,685       1.50
     83           06/30/1996     149,976       1.72
     84           06/30/1996     163,756       2.06
     85           07/01/1996     247,521       2.08
     86           06/30/1996     126,817       1.61
     87           06/30/1996     172,749       1.96
     88           07/31/1996     246,602       1.68
     89           09/30/1996     140,355       1.19
     90           09/30/1996     143,379       1.38

                                     Upfront Reserves
                 --------------------------------------------------------------------------------
 Loan              Repair &
Number            Remediation       TI/LC      P&I    Environmental  Total      Replacement
     46               38,532          -         -             -        38,532        -
     47              308,375          -         -             -       308,375       2,988
     48               60,650          -         -             -        60,650       6,583
     49               75,375          -         -             -        75,375       5,382
     50               57,500          -         -             -        57,500       5,667
     51              171,570          -         -             -       171,570       3,300
     52                 -             -         -             -        -              495
     53                 -             -         -             -        -            1,002
     54                 -             -         -             -        -            5,146
     55               51,000          -         -             -        51,000       9,544
     56               30,000          -         -             -        30,000       2,760
     57                 -             -         -            9,255      9,255        -
     58               43,500          -         -             -        43,500       1,442
     59                 -            20,000     -             -        20,000       1,408
     60               39,600          -         -             -        39,600        -
     61               37,431          -        70,681         -       108,112       2,063
     62               50,124         25,000     -             -        75,124       5,658
     63                 -             -         -             -        -             -
     64               10,213          -         -             -        10,213       6,083
     65                 -            250,000    -            7,400    257,400       1,044
     66               20,988          -         -             -        20,988        -
     67               25,000          -         -             -        25,000       2,084
     68              110,313          -         -             -       110,313        -
     69                8,900          -         -             -         8,900       2,522
     70                 -             -         -            8,475      8,475        -
     71                4,063          -         -           13,500     17,563         413
     72               50,000          -         -             -        50,000       1,458
     73                 -             -         -             -         -             407
     74               58,500          -         -             -        58,500        -
     75                 -            60,200     -             -        60,200         992
     76               12,500          -         -             -        12,500        -
     77               60,000          -         -             -        60,000        -
     78               25,000          -         -             -        25,000       3,401
     79               36,184          -         -             -        36,184       1,745
     80                 -             -         -             -         -            -
     81                 -             -         -             -         -           1,507
     82               24,750          -         -             -        24,750        -
     83                 -            12,000     -             -        12,000         539
     84                 -             -         -             -         -            -
     85               18,030          -         -             -        18,030        -
     86               35,000          -         -             -        35,000       2,092
     87                 -             -         -             -         -             792
     88               30,000          -         -             -        30,000       1,685
     89                7,188          -         -             -         7,188       1,119
     90                5,840          -         -            2,080      7,920       1,190

                             JP Morgan C-4 Annex A


   Loan                                                             Required       94 NOI          95 NOI                    96
  Number                  Prepayment Provisions (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months
     91     LO-44,YM1-22,0%-49                                      Quarterly      147,552        208,521        1.50          9
     92     LO-37,YM1-66,0%-7                                       Quarterly      220,531        259,964        1.82          6
     93     LO-46,YM1-64,0%-7                                       Quarterly         -           221,959        1.67          5
     94     LO-37,YM1-66,0%-7                                       Quarterly      133,232        197,165        1.53          6
     95     LO-42,YM1-60,0%-13                                      Quarterly         -           206,230        1.66          6
     96     LO-41,YM1-60,0%-13                                      Quarterly         -              -           -           2.4
     97     LO-42,YM1-60,0%-13                                      Quarterly      184,992        198,903        1.75          6
     98     LO-82,YM1-88,0%-7                                       Quarterly      159,327        186,653        1.62          7
     99     LO-77,YM1-150,0%-7                                      Quarterly      115,942        174,952        1.40          6
    100     LO-80,YM1-89,0%-7                                       Quarterly         -              -           -            12
    101     LO-39,YM1-66,0%-7                                       Quarterly      203,440        194,010        1.65          6
    102     LO-39,YM1-64,0%-7                                       Quarterly      195,625        209,292        1.89          6
    103     LO-38,YM1-60,0%-13                                      Quarterly         -           114,871        1.07          9
    104     LO-77,YM1-204,0%-13                                     Quarterly      150,519        158,891        1.58          9
    105     LO-37,YM1-66,0%-7                                       Quarterly       91,953        119,147        1.68          6
    106     LO-37,YM1-66,0%-7                                       Quarterly       65,672        105,462        1.71          6

    Loan           96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
     91           09/01/1996     195,993       1.88
     92           09/30/1996     142,626       2.00
     93           05/01/1996     106,381       1.92
     94           06/30/1996      95,106       1.47
     95           06/01/1996     113,157       1.82
     96           09/01/1996      50,562       2.11
     97           06/30/1996     103,669       1.83
     98           07/31/1996      84,229       1.25
     99           06/01/1996      87,442       1.40
    100           06/30/1996     274,237       1.90
    101           06/01/1996      97,640       1.66
    102           06/25/1996     109,191       1.97
    103           09/30/1996      21,493       0.27
    104           09/01/1996     119,875       1.59
    105           06/30/1996      59,450       1.68
    106           06/30/1996      56,166       1.83

                                     Upfront Reserves
                 --------------------------------------------------------------------------------
 Loan            Repair &
Number          Remediation         TI/LC      P&I    Environmental  Total      Replacement
     91               89,154          -         -             -        89,154       1,504
     92                7,450         150,000    -             -       157,450         476
     93               24,375          -         -             -        24,375         972
     94               35,538          -         -           10,500     46,038        -
     95               43,965          -         -             -        43,965         367
     96                1,663          -         -             -         1,663        -
     97                 -             -         -             -        -             -
     98                4,848          -         -             -         4,848       2,167
     99               50,000          -         -             -        50,000       1,688
    100               10,719          -         -             -        10,719        -
    101               33,225           9,000    -             -        42,225         267
    102                3,785          10,252    -             -        14,037       1,172
    103               77,738          -         -             -        77,738       1,380
    104                 -             -         -             -        -             -
    105               12,075          -         -           10,500     22,575        -
    106               21,750          -         -            9,000     30,750        -
CROWN

   Loan                                                             Required       94 NOI          95 NOI                    96
  Number                  Prepayment Provisions (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months
    107
    108
    109
    110
    111
    112
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125
    126
    127
CROWN      LO-27,3%-24,2%-24,1%-24                                 Monthly       12,762,101    13,857,021       1.76          7


    Loan           96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
    107
    108
    109
    110
    111
    112
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125
    126
    127
CROWN             08/01/1996    10,484,945      2.28

                                     Upfront Reserves
                 --------------------------------------------------------------------------------

 Loan            Repair &
Number          Remediation         TI/LC      P&I    Environmental  Total      Replacement
    107
    108
    109
    110
    111
    112
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125
    126
    127
CROWN            869,515          -        -              -          869,515    352,411

        (1)
        (2)
        (3)
        (4)

                             JP Morgan C-4 Annex A

   Loan                                                             Required       94 NOI          95 NOI                    96
  Number                  Prepayment Provisions (6)                 Stmt Freq      (7)(8)          (7)(8)      95 DSCR     Months

  (5)

  (6)

  (7)

  (8)

  (9)

 (10)

 (11)

 (12)

 (13)

 (14)

 (15)

 (16)

    Loan           96 End                        96
   Number           Date        96 NOI (7)(8)   DSCR
  (5)

  (6)

  (7)

  (8)

  (9)

 (10)

 (11)

 (12)

 (13)

 (14)

 (15)

 (16)

                                     Upfront Reserves
                 --------------------------------------------------------------------------------

 Loan            Repair &
Number          Remediation         TI/LC      P&I    Environmental   Total      Replacement
  (5)

  (6)

  (7)

  (8)

  (9)

 (10)

 (11)

 (12)

 (13)

 (14)

 (15)

 (16)

                             JP Morgan C-4 Annex A

                                                               Ongoing Reserves
                       -----------------------------------------------------------------------------------------------
 Loan
Number                         Taxes                    Insurance                  TI/LC     Originator      Servicers

     1                 1/12 of annual taxes                                        4,583         M               B
     2                 1/12 of annual taxes        1/12 of annual amount            -            A               A
     3                 1/12 of annual taxes                                         -            J               B
     4                 1/12 of annual taxes                                         -            B               B
     5                 1/12 of annual taxes        1/12 of annual amount            -            A               A
     6                 1/12 of annual taxes                                        3,890         M               B
     7                 1/12 of annual taxes                                         -            J               B
     8                 1/12 of annual taxes        1/12 of annual amount            -            A               A
     9                 1/12 of annual taxes        1/12 of annual amount            -            B               B
    10                 1/12 of annual taxes        1/12 of annual amount           6,500         B               B
    11                 1/12 of annual taxes        1/12 of annual amount           8,677         A               A
    12                 1/12 of annual taxes                                         -            H               B
    13                 1/12 of annual taxes        1/12 of annual amount           8,333         A               A
    14                 1/12 of annual taxes        1/12 of annual amount           6,596         B               B
    15                 1/12 of annual taxes                                         -            J               B
    16                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    17                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    18                 1/12 of annual taxes        1/12 of annual amount           8,333         B               B
    19                 1/12 of annual taxes        1/12 of annual amount           1,542         B               B
    20                 1/12 of annual taxes                                         -            H               G
    21                 1/12 of annual taxes        1/12 of annual amount           5,717         A               A
    22                 1/12 of annual taxes        1/12 of annual amount           5,833         B               B
    23                 1/12 of annual taxes        1/12 of annual amount            -            B               B
    24                 1/12 of annual taxes                                        2,367         M               B
    25                 1/12 of annual taxes        1/12 of annual amount            -            B               B
    26                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    27                 1/12 of annual taxes        1/12 of annual amount           4,300         B               B
    28                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    29                 1/12 of annual taxes        1/12 of annual amount            -           MB               B
    30                 1/12 of annual taxes        1/12 of annual amount           3,405         B               B
    31                 1/12 of annual taxes                                         -            J               B
    32                 1/12 of annual taxes        1/12 of annual amount            -            B               B
    33                 1/12 of annual taxes                                         -            H               B
    34                 1/12 of annual taxes        1/12 of annual amount           2,227         B               B
    35                 1/12 of annual taxes                                         -            J               B
    36                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    37                 1/12 of annual taxes        1/12 of annual amount           2,782         A               A
    38                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    39                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    40                 1/12 of annual taxes        1/12 of annual amount            -            U               B
    41                 1/12 of annual taxes        1/12 of annual amount            -           HC               G
    42                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    43                 1/12 of annual taxes                                         -            H               B
    44                 1/12 of annual taxes                                         -            H               B
    45                 1/12 of annual taxes                                         -            H               B

                             JP Morgan C-4 Annex A

                                                               Ongoing Reserves
                       -----------------------------------------------------------------------------------------------
 Loan
Number                         Taxes                    Insurance                  TI/LC     Originator      Servicers
    46                 1/12 of annual taxes                                         -            H               B
    47                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    48                 1/12 of annual taxes        1/12 of annual amount            -            B               B
    49                 1/12 of annual taxes        1/12 of annual amount            -           HC               B
    50                 1/12 of annual taxes                                         -            A               A
    51                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    52                 1/12 of annual taxes                                        3,500         N               B
    53                 1/12 of annual taxes                                        2,042         B               B
    54                 1/12 of annual taxes        1/12 of annual amount            -            M               B
    55                 1/12 of annual taxes                                         -            A               A
    56                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    57                 1/12 of annual taxes                                         -            H               G
    58                 1/12 of annual taxes        1/12 of annual amount           3,350         A               A
    59                 1/12 of annual taxes                                        4,626         M               B
    60                 1/12 of annual taxes                                         -            A               A
    61                 1/12 of annual taxes                                         -            J               B
    62                 1/12 of annual taxes        1/12 of annual amount           2,800         A               A
    63                 1/12 of annual taxes                                         -            H               B
    64                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    65                 1/12 of annual taxes                                        4,248         M               B
    66                 1/12 of annual taxes                                         -            H               B
    67                 1/12 of annual taxes                                        3,208         H               B
    68                 1/12 of annual taxes        1/12 of annual amount            -            J               B
    69                 1/12 of annual taxes        1/12 of annual amount           2,634         A               A
    70                 1/12 of annual taxes                                         -            H               G
    71                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    72                 1/12 of annual taxes                                         -            H               B
    73                 1/12 of annual taxes        1/12 of annual amount           1,671         A               A
    74                 1/12 of annual taxes                                         -            J               B
    75                 1/12 of annual taxes                                        3,975         M               B
    76                 1/12 of annual taxes                                         -            J               B
    77                 1/12 of annual taxes                                        2,333         H               B
    78                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    79                 1/12 of annual taxes        1/12 of annual amount            -           HC               G
    80                 1/12 of annual taxes                                         -            H               B
    81                 1/12 of annual taxes        1/12 of annual amount            -            A               A
    82                 1/12 of annual taxes                                        1,250         J               B
    83                 1/12 of annual taxes                                        1,674         M               B
    84                 1/12 of annual taxes                                         -            H               B
    85                 1/12 of annual taxes                                         -            J               B
    86                 1/12 of annual taxes        1/12 of annual amount            -            N               B
    87                 1/12 of annual taxes        1/12 of annual amount            -            B               B
    88                 1/12 of annual taxes                                         -            H               B
    89                 1/12 of annual taxes                                         -            A               A
    90                 1/12 of annual taxes                                         -            H               B

                             JP Morgan C-4 Annex A

                                                   Ongoing Reserves
                       --------------------------------------------------------------------
 Loan
Number                         Taxes                    Insurance                  TI/LC     Originator      Servicers
     91                1/12 of annual taxes        1/12 of annual amount            -            A               A
     92                1/12 of annual taxes        1/12 of annual amount           3,750         B               B
     93                1/12 of annual taxes        1/12 of annual amount            -            B               B
     94                1/12 of annual taxes        1/12 of annual amount            -           MB               B
     95                1/12 of annual taxes                                         -            H               B
     96                1/12 of annual taxes                                         -            H               B
     97                1/12 of annual taxes                                         -            H               B
     98                1/12 of annual taxes        1/12 of annual amount            -            B               B
     99                1/12 of annual taxes        1/12 of annual amount            -            A               A
    100                1/12 of annual taxes                                         -            J               B
    101                1/12 of annual taxes        1/12 of annual amount            -            N               B
    102                1/12 of annual taxes        1/12 of annual amount           2,563         A               A
    103                1/12 of annual taxes                                         -            H               B
    104                1/12 of annual taxes                                         -            H               B
    105                1/12 of annual taxes        1/12 of annual amount            -           MB               B
    106                1/12 of annual taxes        1/12 of annual amount            -           MB               B

CROWN
    107
    108
    109
    110
    111
    112
    113
    114
    115
    116
    117
    118
    119
    120
    121
    122
    123
    124
    125
    126
    127
CROWN                  1/12 of annual taxes                                         -            A               B

        (1)
        (2)
        (3)
        (4)

                             JP Morgan C-4 Annex A

                                                               Ongoing Reserves
                       -----------------------------------------------------------------------------------------------
 Loan
Number                         Taxes                    Insurance                  TI/LC     Originator    Servicers

        (5)

        (6)

        (7)

        (8)

        (9)

       (10)

       (11)

       (12)

       (13)

       (14)

       (15)
       (16)

 (1) The Renovation Date is the date on which the Mortgaged Property most recently underwent some degree of capital improvement.

 (2) Number of units/square feet represents the number of units for multifamily, nursing home, hotel, mobile home park, cooperative / vacation homes, and self storage properties and square feet for all other properties.

 (3) Number of months required to fully amortize the Cut-off Date Balance using current payment amount and mortgage interest rate.

 (4) Balloon Balance is the principal balance of a Mortgage Loan on the related Maturity Date assuming all scheduled payments due prior thereto are made and there are no principal prepayments. See the table entitled "B Amortization Term" in "Description of the Mortgage PooluCertain Characteristics of the Mortgage Loans."

 (5) The Maturity Date LTV Ratio is a fraction, expressed as a percentage, the numerator of which is the Balloon Balance and the denominator of which is the appraised value of the related Mortgage Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan.

 (6) Key: LO = Lock-out Period, 0% = No Prepayment Premium, YM1 = greater of 1% or Yield Maintenance, YM2 = greater of 1% or Yield Maintenance calculated based on a discount rate equal to 50 basis points over the U.S. Treasury rate specified therein; Example: LO-45, YM1-12, 3%-12, 2%-12, 1%-12, 0%-3;
     Means that as of the Cut-off Date, a Mortgage Loan has a 45-month Lock-out Period followed by a 12 month period where Prepayment Premium is calculated based on Yield Maintenance, followed by three 12 month periods where the Prepayment Premium is 3%, 2%, 1%, respectively, of amount prepaid followed by a 3 month period where there is no Prepayment Premium. See the table entitled "Prepayment Lock-out/Prepayment Premium Analysis Percentage of Mortgage Loans by Outstanding Principal Balance as of the Date Indicated Assuming No Prepayments" in "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans."

 (7) Net operating Income for a Mortgaged Property equals the operating revenues for such Mortgaged Property minus its operating expenses and replacement reserves, but without giving effect to debt service, depreciation, non-recurring capital expenditures, tenant improvements, leasing commission and similar items.

 (8) 94 NOI column; 95 NOI column; 96 NOI column; Loan Number 42-95 NOI column; Loan Number 93-95 NOI column
     Net operating Income represents in the case of 1994 and 1995 NOI, operating income based on a 12 month fiscal operating statement, except for loan numbers 42 and 93 for which 1995 NOI is annualized based on a 8 month and 10 month operating statement, respectively; in the case of 1996 NOI, operating income is based on the number of months specified in the "96 Months" column.

 (9) Loan Number 71-columns 94 NOI, 95 NOI, 95 DSCR, 96 NOI, and 96 DSCR Property is owned by a cooperative corporation. 1994 NOI and 1995 NOI are $258,423 and $293,629, respectively, resulting in a 1995 DSCR of 1.07x, 1996 NOI and 1996 DSCR set forth herein are based on the appraisal obtained in connection with the origination of the related note. The partial year (6 months) 1996 NOI and 1996 DSCR reported by the Mortgagor were $134,422 and 0.98x, respectively.

(10) Loan Number 15-Upfront Reserve TI/LC column
     Upfront TI/LC Reserve is in the form of a Letter of Credit.

(11) Loan Number 60-Ongoing Monthly Reserves Replacement column
     A monthly replacement reserve of $1,657 is collected when the upfront replacement reserve balance falls below the initial amount.

(12) Loan Number 5-Ongoing Monthly Reserves TI/LC column
     A monthly TI/LC reserve of $4,743 is collected when the upfront TI/LC reserve balance falls below the initial amount.

(13) Loan Number 62-Ongoing Monthly Reserves TI/LC column
     The TI/LC monthly reserve will increase to $6,134 commencing July 1, 1997.

(14) Loan Number 63-columns 94 NOI and 95 NOI
     This property underwent substantial renovation throughout part of 1994 and 1995 due to an earthquake in 1994. 1994 NOI reported by the Mortgagor was $(14,550); no operating statement for 1995 was obtained.

(15) Except for the Cut-off Balance, all amounts and terms were calculated based on a 100% participation interest in the Crown Hotel Notes.

(16) Crown Total-Ongoing Monthly Reserves Replacement column
     Represents average monthly amount. See "Description of the Mortgage Pool-- The Crown Participation--Reserves."

   * = 1/12 of Annual Amount.

  ** = 1/12 of Annual Taxes.

Key for Originator and Servicer: A: AMRESCO Capital Corporation B: BOMCC H: Home Savings of America, FSB HC: Hanover Capital Mortgage Corporation J: John Hancock Real Estate Finance, Inc. M: MGT MB: Midlantic Bank N: Norwest Bank Minnesota U:
First Union